================================================================================





                                APPRAISAL REPORT
                                 SHILO INN HOTEL

                                   LOCATED AT
                             10830 SW GREENBURG ROAD
                           TIGARD (WASHINGTON SQUARE)
                                OREGON 97223-1409


                                      AS OF

                                DECEMBER 1, 1996


                                  Prepared for:
                                     KEYCORP
                           REAL ESTATE CAPITAL MARKETS
                          700 FIFTH AVENUE, 52nd FLOOR
                            SEATTLE, WASHINGTON 98104


                                  Prepared by:
                       JAMES RATKOVICH & ASSOCIATES, INC.
                             1224 EAST GREEN STREET
                           PASADENA, CALIFORNIA 91106

================================================================================

                       JAMES RATKOVICH & ASSOCIATES, INC.
                             1224 EAST GREEN STREET
                           PASADENA, CALIFORNIA 91106
                            TELEPHONE: (818) 795-5087

December 9, 1996

Mr. David Thatcher
Senior Vice President
KeyCorp
Real Estate Capital Markets
700 Fifth Avenue, 52nd Floor
Seattle, Washington  98104

Re:      Appraisal Report of Shilo Inn
         10830 SW Greenburg Road
         Tigard/Washington Square, OR   97223-1409

Dear Mr. Thatcher:

In conjunction with the above captioned appraisal report, we have conducted the required investigation, gathered the necessary data, and made certain analyses that were used in forming the opinion of the market value of the above referenced property.

The function of this Report is for the exclusive use of KeyCorp and Merrill Lynch Mortgage Capital Inc. to evaluate the collateral to secure a proposed loan. This Report is intended to comply with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP), as promulgated by the Appraisal Standards Board of the Appraisal Foundation.

The purpose of this Report is to express our opinion of the market value of the Property subject to the definitions of value, the assumptions and limiting conditions and the certification contained in the attached Report. The Report:

      o May be relied upon by Merrill Lynch Mortgage Capital Inc. in determining whether to make a loan(s) evidenced by a note ("Property Note") secured by the Property;

      o May be relied upon by any purchaser in determining whether to purchase the Property Notes for these transactions from Merrill Lynch Mortgage Capital Inc.;

      o May be relied upon by any Rating Agency in rating securities issued by Merrill Lynch Mortgage Capital Inc. and representing an interest in the Property Notes;

Mr. David Thatcher
December 9, 1996
Page -2-

      o May be included with and referred to in materials offering the Property Notes or an interest in the Property Notes for sale.

The subject property is a four-story motel which contains 77 rooms and is located at 10830 SW Greenburg Road in the City of Tigard, Washington County, Oregon 97223-1409. It is situated one lot south of the intersection of Greenburg Road and SW Shady Lane, one-half block south of Highway 217. The subject site is leased under a long term ground lease which commenced in January 1984 and was assigned to Mark Hemstreet in November 1984. The site is comprised of one assessor parcel that is irregular shape. It has approximately 294 square feet of frontage on the east side of Greenburg Road. Calculations reveal a total site area of 51,836 SF (1.19 acres). The site has been improved with a four-story, good quality, Class D building structure which encompass 29,952 SF of improved building area. The leasehold is owned and operated by the Shilo Inn Hotel Group (Mark S. Hemstreet).

The subject property and comparables were last inspected November 7, 1996. Based on the investigation and analysis outlined in the report and subject to the assumptions and limiting conditions as set forth within the context of this report, the estimated market value of the Leasehold Estate, as a going concern with existing furniture, fixture and equipment, As Is, as of December 1, 1996 was:

                                   $5,200,000
                                   ==========

                    FIVE MILLION TWO HUNDRED THOUSAND DOLLARS

The report that follows sets forth the identification of the property, the assumptions and limiting conditions, pertinent facts regarding the area and the subject property, comparable data and the reasoning leading to the conclusions set forth.

Sincerely,


/s/ M. Hammad
M. Hammad, MAI
Certified General Appraiser
CA No. AG002849
OR No. TNR0341


                                                                         Page ii

10830 SW Greenburg Road, Tigard, OR


                                TABLE OF CONTENTS


ASSUMPTIONS AND LIMITING CONDITIONS                               V


SALIENT FACTS AND CONCLUSIONS                                   VII


SUBJECT PHOTOGRAPHS                                               8


IDENTIFICATION OF THE PROPERTY                                   16


PURPOSE OF THE APPRAISAL                                         16


FUNCTION OF THE APPRAISAL                                        16


DATE OF VALUATION                                                16


HISTORY AND OWNERSHIP                                            16


SCOPE OF THE ASSIGNMENT                                          17


MARKETING AND EXPOSURE PERIODS                                   17


AMERICAN DISABILITIES ACT COMPLIANCE                             17


PROPERTY RIGHTS APPRAISED                                        18


HAZARDOUS MATERIAL STATEMENT                                     18


COMPETENCY PROVISION                                             18


DEFINITIONS                                                      19


REGIONAL OVERVIEW                                                21


AREA DESCRIPTION                                                 25


HOTEL INDUSTRY OVERVIEW                                          28


SITE DESCRIPTION                                                 35


PLAT MAP                                                         39


----------                                                                   iii

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR

IMPROVEMENT DESCRIPTION                                          40


HIGHEST AND BEST USE ANALYSIS                                    46


VALUATION                                                        48


COST APPROACH                                                    51


DIRECT COMPARISON APPROACH                                       68


INCOME APPROACH                                                  82


RECONCILIATION AND FINAL VALUE CONCLUSIONS                      102


CERTIFICATIONS                                                  104


APPRAISER'S QUALIFICATIONS


ADDENDA

Subject's Historical Operating Data
Ground Lease
Restaurant Lease
Smith Travel Research Hotel Operating Statistics
PKF Industry Standards

----------                                                                    iv
James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                        Assumptions & Limiting Conditions

The analysis of the property is predicated upon the following assumptions and conditions:

The date of value to which the opinions expressed in this report apply is set forth in the letter of transmittal. The Appraiser assumes no responsibility for economic or physical factors occurring at some later date which may affect the opinions herein stated.

No opinion is intended to be expressed for legal matters or that would require specialized investigation or knowledge beyond that ordinarily employed by real estate appraisers, although such matters may be discussed in the report.

No opinion as to title is rendered. Data on ownership and the legal description were obtained from sources generally considered reliable. Title is assumed to be marketable and free and clear of all liens and encumbrances, easements, and restrictions except those specifically discussed in the report.

The property is appraised assuming it to be under responsible ownership and competent management and available for its highest and best use.

No engineering survey has been made by the Appraiser. Except as specifically stated, data relative to size and area were taken from sources considered reliable, and no encroachment of real property improvements is assumed to exist.

Maps, plats, and exhibits included herein are for illustration only, as an aid in visualizing matters discussed within the report. They should not be considered as surveys or relied upon for any other purpose.

No opinion is expressed as to the value of subsurface oil, gas, or mineral rights and the property is not subject to surface entry for the exploration or removal of such material except as expressly stated.

Testimony or attendance in court or at any other hearing is not required by reason of rendering this appraisal unless such arrangements are made and compensation is agreed in advance.

No soil studies covering the subject property were available to the Appraiser, therefore, assumptions as to soil qualities employed in this report are not conclusive but have been considered consistent with information available to the Appraiser.

Earthquakes are not common in the area. No responsibility is assumed due to their possible effects on individual properties unless detailed geological reports are made available.

The property has been personally inspected by the appraisers so designated in the Certification and have found no obvious evidence of structural deficiencies except as stated in the report; however, no responsibility for hidden defects or conformity to specific governmental requirements such as fire, building and safety, earthquake, or occupancy codes can be assumed without provision of specific professional or governmental inspections.

No consideration has been given in this appraisal to personal property located on the premises unless specifically addressed within this report. Only real property items have been considered unless specifically mentioned.



----------                                                                     v

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR

The rental areas herein discussed have been calculated in accord with standards developed by the American Standards Association as included in Real Estate Terminology.

This report is based, in part, upon information assembled from a wide range of sources. An impractical and uneconomic expenditure of time would be required in attempting to furnish unimpeachable verification in all instances, particularly as to market related information, therefore, the incorporated data cannot be guaranteed.

The dollar amount of any value opinion herein rendered is based upon the purchasing power of the United States dollar existing at the date of value.

The Appraiser reserves the right to make such adjustments to the valuation herein reported as may be required by consideration of additional or more reliable data that may become available.

In the event this report is placed in the hands of a third party, such party must be made cognizant of any and all limiting conditions resulting from the basis of our employment and discussions related thereto as well as those set forth herein.

When improvements are labeled proposed or when development type properties are concerned, the property has been appraised subject to certain assumptions as to the quality and nature of the completed buildings, tenant improvements, land improvements or infrastructure. The basis for these assumptions were provided by the client, his representative, or government officials. Any deviation from these specifications will render the conclusions, which are based on those assumptions, useless and void.

Hazardous substances, if present within a facility, can introduce an actual or potential liability that will adversely affect the marketability and value of the facility. Such liability may be in the form of immediate recognition of existing hazardous conditions requiring correction and the future obligation that can stem from the release of currently non-hazardous contaminants, such as asbestos fibers or toxic vapors from urea formaldehyde foam insulation, through aging or building renovations. In the development of our opinion of value, no consideration has been given to such liability or its impact on value. The Appraiser is not qualified to make an investigation to determine the possible presence of toxic materials requiring either immediate or future correction. There are experts in this special field who can conduct such investigations and provide guidance regarding the impact of toxic materials that may be present in the subject property.

Disclosure of the contents of this appraisal report is governed by the bylaws and regulations of the Appraisal Institute. Neither all nor any part of the contents of this report (especially any conclusions as to value, the identity of the appraisers or the firm with which they are connected, or any reference to the Appraisal Institute or the MAI, SRPA, RM, SRA, or SREA designations) shall be disseminated to the public through advertising media, public relations media, news media, sales media, or any other public means of communication without the prior written consent and approval of the undersigned.

Moreover, except for the fee paid us in its connection, we do not assume any responsibility or liability for direct, indirect, incidental or consequential damages whatsoever resulting from errors due to human fallibility or to computer hardware or software.



----------                                                  vi

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                    SUMMARY OF SALIENT FACTS AND CONCLUSIONS

LOCATION:                                            Shilo Inn
                                                     10830 SW Greenburg Road
                                                     Tigard/Washington Square, Oregon 97223-1409

ASSESSOR'S PARCEL NO.:                               15135BD-01300

PROPERTY RIGHTS APPRAISED:                           Leasehold Estate

OWNER OF RECORD:                                     Mark S. Hemstreet

PROPERTY TYPE:                                       77 Unit Motel

ZONING:                                              CG, General Commercial, City of Tigard, OR

SITE AREA:                                           1.19 acres;  (51,836 square feet)

IMPROVEMENTS:                                        The subject improvements consist of one, four-story,
                                                     good quality, Class D, double wall constructed
                                                     motel building with 77 rooms encompassing 29,952
                                                     square feet gross. The improvement was constructed
                                                     in 1984. Effective age is estimated at 10 years, with
                                                     a 40 year remaining economic life.

HIGHEST AND BEST USE:                                As Vacant:        Commercial development
                                                     As Improved:      Existing Use

VALUE CONCLUSIONS:

     Land Value:                                     $335,000  (Fee Simple)
     F, F & E:                                       $192,500 ($2,500 per room)

     Cost Approach:                                  Not Applicable
     Direct Sales Comparison:                        $4,410,000
     Income Capitalization Approach:                 $5,200,000

     Final Value Estimate (Leasehold)                $5,200,000

ESTIMATED MARKETING TIME:                            Twelve Months

LAST DATE OF INSPECTION:                             November 7, 1996

DATE OF VALUE:                                       December 1, 1996



----------                                                  vii

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                               SUBJECT PHOTOGRAPHS
--------------------------------------------------------------------------------



                               [GRAPHIC OMITTED]



--------------------------------------------------------------------------------
         SUBJECT PROPERTY - LOOKING SOUTHEAST FROM ACROSS GREENBURG ROAD


--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]



--------------------------------------------------------------------------------
SUBJECT PROPERTY - LOOKING SOUTH FROM NEAR DRIVEWAY ENTRANCE FROM GREENBURG ROAD


----------                                                            8

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR



--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]




--------------------------------------------------------------------------------
     SUBJECT PROPERTY - LOOKING NORTHWEST FROM NEAR SOUTHEAST CORNER OF SITE

--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]




--------------------------------------------------------------------------------
     SUBJECT PROPERTY - LOOKING SOUTHWEST FROM NEAR NORTHEAST CORNER OF SITE

----------                                                            9

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR



--------------------------------------------------------------------------------



                               [GRAPHIC OMITTED]





--------------------------------------------------------------------------------
     SUBJECT PROPERTY - LOOKING NORTHEAST FROM NEAR SOUTHWEST CORNER OF SITE

--------------------------------------------------------------------------------



                               [GRAPHIC OMITTED]




--------------------------------------------------------------------------------
                    SUBJECT PROPERTY LOBBY/REGISTRATION DESK


----------                                                            10

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR



--------------------------------------------------------------------------------



                               [GRAPHIC OMITTED]






--------------------------------------------------------------------------------
                           BREAKFAST ROOM/GUEST LOUNGE

--------------------------------------------------------------------------------



                               [GRAPHIC OMITTED]





--------------------------------------------------------------------------------
                          SAUNA - STEAM ROOM - SPA ROOM


----------                                                            11

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR



--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]



--------------------------------------------------------------------------------
                                DOUBLE QUEEN ROOM

--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]




--------------------------------------------------------------------------------
                                SINGLE KING ROOM


----------                                                            12

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR



--------------------------------------------------------------------------------



                               [GRAPHIC OMITTED]




--------------------------------------------------------------------------------
                              MINI-SUITE KING ROOM

--------------------------------------------------------------------------------



                               [GRAPHIC OMITTED]




--------------------------------------------------------------------------------
                                    KING ROOM
--------------------------------------------------------------------------------

----------                                                            13
James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
                                  GUEST LAUNDRY

--------------------------------------------------------------------------------



                               [GRAPHIC OMITTED]





--------------------------------------------------------------------------------
                               MOTEL LAUNDRY ROOM


----------                                                       14

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR



--------------------------------------------------------------------------------



                               [GRAPHIC OMITTED]






--------------------------------------------------------------------------------

       STREET SCENE LOOKING SOUTH ON GREENBURG ROAD - SUBJECT TO THE LEFT

--------------------------------------------------------------------------------



                               [GRAPHIC OMITTED]






--------------------------------------------------------------------------------
       STREET SCENE LOOKING NORTH ON GREENBURG ROAD - SUBJECT TO THE RIGHT


----------                                                       15

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                         IDENTIFICATION OF THE PROPERTY

The subject property is a Shilo Inn motel located at 10830 SW Greenburg Road, Tigard, OR Tigard, Washington County, Oregon 97223-1409. The subject is situated on an irregular shaped site located on the east side of SW Greenburg Road.

Legal Description

The property is identified for tax purposes as Assessor's Parcel Number 15135BD-01300. A full legal description of the property is included in the Addenda to this report.

                            PURPOSE OF THE APPRAISAL

The purpose of the appraisal is to express our opinion of the market value, "As-Is" of the Leasehold Estate in the ground lease, of the going concern, in the subject property, as of the stated appraisal date.

                            FUNCTION OF THE APPRAISAL

The function of this Report is for the exclusive use of KeyCorp and Merrill Lynch Mortgage Capital Inc. to evaluate the collateral for a proposed loan for its underwriting purposes. This appraisal is intended to comply with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP), as promulgated by the Appraisal Standards Board of the Appraisal.

      o May be relied upon by KeyCorp and Merrill Lynch Mortgage Capital Inc. in determining whether to make a loan(s) evidenced by a note ("Property Note") secured by the Property;

      o May be relied upon by any purchaser in determining whether to purchase the Property Notes for these transactions from Merrill Lynch Mortgage Capital Inc.;

      o May be relied upon by any Rating Agency in rating securities issued by Merrill Lynch Mortgage Capital Inc. and representing an interest in the Property Notes;

      o May be included with and referred to in materials offering the Property Notes or an interest in the Property Notes for sale.

                                DATE OF VALUATION

The date of valuation is December 1, 1996. The subject and the comparables were last inspected on November 7, 1996.

                              HISTORY AND OWNERSHIP

According to title information furnished by First American Title Insurance Company of Oregon, dated October 1, 1996, the apparent owner of the subject property is G.V. Miller, C.G. Potter, J.E. Boatwright and Robert M. Schaefer, dba West Coast Service Company. The property has been in this ownership since November 19, 1971. The property owner leased the land to William Brenner and Chi Tsung Pon, et al, on January 31, 1984 for a period of 30 years The lease was assigned to Mark Hemstreet on November 13, 1984. The indicated price for the leasehold improvement and the lease assignment was $850,000. There are no sales or listing pending on the subject property as of the appraisal date.


----------                                                            16

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                             SCOPE OF THE ASSIGNMENT

This appraisal has been made in accordance with the accepted techniques, standards, methods and procedures as stated in the Uniform Standards of Professional Appraisal Practice of the Appraisal Institute.

The value set forth herein was estimated after application and analysis by the Direct Sales Comparison Approach to value and an Income Approach analysis using capitalization and discounting methods.

The appraiser researched the market for sales of vacant land similar to the subject's land. This was used in valuation of the leased fee interest in the land to arrive at the leasehold interest in the land which was added to the estimated depreciated cost to build the improvements to arrive at a reasonable Cost Approach to value. The subject market area was surveyed to obtain an indication of overall market rents, typical expenses and occupancy levels, in order to analyze the subject income stream for the Income Approach to value. Additionally, sales of improved properties similar to the subject property were analyzed to determine both the demand for and to estimate market value of the subject property. The ground lease was accounted for in all approaches by deducting the leased fee estate in the Sales Comparison Approach and by deducting the ground rent obligation in the Income Approach. The three approaches were correlated to arrive at a final value. This is a complete appraisal/self contained report. All the data gathered was verified and adjusted according to superiority or inferiority relative to the subject property in order to obtain a value indication for the subject property.

                         MARKETING AND EXPOSURE PERIODS

According to Korpacz Real Estate Investor Survey, First Quarter 1996, the average marketing time for national investment property is 9.89 months as compared to 11.01 months a year prior. According to CB Commercial Investor Survey, First Quarter 1996, the marketing time for hotels ranges between 6-18 months and averages 8.4 months. Sales used in our market approach analysis indicate a range between 1 and 12 months marketing time. Hotel and motel brokers indicate that properties similar to the subject are expected to have marketing periods of approximately 9 to 12 months. This appraisal is based on a 12 month marketing period. Exposure period is a retrospective indication of market time and for the subject property is estimated to be the same as the marketing period.

                      AMERICAN DISABILITIES ACT COMPLIANCE

The subject property is appraised without a specific compliance survey having been constructed to determine if the property is or is not in conformance with the requirements of the Americans with Disabilities Act (ADA). The presence of architectural and communications barriers that are structural in nature that would restrict access by disabled individuals may adversely affect the property's value, marketability or utility.



----------                                                            17

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                            PROPERTY RIGHTS APPRAISED

The rights in realty are typically identified with respect to properties such as the subject are the Fee Simple, Leased Fee, and Leasehold Estate. These are defined as follows:(1)

Fee Simple Estate: An absolute fee; a fee without limitations to any particular class of heirs or restrictions, but subject to the limitations of eminent domain, escheat, police power and taxation. An inheritable estate.

Leased Fee Estate: A property held in fee with the right of use and occupancy conveyed by lease to others. A property consisting of the right to receive rentals over a period of time, plus the right of ultimate repossession at the termination of the lease.

Leasehold Estate: A property held under tenure of lease. The right of use and occupancy of real property by virtue of a lease agreement. The right of a lessee to use and enjoy real estate for a stated term and upon certain conditions, such as the payment of rent.

The property rights appraised within the context of this report are described as the Leasehold Estate.

                          HAZARDOUS MATERIAL STATEMENT

In this appraisal assignment, unless otherwise stated, the existence of potentially hazardous material used in the construction or maintenance of the building, such as the presence of toxic waste, which may or may not be present on the property, was not observed by the appraiser; nor do we have any knowledge of the existence of such materials on or in the property. The appraiser is not qualified to detect such substances. The presence of potentially hazardous insulation may have an effect on the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for engineering or scientific knowledge required to discover such materials. The client is urged to retain an expert in this field, if so desired.

                              COMPETENCY PROVISION

We attest that the writer of this report has attained a level of competency necessary to complete the assignment in a diligent manner, utilizing all the commonly recognized analysis techniques considered normal for a prudent evaluation effort. The reader is referred to the appraisers' qualifications in the addenda for further confirmation of the appraisers' training and background.



----------
(1) Real Estate Terminology; American Institute of Real Estate Appraisers; Burl
N. Boyce, Ph.D.; Ballinger Company; 1975.

----------                                                            18

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


Definitions

"(2) 'Market value'(2) means:

    (i) The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

         A.   buyer and seller are typically motivated;

         B. both parties are well informed or well advised, and each acting in what he considers his own best interest;

         C.   a reasonable time is allowed for exposure in the open market;

         D. payment is made in terms of cash in US dollars or in terms of financial arrangements comparable thereto; and

         E. the price represents a normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

(ii) Adjustments to the comparables must be made for special or creative financing or sales concessions. No adjustments are necessary for those costs that are normally paid by sellers as a result of tradition or law in a market area; these cost are readily identifiable since the seller pays these costs in virtually all sales transactions. Special or creative financing adjustments can be made to the comparable property by comparisons to financing terms offered by a third party institution lender that is not already involved in the property or transaction. Any adjustment should not be calculated on a mechanical dollar for dollar cost of the financing or concession, but the dollar amount of any adjustment should approximate the market's reaction to the financing or concessions based on the appraiser's judgment."

Going Concern Value

According to the Dictionary of Real Estate Appraisal, Third Edition, going concern value is defined as: the value created by a proven operation; considered as a separate entity to be valued with a specific business establishment.


----------
(2) This definition of market value is predicated on the Uniform Standards of Professional Appraisal Practice (USPAP) and fully complies with those requirements mandated by the Office of Thrift Supervision (OTS), Office of the Comptroller of Currency (OCC), Federal Deposit Insurance Corporation (FDIC), National Credit Union Administration (NCUA), Federal Home Loan Bank Board (FHLBB), and the Resolution Trust Corporation (RTC).

----------                                                            19

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                                  Regional Map


                               [GRAPHIC OMITTED]


----------                                                            20

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                                REGIONAL OVERVIEW

The subject property is located in the greater Portland Metropolitan area in the northwest portion of the State of Oregon at the northern end of the Willamette Valley. The metropolitan area is comprised of Multnomah, Washington, Clackamas, and Yamhill Counties in Oregon, and Clark County in Washington. Portland is the largest city in the State of Oregon. Situated on the Willamette and Columbia Rivers, about 80 miles east of the mouth of the Columbia River, the city enjoys commanding views of the Cascade Mountains. The breathtaking and snowcapped Mt. Hood rises majestically to the east of the city and is only one of many beautiful peaks that can be viewed from Portland. It is the largest population center between Seattle and San Francisco. The city is 110 water miles from the Pacific Ocean, 180 highway miles south of Seattle, and 650 highway miles north of San Francisco.

Portland has a temperate climate with mild temperatures averaging 38 degrees in the winter and 66 degrees in the summer. Portland's precipitation is primarily rain, the majority of which falls between October and May.
Snowfalls are seldom more than a few inches and severe storms are rare.

TRANSPORTATION

Salem, the capital city of Oregon, is located approximately 50 miles south of Portland. Seattle, Washington is located 177 miles north. Due to its central location and proximity to primary transportation centers, Portland has become one of the major distribution centers in the Pacific Northwest. It is the only metropolitan city in the region which provides water travel, highway, and rail service to all four compass points. The area is accessed by Interstate Highway 5, a north/south freeway connecting Seattle to the north and San Francisco, Los Angeles, San Diego to the south. Interstate 84, an east/west freeway travels along the Columbia River to Idaho. The area is also serviced by US Highways 30, 26, 99E , 99W and Interstate 205.

Local mass transit is provided by Tri-Met County Metropolitan District. This system serves the tri-county area with 600 buses and a light rail system which connects the east side of Multnomah County with downtown Portland.

The Portland International Airport is located just off the Interstate 205 approximately 6 miles from Portland and 25 miles from the subject property. The airport has recently undergone a $17.5 million dollar expansion and is being considered by the FAA as an expansion airport due to crowding at other major airports. Air traffic is expected to increase dramatically over the next five years. The airport should continue to boost the regional economy. Two smaller airports are located in the cities of Hillsboro and Troutdale. Burlington-Northern, Southern Pacific and the Union Pacific railroads serve Portland. There are also several buslines available, such as Greyhound and Trailways Lines.


----------                                                            21

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR

POPULATION STATISTICS
In 1983 the federal government classified Portland as a "Level A" Consolidated Metropolitan Statistical Area (CMSA). This designation encompasses the areas of Multnomah, Washington, Clackamas, and Yamhill Counties in Oregon and Clark County, Washington. Included within this designation is the Portland Primary Statistical Area (PMSA), i.e., the four Oregon counties and the Vancouver PMSA, i.e., Clark County.

The PMSA's most recent population estimates indicate a total population of approximately 1.2 million. Thirty-six percent of the PMSA population reside in the City of Portland. Between 1979 and 1989, the Portland PMSA increased approximately 12%.

The Center for Population Research at Portland State University, showed that the three fastest growing cities in the PMSA are in Washington County. These are Durham, Sherwood and Cornelius, all experiencing double-digit growth over the past year. Gresham, Hillsboro and Oregon City added the largest number of residents for the same period. Oregon City increased 8.2% over the past year, reaching a population of 18,980. The total population for the Greater Portland Metropolitan area is approaching over 1.4 million people.

The State of Oregon labor statistics, September 1996, indicate a seasonally adjusted state unemployment rate for July, 1996, of 5.3%. This compares with a national seasonally adjusted unemployment rate of 5.4 percent. The Portland area showed an unemployment rate 4.1% for the same period. Although slightly higher than its level a year ago, the unemployment rate for the Portland metro area remains well below the statewide and national rates.

The PMSA is generally considered to have a diversified economy, not tied to any one industry or employer. The non-manufacturing sector employs about 80% of all non-farm wage and salary workers. There is relatively rapid growth expected in most of the non-manufacturing industries. A large number of the expected job openings in non-manufacturing sectors will be in the trade and service industries, which together account for about half of all wage and salary employment in the PMSA.

There are approximately 38,000 business establishments (14,000 of which are in the services sector) in the Portland Metropolitan Statistical Area. There are more than 275 banking offices in the area. Metal working, lumber, furniture and timber products, electronics, and chemicals are five of the leading industries in the area. More than 1,000 businesses in these five fields claim Portland as their headquarters. Several of these companies are among the largest US Corporations and some, (Tektronix, Willamette Industries and Omark Industries for example) are listed in Fortune 1000. The top ten employers are Tektronix (10,624 employees), Fred Meyer, Inc. (6,689), HealthLink (4,300), Kaiser Permanente (4,253) and James River Corporation (4,200). The other five, each with approximately 3,000 employees are US Bancorp, Northwest Bell, Intel, PGE, and First Interstate Bank.


----------                                                            22

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR

Portland has become a leader in attracting new businesses. The city ranked first among US cities in the growth of electronics and information technology companies from 1982 to 1984. The area has been able to entice global firms such as NEC, Epson, and Fujitsu to relocate in Portland. Governmental agencies have been actively pursuing plans (land use planning, selective lower tax rates) to recruit new businesses.

EDUCATION

Portland has a good primary and secondary education system. Additionally there are numerous private colleges, four community colleges and eleven vocational schools in the area. Portland is home to Portland State University, the University of Oregon Medical School, Lewis and Clark College, University of Portland and Reed College. The two largest schools in Oregon, the University of Oregon and Oregon State University are located 120 miles and 90 miles south of Portland, respectively.

TOURISM AND TRAVEL

Tourism is one of the fastest growing industries in the Pacific Northwest. While it is difficult to track the number of visitors to the Portland area due to the variety of entry modes, statistics compiled by the Portland Oregon Visitors Association indicate significant growth in visitor inquiries every year. In the longterm, tourism in the Pacific Northwest should benefit from national trends toward increased vacation time and personal income, and from a surge in visitors traveling to and from Asia. Popular tourist attractions in or near the Portland area include the Oregon Coast, Columbia Gorge, Mount Hood, Washington Park Zoo, the Portland Performing Arts Center, numerous gardens, the Yamhill Historic District, Riverplace, and a variety of shopping experiences including the Yamhill Marketplace, the Galleria, Pioneer Place and numerous regional shopping malls. The new Rose Garden Arena is a state-of-the-art facility that is host for the NBA Portland Trailblazers and hosts a variety of conventions, concerts, and sporting events.

Portland is home to the Trailblazers, an NBA basketball team, as well as professional baseball and hockey teams. There is horse and dog racing in the immediate area. An excellent system of parks and recreational areas along with nineteen golf courses and six private country clubs are found throughout the city. Other civic activities include a symphony and opera company, many museums, including the Oregon Museum of Science and Industry (OMSI), the coliseum and the civic stadium.

The retail market in Portland is well represented by several regional shopping malls, a vital downtown area, and miscellaneous neighborhood retail centers. Among the more prominent are the Clackamas Town Center with nearly 1,250,000 square feet, the Vancouver mall in Washington, the Washington Square regional shopping center with 1,200,000 square feet, the Lloyd Center Shopping mall centered around an ice skating rink, the Clackamas Promenade and Jantzen Beach shopping center. Downtown Portland has over 1,250,000 square feet of space and is home to major chains such as Meier & Frank, Nordstrom's, and Saks Fifth Avenue.

----------                                                            23

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR

Portland's location across the border from Washington and its lack of a sales tax enhances its position in the retail market. Many shoppers are drawn to the area from nearby Washington, which has helped to establish Portland as the retail capital of the Pacific Northwest. Although the Portland area ranks 41st in population, it is in 23rd position in retail sales.

Between 1985 and 1990, the number of events and delegates attending conventions, trade shows or events in Portland increased from 392 events and 241,000 visitors, to 420 events and 317,000 visitors. This equates to an average annual growth in delegates to conventions of 5.6 percent. The completion in 1990 of the Oregon Convention Center has greatly enhanced the convention market in Portland. The convention facility features 150,000 square feet of contiguous exhibit space, a 25,000 square foot ballroom, and 28 rooms totaling approximately 30,000 square feet of meeting space.

The Portland International Airport region continues to show vigorous growth and expansion of hotel/motel industries and restaurants. Many major hotel chains have recently built, or are in the process of building, new facilities. Some of these include, Embassy Suites, Fairfield Inn, Courtyard by Marriot, Holiday Inn Express, Hampton Inn, and Comfort Suites.

The Pacific Northwest is highly regarded by national and international visitors for it's excellent outdoor recreation. The Oregon Coast is approximately 60 miles west of Portland. Mr. Hood, with top-rated skiing facilities, is just east of the city. Other skiing facilities are within easy access of Portland and include Mt. Bachelor in Bend, and Hoodoo at the Santiam Pass. The Cascade Mountains, the Coastal Range, the high desert area of Bend, the Columbia Gorge all offer scenic vacationing and a full range of recreational activities. All of these areas are within a few hours of Portland.

SUMMARY

The Portland Metropolitan Statistical Area is a well-located, major metropolitan area. It has a diverse economic base and is considered to be the primary transportation hub of the Pacific Northwest. The area enjoys a year-around mild climate and is viewed as an attractive place to live. The predicted pattern of growth will likely remain similar to past growth rates. A steady but reasonable growth in population is foreseen.

The economic base of the PMSA is solid and will likely continue to out-perform the national economy. The construction industry is very active with employment higher than last year. Oregon continues to ride high compared to the national trend in new home construction. The last 3 years have shown continual and steady growth. Non-residential projects are even stronger than residential. The state is expected to operate in 1995 at comparable levels due to the in-migration of population. The current lower interest rates for mortgages continues to make housing affordable and the economy remains strong despite the downturn in other sections of the nation.

----------                                                            24

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR

Active construction levels, a diverse employment base, increasing personal income levels and continued in-migration of population will all be a factor in a continuing positive trend for the state economy. Property values should continue to rise with a decline in vacancy rates expected. Tourism is expected to continue to be a strong factor in the economy. Tourism increased for the state by nearly 20% for the past three years and the future predictions are for continued, but more moderate growth. The Portland International Airport expansion and the completion of the Oregon Convention Center in 1990 and the Rose Garden in 1995, have positively impacted the area.

Barring any unusual adverse economic conditions, the property under appraisement is located in an area that will outperform national trends for the next several years. The strong economy of the PMSA and excellent quality of life will continue to draw people to the state both as tourists and residents.

Neighborhood Description

The Appraisal Institute defines a neighborhood as "a group of complementary land uses"(2). A Neighborhood may be more specifically defined as "a portion of a larger community, or an entire community, in which there is a homogeneous grouping of inhabitants, buildings or business enterprises."(3) "...neighborhood boundaries may consist of well defined natural or manmade barriers or they may be more or less well defined by a distinct change in land use..."(3)

The subject neighborhood is located in the city of Tigard, on the east side of Greenburg Road, one lot south of the intersection with SW Shady Lane. It is located approximately 15 miles southwest of downtown Portland. Access to Tigard from north/southbound Interstate 5 is via Highway 217, a northwest/southeast state highway. Greenburg Road is approximately 2 miles northwest of the I-5 & Highway 217 interchange. Greenburg Road is the major exit off of Highway 217 to enter the regional Washington Square Shopping Mall to the east and the subject property to the west of the highway. The surrounding neighborhood is dedicated primarily to commercial uses. These include several restaurants, gas stations, and convenience stores.

The Washington Square Shopping mall is a regional shopping mall used by all of the Portland area as well as Vancouver, Washington to the north, and the cities of the Willamette Valley to the south. The Mall contains major retail chains such as Nordstroms, Meier and Frank, Sears and all the accompanying smaller chains typical of a regional mall. It is east of the subject within walking distance.

----------
(3) The Appraisal of Real Estate; 10th Edition, The Appraisal Institute; 1992


----------                                                            25

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR

The subject neighborhood is well located in terms of access to local shopping, restaurants and other support facilities. The neighborhood is approximately 90% built-up. It has been developed over the past 15-20 years with various commercial uses, some light industrial uses, as well as residential uses in the interior areas. Highway 217 provides regional access to the neighborhood, linking with Interstate 5 and Highway 26 (Sunset Highway) to the northwest.

This transportation artery has provided transient linkage, as well as access to developing shopping areas, offices, and support facilities within the neighborhood. This corridor is the site of destination shopping facilities, meeting facilities and other consumer draws. These include Washington Square, Lincoln Center, Greenwood Inn and Convention Center, Beaverton Towne Square as well as other major retailers and office developments. This is considered to be a positive factor which will tend to stabilize and strengthen the neighborhood. It is estimated that the growth of this neighborhood will also result in the development of various required commercial service facilities, such as overnight accommodations, restaurants and similar uses.

There are no adverse influences noted. The subject property is located within a prime residential/commercial district of the Beaverton/Tigard area. This neighborhood can be expected to provide a stable environment for most types of real estate investment.



----------                                                            26

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR



                                Neighborhood Map



                               [GRAPHIC OMITTED]





----------                                                            27

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                             Hotel Industry Overview

Shilo Inns Company is in the competitive limited-service hotel market. According to Trends in the Hotel Industry, 1996, this segment of the lodging industry saw a proliferation of new properties in the mid-1980s. It was seen as a favorable segment with guest rooms that are frequently superior to full-service hotel rooms at one-half to two-thirds the rate. For hotel managers the properties are simple to operate and for ownership and lenders, they provide higher profit margins and lower risk. The limited service hotel segment appears to have matured and is lagging the industry as a whole but have still achieved in 1995 an aggregate occupancy of 70 percent and average room rates increased 5.9 percent and 41.8 percent average operating profit. Its market demand is reported at 51.4 percent tourist and 45.8 percent business with the balance allocated to conventions and conferences.

Shilo Inns typically provides an example of a good limited service hotel property. Their hotels typically have clean and modern properties with good access, exposure and on-site parking. The interiors typically contain a comfortable lobby with check-in counter, one or more meeting rooms, fitness center, swimming pool, spa, as well as satellite TV, airport shuttle service and free daily newspapers. Major competitors to the Shilo Inn chain in its market place include Holiday Inn Express, Comfort Suites, Phoenix Inns, Radisson, Ramada and some Best Western franchises. The Residence Inns and Marriott Courtyards cater to a higher priced market sector and are above the subject segment.

The national limited-service hotel market is experiencing steady growth after several years of sluggish economic conditions. Overall, market conditions are continuing to improve, occupancies are higher, concessions are decreasing, and revenues are beginning to rise. Gross Domestic Product, often an indicator of travel patterns, is projected to grow at 2.5 percent to 3.0 percent in 1996. Hotel occupancy for the nation is expected to rise to 71.2 percent, while the average daily rate is anticipated to grow to $88.10. In general, modest but stable growth and little inflation are likely to characterize the regional economy in 1996 and 1997. The following table shows a summary of the US Lodging Industry's 1995 Regional Performance:


**TABLE HEADS NOT LEGIBLE ON FAX**
             ------------------ --------------------------------- -------------------------------------

             ------------------ --------------------------------- -------------------------------------
                                    1995         1994   Variance      1995        1994      Variance
                                    ----         ----   --------      ----        ----      --------
                New England         74.3%t     72.0%     3.2%       $131.90    $125.23       5.3%
                Mid Atlantic
               North Central        69.6%      68.6%t    1.3%         82.59      79.41       4.0%
               South Atlantic       70.1%      68.2%t    2.8%         80.51      77.88       3.4%
               South Central        68.7%      67.7%t    1.5%         68.39      65.61       4.2%
             Mountain/ Pacific      71.4%      70.1%     1.7%         87.69      83.70       4.8%
                 Nationwide         70.6%      69.2%     2.0%       $ 85.92    $ 82.21       4.5%
             ------------------- ------------ -------- ------------ ---------- ----------- ------------

Note: Average property size = 210 rooms                  Source: PKF Consulting


----------                                                            28

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR

Investors are seeking limited-service hotels with upside potential in many regions of the country, including the Mountain and Pacific Regions, which encompasses the states west of the Continental Divide. 1996 and 1997 are forecast to have an annual average demand growth rate of 3.6 percent to 3.8 percent and RevPAR (room revenue per available room) growth of 5.2 percent to
7.3 percent according to the April 1995 issue of Coopers & Lybrand's Hospitality Directions. Further, this region outstripped the rest of the country in Rooms Demand with a 3.7 percent average percent change and a modest supply increase of only 1.6 percent as shown in the table below.

                    ----------------------------- ------------------------ -----------------------
                                                       Rooms Demand             Rooms Supplied
                                                      Average percent           Average percent
                                                          Change                   Change
                    ----------------------------- ------------------------ -----------------------
                    New England                            2.5%                     1.2%
                    South/Middle Atlantic                  3.1%                     1.4%
                    East South/North Central               3.4%                     1.6%
                    WestSouth/North Central                3.2%                     1.3%
                    Mountain                               3.7%                     1.6%
                    Pacific                                2.8%                     2.8%
                    ----------------------------- ------------------------ -----------------------


Investors cite improving operating results, a limited new full-service supply, and the relative scarcity of new development financing as influencing factors underlying the strong interest in this segment. In fact, many investors have stated that full-service hotels are considered the best hotel investment opportunity for 1996. In late 1995, investors were purchasing limited-service hotels at 70 percent of replacement cost; however, the inventory of quality full-service hotels is dwindling and competition is increasing. One of the more desirable acquisition targets is re-flagging a property in a major hotel chain that commands immediate brand name recognition and offers strong reservation and marketing systems.

New construction activity is expected to surge as investors target secondary and tertiary locations where an aging room supply exists and many operators are unwilling or unable to invest in room modernization. New construction between 1995 and 1997 is expected to be 40 percent higher than 1990 to 1993. Supply growth will edge up approximately 1.5 percent in 1996 and 1997, but is still below the 2.4 percent average growth rate that prevailed in the 1970s.

Renovation costs are a significant consideration in hotel investors' determination of price/value and return requirements. The majority of market participants anticipate that soft goods refurbishment be completed every five to seven years and a total refurbishment be completed every 10 years. In factoring these costs into price/value, investors typically attempt to discount them from the price/value; however, they are not always successful. An investor who intends to purchase a property, upgrade and reposition it will forecast higher renovation and property improvement costs than one who is not seeking to "reflag" the property. Thus, the first investor of an older property has less room for negotiation.



----------                                                       29

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR

Investors continue to base pricing on historical 12-months cash flow and are less willing to pay for any upside potential. Nearly 58 percent of participants in a recent Coopers & Lybrand's poll reported that they capitalize their prior 12 months income.

Investors also prefer fee simple purchases to ground leases; however, in high density locations such as the central business district or airport areas, ground leases are generally in-place. Almost all investors look at the potential of buying out the lease or renegotiating the terms. Leases tend to be calculated on either a fixed payment or a percentage of revenue basis, with investors shying away from percentage payments.

The following table shows a summary of major hotel transactions. The survey was conducted by Hospitality Associates and covers the years 1991 to 1995. There is a clear trend showing both increased activity and prices paid since 1992 when, many believe, the market bottomed out for hotel sales.

                  --------- --------------------------- -------------------- --------------------------------
                    Year           Number of                Number of          Average Price Per Room
                                                              Rooms
                  --------- --------------------------- -------------------- --------------------------------
                    1995               107                    38,135                     $83,000
                    1994                83                    30,452                      76,000
                    1993                40                    15,825                      74,000
                    1992                41                    17,219                      63,000
                    1991                52                    15,806                      87,000
                  --------- -------------------------- --------------------- --------------------------------

While financing has been constrained in past years, debt financing sources have begun to ease credit terms and Wall Street firms and institutional money sources are targeting hotel investments. Lenders who are active in hotel debt financing include insurance companies, banking institutions, and finance/credit companies such as Finova Capital Corporation, Heller Financial, and GE Capital Corporation. Publicly traded companies such as Host Marriott, Prime Motor Inns, and Felcor Suite Hotels are aggressively pursuing acquisitions. Many lenders are offering secondary financing above 80 percent loan to value ratios. REITs are becoming aggressive in purchasing hotels. This is especially true of Patriot American Hospitality, Inc., the largest REIT, which filed an initial public offering (IPO) with the SEC in late September 1995 and raised more than $350 million.

As a result of increased financing availability, investors have benefited by more favorable long-term financing. For instance, the first quarter 1995, American Council of Life Insurance Companies` (ACLI) average interest rate was
9.41 percent. Typically loans are indexed to the prime rate, treasury rate or LIBOR. The range of loan amortization is from 15 to 25 years with 20 years being average. A typical loan-to-value ratio is 50 percent to 75 percent with the average reported at 63 percent. Debt-coverage-ratios have ranged between 1.25 percent to 1.50 percent with 1.40 percent being average.



----------                                                            30

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR

Full-service hotels are considered most vulnerable to new competition, particularly from newly built, limited-service chain hotels. In addition, they suffer from operating deficiencies, including high property operation and maintenance costs, utility expenses, and upgrading, which erode profitability. Because it is likely that new construction funds will increase the competitive supply of both limited and full service hotel rooms by late 1996 and 1997, owners of older properties are advised to reinvest in the physical plant to cement guest loyalty. Owners are now beginning to realize that historical reserve funding levels, typically between 3 percent to 4 percent of total revenues, are insufficient to fund necessary capital improvements over the life of a property. Actual capital expenditures for well-maintained properties often exceed 7 percent of total revenue.

Job growth, the most important indicator of sustained demand for real estate, continues to substantially trail general economic growth. In fact, many are calling our current economy a "jobless recovery." No immediate acceleration is anticipated, due to factors such as improved productivity in many industries and overall caution on the part of employers.

As stated, it is likely that additional sources of capital will provide opportunities. Further, many market participants believe that rising inflation with have a positive net effect on earnings as room revenue is expected to out-strip increases in operating costs. Trade agreements such as GATT should have a positive effect on the hotel industry, and the advent of low-cost airlines will promote more travel and higher occupancies.

New ideas, especially new ideas in technology, continue to be one of the industries in which the US is remaining competitive in global markets. As the US achieves a higher level of technology, the hospitality industry has the opportunity to implement this technology in areas where guests need it most: checking into the hotel, and communications. Adopting new technology is an opportunity for hotels to remain competitive and maintain and expand their customer base. For instance, AT&T's telecommunication package, "Guest Works," improves call-processing, accounting and provides specialized voice messaging through a server.

Selling expenses typically range from 2.5 percent to 5.0 percent of the total purchase price. According to a national hotel/motel brokerage firm located in Southern California, the marketing period for limited-service hotels ranges from
3.0 to 12.0 months with an average of 9.0 months. An average 90-day closing period is typical (from the time a hotel is put under contract to closing).

The early 1990s have been cruel to the hospitality industry, but Shilo Inns has gone against the grain.(4) Big national chains have been fighting to keep troubled properties. Many retreated from hotel ownership to seek a relatively safe haven as hotel management companies. Small independent operators, seeking security in numbers, flocked to join national franchises.

----------
(4) "Portland Business Journal,"  May 31, 1993, Vol. 10, No. 14,  p. 13.


----------                                                            31

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR

The Shilo Inn capitalized on its regional identity and superior reputation to make gains in its market areas. Mr. Mark Hemstreet, the owner and head of this privately held company was quoted saying, "I'll take consistent management and a good product any day over a good location. If guests are greeted with friendly service and nice clean rooms, they'll come back to Shilo again and again." With 46 hotels and motels, Shilo has become a formidable chain in the West, owned by just one person making it the 102nd largest lodging company in the world. The company has about 2,000 employees in nine Western states. Shilo's "affordable excellence" promotion strategy appears to have been successful in retaining its core customer base. Shilo's size enables the company to not only get economies of scale enabling its successful advertising and referral network, but also it eliminates the need to associate with a costly franchise.

Mr. Hemstreet's willingness to invest in what may be considered secondary locations goes against the trend of national operators. This provided Shilo Inns with a competitive advantage, bringing them to maturing markets ahead of the competition and providing a regional network of lodging facilities to service their loyal guest base. They appeal to business travelers and tourists alike. Further, Shilo Inns has continued to invest in renovation and upgrade of older properties and has superior maintenance and replacements programs. Shilo Inns has an effective company credo: to deliver consistently high standards from friendly, efficient, and dedicated employees; and to provide clean, comfortable and affordable accommodations.(5)

In general, we can conclude that the hotel industry is experiencing the best growth since the trough of 1992. Increases in occupancies, average daily room rates, and profitability has been reported throughout the industry in all market segments. The following chart and accompanying table shows five key indications:

  o   Average Daily Rate Change Rate
  o   Operating Expense Change Rate
  o   Free & Clear Equity Capitalization Rate
  o   Residual Capitalization Rate
  o   Free & Clear Equity Internal Rate of Return


----------
(5) "Oregon Business," October, 1993, Vol. 16, No. 10, p. 32.


----------                                                             32

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR

                       National Full-Service Hotel Market
           From Coopers & Lybrand L.L.P. -- "Hospitality Directions"


                               [GRAPHIC OMITTED]


           4th Qtr, '93  1st Qtr, '94 2nd Qtr,'94  3rd Qtr,'94 4th Qtr, '94 1st Qtr, '95 2nd Qtr, '95 3rd Qtr, '94 4th Qtr, '95
-------------------------------------------------------------------------------------------------------------------------------
ADR Chan      0. 278        0.0329       0.0315       0.0322      0.035        0.037        0.383        0.0391       0.0417
-------------------------------------------------------------------------------------------------------------------------------
Op. Exp. C    0.0344        0.0363       0.0354       0.0336      0.0355       0.0352       0.0345       0.0351       0.0348
-------------------------------------------------------------------------------------------------------------------------------
Equity Cap    0.1143        0.1148       0.115        0.1127      0.0992       0.1073       0.1088       0.109        0.1065
-------------------------------------------------------------------------------------------------------------------------------
Residual C    0.1189        0.1148       0.115        0.114       0.1014       0.1086       0.1088       0.1078       0.1067
-------------------------------------------------------------------------------------------------------------------------------
Equity IRR    0.1505        0.1533       0.155        0.1575      0.1567       0.1523       0.1475       0.1496       0.1505
-------------------------------------------------------------------------------------------------------------------------------


o  Average Daily Rate Change Rate

This rate expresses the percentage change in the Average Daily Room Rate. Like the capitalization rate change, there is a clear trend expressed by the ADRs. In this case, the trend shows a steady increase in rates. Every quarter since the 2nd Quarter, 1994 has shown incremental increases with an average quarterly increase of 3.64 percent.

o  Operating Expense Change Rate

Operating Expenses as a percent of revenues have stayed relatively flat or stable at about 3.5 percent. This indicates that there are economies of scale in larger revenues since operating expenses can be limited to a stable proportion of revenues.


----------                                                            33

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR

  o  Free & Clear Equity Capitalization Rate

In contrast to the stability of the IRR, the Equity Capitalization rate (i.e., overall rate) is showing evidence of decline. A declining capitalization rate indicates that investors are willing to accept a lower return from their investment. It has been shown in the above narrative that sales have been increasing. More purchasers in the market-place means more competition for a finite supply, thus prices are increasing and investors must be willing to accept a lesser capitalization rate. This type of trend encourages new construction which, depending upon the extent of the construction, may stabilize or even reverse the capitalization rate trend. It is not a given, however, that occupancies and room rates will continue to increase. Based on available information, it appears that the favorable trend will continue into 1997 and, perhaps, beyond.

  o  Residual Capitalization Rate

As would be expected, residual capitalization rates have declined consistent with equity (or overall) capitalization rates

Summary

A dramatic strengthening of industry profits may be expected for 1996 and 1997 given the Coopers & Lybrand forecast. Major contributing factors include healthy revenue expansion, modest increases in major expenses, continued productivity gains, and below-average supply growth. Profits per available room are projected to rise to $2,900 in 1996, and $3,500 in 1997.

There is a significant need to maintain and modernize older full-service hotels. Shilo Inns has made a commitment to maintaining high-quality, attractive hotels. Shilo has taken a "saturation" approach to expansion by locating throughout the Pacific Northwest. Although not a franchise, the Shilo Inns name is recognizable and has a loyal following. The Shilo Inn name is certainly beneficial in this region and probably largely responsible for the success of the off-the-beaten-path locations. Because Shilo is privately owned and Mark S. Hemstreet is truly an industry insider, it is likely that Shilo Inns are better managed due to his oversight.

Overall economic trends are positive in the Pacific Northwest and surrounding regions. This is contributing to the growth in the lodging industry and these trends appear to be sustainable through the few years. New additions of supply are expected to provide stiff competition to existing properties and much of this is coming from Holiday Inn Express and some Comfort Suites. However, Shilo Inns typically have one of the best locations in its local market areas and with their efficient management and continuos maintenance programs they should be able to maintain their market share, if not increase it at he expense of less competitive properties. Clearly, the trend in the limited service lodging industry continues to be towards "suite" properties. Shilo Inns has many such properties and generally provide good size rooms with market desired amenities at an affordable price. Given the positive economic trends in the many of the markets Shilo Inns is located, central reservation system, large guest following and solid management structure with efficiencies in purchasing and marketing it is reasonable to conclude that the Shilo Inns will continue to be a successful chain with a positive outlook for the foreseeable future.


----------                                                            34

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                                SITE DESCRIPTION

As shown on the plat map to follow, the subject site is an irregular shaped lot, located on the east side of SW Greenburg Road. It is one lot south of the intersection of Greenburg Road and SW Shady Lane. The land area, according to the Washington County Assessor's office, is 51,836 square feet, or 1.19 acres. The site has approximately 294 lineal feet of frontage along Greenburg Road. The site is less than two blocks southwest of State Highway 217. The site has direct access from Greenburg Road.

Visibility and Access

The subject site has limited exposure to both northbound and southbound travelers along Highway 217 due to the presence of commercial development which obscures visibility of the property. However, signage along the highway, coupled with a large exterior pole sign on site, minimizes this problem. Exposure of the site from SW Greenburg Road is very good. Access to the subject site for both northbound and southbound travelers along Highway 217 is relatively easy. Travelers exit the highway at Greenburg Road and proceed in a southwesterly direction for approximately one-half to one block. Entrance to the site is via a left turn from Greenburg Road.

Off-Site Improvements

SW Greenburg Road is approximately a 60 foot, asphaltic paved collector street in front of the subject property. This road widens to four lanes just north of the subject. There is a center, left turn lane and a traffic signal at the entrance to the motel. It is a city maintained collector road constructed with asphaltic surface, steel reinforced, poured-in-place concrete sidewalks, curbs, gutters and approach aprons. Overhead street lighting is maintained by the city of Tigard.

Topography and Drainage

The terrain of the subject property is level and at street grade. There are no obvious physical problems in the topography of the site which would adversely affect its present use.

Surrounding Uses

The subject site is located in a commercial district in close proximity to shopping, numerous restaurants and major regional transportation systems. A transitional residential use is located to the south. To the north is located a store/office building and to the east is a good quality office building. Across SW Greenburg Road is located a BP Station and convenience store and a 7 Eleven. A strip center is located further west. Washington Square is located approximately one block to the north, across Highway 217. Surrounding uses are complimentary.


----------                                                            35

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR

Zoning

The subject site is zoned CG, (Commercial General) by the City of Tigard. This is a general commercial zone which allows retail, office, service uses, hotel/motel and associated uses. Based on a review of the applicable codes, the subject motel appears to conform to current code requirements.

Soils

No soils report was provided to the appraisers. We have inspected the building interior corridors, ground floor slab areas, parking lots, and surrounding parcels for evidence of subsidence, heaving or separation cracking. None of these effects was evident from our inspections. Therefore, it is assumed that the subject soils and subsoils have adequate load-bearing capacity to support the existing improvements, although this opinion is in no way to be construed as having the weight of a professional engineer's opinion. Such matters are clearly beyond the expertise of the appraiser to determine and beyond the scope of this appraisal assignment. If a conclusive opinion is required, the services of a properly licensed professional engineer should be retained.

Environmenal Hazards

We have inspected the building interior corridors, ground floor slab areas, parking lots, and surrounding parcels for evidence of the presence of potential environmental hazards. No suspicious containers, drums, discarded materials, stressed vegetation, surface soil discoloration or evidence of seepage was found by us. Therefore, it is assumed that the subject is not adversely impacted by the presence of these hazards, although this opinion is in no way to be construed as having the weight of a professional engineer's opinion. Such matters are clearly beyond the expertise of the appraiser to determine and beyond the scope of this appraisal assignment. If a conclusive opinion is required the services of a properly licensed professional engineer should be retained.


----------                                                            36

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR

Seismic

The subject site is NOT LOCATED within a Seismic Special Study Zone. The 1994 Uniform Building Code (UBC) identifies the region as a Zone 2B risk area, which is characterized as having low to moderate seismicity and moderate seismic engineering requirements.

Utilities

All utilities necessary for the operation of the hotel are in place and are presumed to be of adequate capacity. Water, sewer, and storm drain services are provided by the City of Tigard. Portland General Electric, Northwest Natural Gas and U.S. West Communications all serve this area.

Easements, Restrictions, CC&Rs, Adverse Encumbrances

The property is subject to municipal easements to allow normal installation and maintenance of utilities. We are aware of no easements or covenants which would adversely affect the value of the property in its current use.

Assessment and Taxes
According to the Washington County Assessor, the subject assessments and property taxes for the current tax year are summarized as follows:

Tax Account:               1S 13 5BD 01300 - Parcel R0272939
------------
                           Land:                $  307,910
                           Improvement:         $1,728,120
                                                 ---------
                           Total:               $2,036,030

                           Taxes:               $28,277.20

A review of the local taxing authority, all taxes are current and paid. The tax assessment and tax rate is typical for commercial properties in this area. A sale of the subject property does automatically trigger a reassesssment.



----------                                                            37

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR

Ground Lease Summary

The site is leased from G.V. Miller, C.G. Potter, J.E. Boatwright and Robert M. Schaefer, dba West Coast Service Company. They leased the land to William Brenner and Chi Tsung Pon, et al, on January 31, 1984 for a period of 30 years plus options for two additional 10 year terms that extends the possible leasehold until 2034. The lessees assigned their interest to Mark Hemstreet in November 1984. The following is a summary of the ground lease terms. The ground lease document is located in the addenda.

Lessor:                          Miller, Boatwright and Schaefer
Lessee:(assignment)              Mark S. Hemstreet
Termination:                     December 31, 2014
Extensions:                      2 - 10 year terms
Current Rent:                    $51,848 per year, adjusted annually at 5%
Expenses:                        Triple net, all expenses paid by the lessee

Conclusion

The subject site is located on an interior site with good access to Highway 217, Washington Square and area services. It is well landscaped and conveniently accessed from Greenburg Road at a signalized intersection.

After careful consideration of the foregoing factors, the appraiser believes that the subject site is well adapted to its current use as a hotel/motel site. The majority of the subject site is developed with the Shilo Inn motel with adequate off-street parking. There is no excess land available for future expansion on the subject premises. The site has been developed in an efficient manner and shows no signs of functional obsolescence. We further conclude that it is located within a strong commercial area attracting some transient travelers, but primarily business travelers and commercial accounts. There are no apparent adverse easements or encroachments noted.


----------                                                            38

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                                    PLAT MAP



                               [GRAPHIC OMITTED]



----------                                                            39

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                             IMPROVEMENT DESCRIPTION
Structures

The subject consists of a four-story motel building, which contains 77 guest rooms, meeting room, spa, sauna, steam room, and housekeeping rooms. The gross building area is approximately 29,952 square feet. It is served by a central elevator. There is a main entrance lobby with registration desk, breakfast/guest lobby with television, offices and manager's unit.

The building is constructed with wood framing above a concrete foundation. Interior walls are gypsum board. The roof cover is built-up composition with a concrete tile mansard and windows are primarily double pane. Heating and cooling are provided by individually-controlled through-wall package units in the guest rooms, and by a central heat pump serving the lobby and other common areas. The elevator is a 4-stop, 2000 pound capacity Otis hydraulic unit.

The guest rooms of the motel are classified into five room types with varying views and configurations. The breakdown of guest units is shown in the following table.

Please note that these square foot numbers are approximations made by the Appraiser from field measurements. On the pages following the Improvement Description discussion are representative Site Plans of the subject. These are general representations and are not completely to scale nor are they completely accurate as to the existing physical conditions. The major building components for the buildings are described as follows:

Size                                   77 Rooms

Room Type:                             46 Single Queen     206 square feet
                                       13 Double Queen     279 square feet
                                       10 King             279 square feet
                                        6 King w/kitchen   416 square feet
                                        2 Triple Queen     388 square feet

Net Room Area:                         19,165 square feet

Meeting Rooms:                         One

Recreational Facilitates:              Sauna, Steam Room, Spa

Gross Building Area:                   29,952 Sq.Ft.

Average Room Size:                     249 sq. ft. gross (average net room area)

No of Stories:                         Four

Parking:                               72 spaces


----------                                                            40

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR

Year Built:                1984

Foundation:                Reinforced concrete footings

Floor Structure:           Slab on grade and wood subfloor system on upper level

Exterior Walls:            Exterior lap siding with decorative slump stone
                           veneer

Roof Structure:            Wood deck with built-up composition - concrete tile
                           mansard

Interior Construction:     Wood frame partitions with painted drywall cover,
                           carpet, ceramic and vinyl tile floor coverings, incandescent and fluorescent lighting.

Lobby: Carpeted floor covering, front desk, guest seating area, decorative furnishings, and business office.

Guest Rooms:               Painted and papered drywall walls and ceiling,
                           carpet in guest room aluminum windows

Elevators:                 Four-stop 2000 pound Otis elevator.

Stairwells:                Two interior stairwells

HVAC: Individual wall mounted package HVAC with temperature control. Central system for common areas and lobby

Fire Protection:           Smoke detectors in each room, fire extinguishers

Site Improvements:

The site improvements include asphalt paved driveway and parking areas. There are prominent signs providing good visibility and access to the site. There is a covered driveway at the main building entry to the registration lobby. The parking lot is paved, striped with good perimeter landscaping. The landscaping is irrigated and there is exterior lighting. Site improvements are well maintained and adequate.

Remarks

The improvements are in good condition and are well maintained. They are well designed and functional in layout with good utility and guest appeal. The physical condition of the subject improvements is good overall.


----------                                                                 41

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR

Depreciation

The physical age of the subject property is approximately 12 years and it is in good condition, superior for its age. According to building industry sources the expected life of similar improvements is 50 years. Based on our analysis it is estimated that the subject has an effective age of 10 years and a remaining useful life of 40 years.

Functional Features

The subject complex is well designed for motel use. The improvements are of average to good quality and good condition. The layout of the improvements and room size are appealing and considered adequate within its market place. The improvements do not exhibit any significant functional obsolescence.

Furniture, Fixtures & Equipment

The guest rooms are furnished with typical modern furnishings which include bed, side tables, dresser, chair, table, television and telephone. They include all the furnishings, linens and supplies, cleaning and house keeping equipment, business office and front desk equipment, furnishings and related personal items. We have estimated these personal property items at a depreciated replacement value of $2,500 per room, or $192,500.


----------                                                            42

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                                    Site Plan



                               [GRAPHIC OMITTED]



----------                                                            43

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                                   Floor Plan



[GRAPHIC OMITTED]



----------                                                            44

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                                   Floor Plan



                               [GRAPHIC OMITTED]



----------                                                            45

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                          HIGHEST AND BEST USE ANALYSIS

The Appraisal Institute defines highest and best use as follows:

         "The most profitable likely use to which a property can be put. The opinion of such use may be based on the highest and most profitable continuous use to which the property is adapted and needed, or likely to be in demand in the reasonably near future. However, elements affecting value that depend on events or a combination of occurrences that, although in the realm of possibility, are not fairly shown to be reasonably probable, should be excluded from consideration. Also, if the intended use is dependent on a uncertain act of another person, the intention cannot be considered.

         "That use to which the land may reasonably be expected to produce the greatest net return to land over a given period of time. That legal use which will yield to land the highest present value. Sometimes called 'optimum use.'"

In estimating highest and best use, there are essentially four stages of analysis:

              1. Possible Use. What uses of the site in question are physically possible?

              2. Permissible Use (legal). What uses are permissible by zoning and deed restrictions on the site in question?

              3. Feasible Use. Which possible and permissible uses will produce a net return to the owner of the site?

              4. Maximally Productive Use. Among the feasible uses, which use will produce the highest net return or the highest present worth?

The highest and best use of the land (or site) if vacant and available for use may be different from the highest and best use of the improved property. This is true when the improvements are not an appropriate use, but it makes a contribution to the total property value in excess of the value of the site.

The following tests must be met in estimating the highest and best use. The use must be legal; the use must be probable, not speculative of conjectural; there must be a profitable demand for such use; and it must return to the land the highest net return for the longest period of time. These tests have been applied to the vacant property. In arriving at the estimate of highest and best use, the subject site was analyzed as vacant and available for development.



----------                                                            46

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR

As Vacant

Possible Use. The first constraint is the constraint dictated by the physical characteristics of the site. The size and location within a block have a determining effect on the site's value. In general, larger sites and corner locations enable a developer to achieve economies of scale and allow flexibility in building design.

The subject site is a large interior parcel with access from SW Greenburg Road. It is irregular in shape and at street grade. Its shape and location allows for good functional utility. All utilities are available to the site. The frontage is ample and allows one curb cut from SW Greenburg Road, with access enhanced by a left turn lane and a traffic signal. Therefore, the physical aspects of the site would not eliminate certain commercial uses which require high traffic, such as fast food and service stations. Restaurants, office buildings and hotel/motel facilities are the most likely use due to access and visibility.

Permissible Uses. Two types of legal restrictions apply to the subject property: private restrictions (deed restriction easements) and public restrictions (namely, zoning). The existing utility easements are of no consequence to the development of the site.

The subject is zoned CG (General Commercial) by the City of Tigard. Generally, this zoning designation allows for a variety of commercial retail, office and similar uses. This designation does not allow for residential or industrial uses.

Feasible Uses. The property is most usable for commercial development due to its surrounding uses and location. There is sufficient demand for commercial properties similar to the subject as demonstrated by the occupancy and income levels of surrounding properties.

Maximally Productive Uses. Of the permitted uses, a commercial use, such as restaurant, hotel/motel or other commercial use. The proximity of Highway 217, surrounding and nearby commercial developments, including the regional Washington Square shopping mall, provides economic strength to a wide variety of commercial uses. Therefore the highest and best use of the site, as vacant, is for commercial development.

As Improved

The subject property is improved with a 77-unit motel. This use has been continuous for the past twelve years. In view of the physically possible, legally permissible and financially feasible uses of the site, the existing use is considered to represent the highest and best use of the site. The property will be analyzed based upon this highest and best use premise.



----------                                                            47

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                                    VALUATION

There are three approaches to value which will be employed in the analysis: the Cost Approach including land valuation and construction cost analysis; Direct Sales Comparison Approach evaluating sales of similar properties; and an Income Approach based upon the property operating at stabilized income levels.

Cost Approach

In the appraisal process, the Cost Approach requires an analysis of sales of similar parcels of land to arrive an estimate of market value for the subject site in fee. The ground lease was analyzed for its terms and conditions and a discounted cash flow was performed based on the projected income stream from ground lease payments and reversion, to arrive at an estimate of the leased fee estate in the ground. This was deducted from the fee value to arrive at the leasehold estate in the site which was used in the Cost Approach. An estimate is then made as to the cost to replace the subject's improvements at today's costs using reliable sources of cost data. Depreciation or obsolescence from all causes is estimated based on the experiences of similar properties. Depreciation is then deducted from the replacement costs as new to arrive at the present worth of the improvements and the leasehold interest in the site.

Market Approach  (Direct Comparison Approach)

This is an appraisal procedure in which the value estimate is predicated upon prices paid in recent market transactions. Listings and offerings of property may also be utilized in this analysis, however, the use of listings is limited since the property has not met the full test of the market and usually tends to set the upper limit of value. The leased fee estate in the ground was deducted from the indicated fee value from the sales to arrive at the subject's leasehold estate. The steps the appraiser follows in this approach are set forth below.

              1. Seeks out similar properties for which pertinent sales, listings, offerings and/or rental data are available.

              2. Qualifies the price as to terms, motivating forces and bona fide nature.

              3. Compares each of the sale properties' important attributes with the corresponding ones of the properties being appraised, under the general division of time, location, income and physical characteristics.

              4. Considers all dissimilarities in terms of their probable effect upon the sale price.

              5. Formulates an opinion of the relative value of the property being appraised as compared with the price of each similar property.



----------                                                            48

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR

The units of comparison abstracted from the sales are the sales price per square foot or unit and the overall rate of return. Each of these units of comparison is discussed more fully below.

Sales Price per Square Foot or Unit

This is an expression of the total consideration divided by the particular unit of comparison. Its chief advantage is that it is a direct comparison of the price of the comparable to the property in question. Weighing of comparables may be necessary due to differences of location, physical characteristics, market conditions and terms of the sale transactions. It is most accurate when the subject and the comparables are of similar character and the sales are of recent vintage.

Overall Rate of Return

This rate is the direct relationship of the net operating income (before debt service) and the sale price. The overall rate reflects both the return on the investment and the return of the investment. This is a rate which is frequently used by investors and appraisers because it is ascertainable from comparable sales and can be applied directly to the estimated net operation income of the property under appraisal. This unit of comparison is used in the Income Approach.

Income Approach

The Income Approach is generally the most relevant approach in evaluating investment type properties. This approach is predicated on the principle that value is created by the expectation of benefits derived in the future. The anticipated net income is converted to a present value by a direct capitalization or the use of a discounted cash flow process.

Direct Capitalization

This process involves dividing the net operating income by a capitalization rate. This rate reflects such factors as risk, time, interest on capital investment, and recapture of the depreciating asset. This approach to value encompasses the following:

1. The estimation of current economic rent levels to establish annual potential gross revenues. Current economic rents are generally current market rents.

2.   The estimation of vacancy and collection loss allowances.

3.   The estimation of annual operating expenses, including the ground lease.

4. The deduction from potential gross revenues of vacancy and collection loss and operating expenses, leaving the net operating income before debt service and depreciation.


----------                                                            49

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR

5. Capitalization of the net operating income by the appropriate rate as abstracted from the market.

Discounted Cash Flow

A widely accepted view of value as of a given valuation date is the discounted present worth of the anticipated future income reasonably expected to be generated by an income producing property over a specific period of time. The process by which future income receipts are converted to a present value is termed discounting. Many different capitalization methods and techniques are available to process anticipated future income into a present worth estimate. The method used depends primarily on the characteristics of the forecast income stream, the form of the appropriate rate of return or discount rate, and the time period involved.

The two methods used in this analysis are capitalization in perpetuity (utilizing an overall capitalization rate discussed above) and capitalization for a finite period (discounted cash flow analysis). Capitalization in perpetuity as used in the Income Approach assumes the income stream will continue undiminished, indefinitely. The rate used to process this income streams embodies the factors of time preference (opportunity costs), liquidity, management burdens, and ownership risks. The appropriate rate is derived through an analysis of sales of properties displaying similar investment opportunities to the investor.

The discounted cash flow method is a rigidly defined mathematical relationship between income streams, rates and timing. Processing an income stream by a correct mathematical formula does not in itself produce a supportable market value. As with other techniques of income capitalization, the discounted cash flow analysis requires reliable market data on several critical points. If the required market data information is not available, the appraiser is injecting his judgment and opinion in using non-market data and the results are not justifiable market value.


RECONCILIATION

The final step in the appraisal process is the reconciliation or correlation of the value indicators. In the reconciliation, the relative applicability of each of the approaches utilized is considered. Those approaches that are deemed most appropriate to the particular appraisal question involved are weighed for the accuracy and reliability of the data used in the analysis, and an opinion is formed as to the market value of the subject property. The relative weight or emphasis given to any of the approaches depends on the forces prevalent in the market which act upon the subject property.


----------                                                            50

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                                  COST APPROACH

In this approach, it is assumed that a purchaser would consider producing a substitute, competing property with the same utility as the subject. The net cost to the rational, informed purchaser is the measure of value of the subject property. The net cost includes construction costs (to the purchaser, not the contractor or builder), financing costs, and all other costs incurred during the construction period. Any depreciation or diminished utility is deducted from the costs in order to arrive at a net contribution of the improvements in their present condition to the total property value as of the valuation date. The site is valued in fee, as if vacant and available to be put to its highest and best use. The ground lease was analyzed for its terms and conditions and a discounted cash flow was performed based on the projected income stream from ground lease payments plus reversion, to arrive at an estimate of the leased fee estate. This was deducted from the fee value to arrive at the leasehold estate in the site. This is then added to the depreciated improvement costs to yield the value of the total property as indicated by the Cost Approach.

We performed this process and yielded an unrealistically low value indication due to the negative leasehold we calculated when we analyzed the ground lease. This is due to the rent being for both land and buildings. The Cost Approach is not utilized since the leasehold position calculated herein is negative making the Cost Approach irrelevant.

We did perform the leasehold/leased fee analysis for use in the Sales Comparison Approach.

Land Valuation

The most reliable procedure for estimating the land value is by the application of the Direct Sales Comparison Approach. In estimating the value of the subject's site, a search was conducted to find sales of similar parcels with similar zoning and characteristics. Those sales considered to be the most relevant indicators of the subject's land value are detailed on the following pages.


----------                                                            51

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                                 LAND SALES MAP



                               [GRAPHIC OMITTED]



----------                                                            52

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                             COMPARABLE LAND SALE 1


PROPERTY IDENTIFICATION

Address:                           8900 SW Oak
City:                              Tigard
Parcel:                            R027056, 0270441, 0270450, 0272476
County:                            Washington
Map Reference:                     1S13 35AC 03000,04400,04300 - 35AD 01303
Property Rights:                   Fee Simple

SALE INFORMATION

Grantor:                           Paulette Klepper, et al
Grantee:                           Orland Ltd.
Document Number:                   96-057098, 058268, 051290-292
Sale Price:                        $1,050,000
Sale Terms:                        Cash Equivalent
Sale Date:                         June 25, 1996

SITE DESCRIPTION

Site Area:                         4.04 acres  - 175,982 square feet
Zoning:                            Commercial
Utilities:                         Available
Off-Sites:                         Fully Improved
Topography:                        Level
Location:                          Interior - good frontage

SALE ANALYSIS

Price Per Square Foot:             $5.97

COMMENTS Commercially-zoned parcel with good street frontage and all public utilities.


----------                                                            53

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                             COMPARABLE LAND SALE 2


PROPERTY IDENTIFICATION

Address:                      SWC Taylors Ferry Road/Capitol Highway
City:                         Portland
Parcel:                       R991293410
County:                       Multnomah
Map Reference:                1S 1E 29CB 00800
Property Rights:              Fee Simple

SALE INFORMATION

Grantor:                      Millard F. Hamilton, et al
Grantee:                      Ashbrook Group LLC
Document Number:              96-104961
Sale Price:                   $341,000
Sale Terms:                   Cash Equivalent
Sale Date:                    July 11, 1996

SITE DESCRIPTION

Site Area:                    37,897 sq. ft.             .87 acres
Zoning:                       C2
Utilities:                    Available
Off-Sites:                    Fully Improved
Topography:                   Level
Location:                     Double Corner with good access/visibility

SALE ANALYSIS

Price Per Square Foot:        $9.00

COMMENTS                      This is a level, at-grade double
                              corner parcel formerly improved with
                              a service station. Site has been
                              cleared and cleaned.


----------                                                            54

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                             COMPARABLE LAND SALE 3


PROPERTY IDENTIFICATION

Address:                          NWC SW Beaverton-Hillsdale/Laurelwood Road
City:                             Portland (Raleigh Hills)
Parcel:                           R0097488
County:                           Washington
Map Reference:                    1S 11 3BB 06600
Property Rights:                  Fee Simple

SALE INFORMATION

Grantor:                          R. Barry Menashe
Grantee:                          Ali Zandi
Document Number:                   96-046954
Sale Price:                       $235,000
Sale Terms:                       Cash Equivalent
Sale Date:                        May 28, 1996

SITE DESCRIPTION

Site Area:                        34,412 sq. ft.             .79 acre
Zoning:                           Commercial
Utilities:                        Available
Off-Sites:                        Fully Improved
Topography:                       Level
Location:                         Corner

SALE ANALYSIS

Price Per Square Foot:            $6.83

COMMENTS                          Corner site with good access and exposure.


----------                                                            55

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                             COMPARABLE LAND SALE 4


PROPERTY IDENTIFICATION

Address:                          North side of SW Haines Road, between I-5 and
                                  SW 68th
City:                             Tigard
Parcel:                           R0284604
County:                           Washington
Map Reference:                    1S 1 36DA 00101
Property Rights:                  Fee Simple

SALE INFORMATION

Grantor:                          Ted L. Millar, et al
Grantee:                          State of Oregon - Public Employees Retirement
Document Number:                  96-028688
Sale Price:                       $831,571
Sale Terms:                       Cash Equivalent
Sale Date:                        April 2, 1996

SITE DESCRIPTION

Site Area:                        175,111 sq. ft.            4.02 acres
Zoning:                           Commercial
Utilities:                        Available
Off-Sites:                        Fully Improved
Topography:                       Level
Location:                         Interior-Double Exp.

SALE ANALYSIS

Price Per Square Foot:            $4.75

COMMENTS This is a level, at grade, interior site with frontage on SW Haines and SW 68th Street.


----------                                                              56

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                             COMPARABLE LAND SALE 5


PROPERTY IDENTIFICATION

Address:                                    SW Allen Boulevard, east of Arctic
City:                                       Beaverton
Parcel:                                     R2017514
County:                                     Washington
Map Reference:                              1S 1 23BA 01600
Property Rights:                            Fee Simple

SALE INFORMATION

Grantor:                                    New England Mutual Life Insurance
Grantee:                                    Pacific NW Properties Ltd.
Document Number:                            96-054861
Sale Price:                                 $1,022,661
Sale Terms:                                 Cash Equivalent
Sale Date:                                  June 18, 1996

SITE DESCRIPTION

Site Area:                                  240,016 sq. ft.          5.51 acres
Zoning:                                     Commercial
Utilities:                                  Available
Off-Sites:                                  Fully Improved
Topography:                                 Level
Location:                                   Interior - good road frontage

SALE ANALYSIS

Price Per Square Foot:                      $4.26

COMMENTS Site is a level, at grade interior lot. It has good frontage on major collector street with good access.

----------                                                            57

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                             COMPARABLE LAND SALE 6


PROPERTY IDENTIFICATION

Address:                                15583 NW Gateway Court
City:                                   Beaverton
Parcel:                                 R2046380
County:                                 Washington
Map Reference:                          1N132BD 00700, part 00600 and 00800
Property Rights:                        Fee Simple

SALE INFORMATION

Grantor:                                Talcott Realty I Lmt.
Grantee:                                Alameda Properties - Cornell Oaks LLC
Document Number:                        96-062508
Sale Price:                             $917,919
Sale Terms:                             Cash Equivalent
Sale Date:                              July 12, 1996

SITE DESCRIPTION

Site Area:                              97,574 sq. ft.             2.24 acres
Zoning:                                 Commercial
Utilities:                              Available
Off-Sites:                              Fully Improved
Topography:                             Level
Location:                               Cul-de-sac - business park

SALE ANALYSIS

Price Per Square Foot:                  $9.41

COMMENTS Site is a level, at grade cul-de-sac site located in Corporate Center at Cornell Oaks. Site is designated for hotel use only.


----------                                                            58

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR

Discussion

These six land sales transactions are located within the subject marketing area and represent the market value of commercially-zoned parcels which could be developed similar to the subject. The sales occurred between April 1996 and July 1996, with purchase prices ranging from $4.75 to $9.41 per square foot. The discussion of the value adjustments and conclusions is presented below.

Property Rights Conveyed

This adjustment considers the differences in legal status (interest) between the subject property and the comparable sales. Specific interests convey different types of rights in a property that affect value. Property rights can be defined as fee simple, leased fee and leasehold interests. All the land sales used involved the transfer of the fee simple interest and no adjustment is warranted. No adjustment was made.

Financing Adjustment

The comparable land sales have been reviewed in reference to their financing. Sales and asking prices represent all cash transactions, where no extraordinary financing terms or seller financing is involved. Therefore, no cash equivalency adjustments have been applied.

Conditions of Sale

Local MLS data reveals that closed commercial land sales in our area occur at 93-95 percent of listing price. By definition however, those sales which do close are those priced closest to their true value relative to market supply/demand factors, and rational, investor behavior. Sales which fail to close after allowing for adequate marketing exposure are either impaired in some material aspect or priced uneconomically with respect to market supply and demand factors. All the comparables are closed transactions and require no adjustment for conditions of sale or to allow for sale negotiations.

Market Conditions Adjustment - Time Factor

The sales were analyzed for changes in market conditions to determine if a market conditions adjustment is required and to what magnitude. Based upon appraiser's evaluation of secular trends in the market we have identified land inflation rates within our local market ranging from 3 percent per year to over 10 percent per year over the past few years. Specific sales and resales were not available but the general trend is upward for commercial property prices. In view of the location, access and size of the subject site, the sales are adjusted upward at the rate of 3 percent per year.


----------                                                            59

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR

Physical Adjustments

Factors which have an influence on value such as location, growth patterns and trends, accessibility to freeways, employment and commerce centers, size, and physical improvements required for development (off-sites), all require appropriate adjustments in comparing the comparable sales to the subject property.

Location, of comparable #2 and #6 are considered to be superior to the subject. Comparable #5 is considered to have an inferior location to the subject. Comparable #2 is located at a major intersection with good access and exposure. Direct market abstraction was not possible due to lack of true paired sales. However, based upon assessed value a downward adjustment of 20% is supported. Comparable #6 is located within the confines of a good quality business park and is designated for "hotel use only." Due to the quality of the surrounding developments and exclusive nature of this subdivision, a downward adjustment of 25% is estimated, based upon perceived market behavior. Comparable #5 is located on an interior site on a major collector street, but without benefit of strong commercial development proximity or major highway access. An upward adjustment of 10% is estimated to compare to the subject.

Size adjustments, which may be dictated when substantial differences in value indicators can be isolated only to differences in size, may be supported where data is plentiful enough to facilitate a matched pair sales analysis. In this case the available data are insufficient to do so. However, it is typical that large sites indicate a lower unit price than do smaller sites. This is supported by comparison of comparable #4 (the largest sale) with comparable #2 and #3 (the smallest of the sales). Comparable #4 indicates a price of $4.26 per square foot and comparables #2 and #3 indicate a range of $6.83 to $9.00 per square foot. Therefore, each sale is adjusted either upward or downward by 1% for each 10,000 square feet of site area, using the subject as the standard.

Corner influence can have a definite impact on site value, particularly for highway oriented commercial uses such as hotels, restaurants, and regional shopping centers. Sale #2 is a double corner site with excellent access and exposure. This sale is adjusted downward 10% to compare to the subject.

Analysis of the comparable sales data to the subject indicate that no other adjustments are required for comparison.


----------                                                            60

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR

Concluded Land Value

The comparable land sales indicate an unadjusted range of $4.26 to $9.41 per square foot. This is a wide range, however the market parameters are set for the subject value. After appropriate adjustments, the price range is narrowed from $5.41 to $7.56 per square foot.

The sales which required the least adjustment indicated prices of $6.80 and $6.77 per square foot. Of these sales, comparable #3 is closest in size to the subject and required only a small adjustment for date of sale and parcel size. This sale indicated an adjusted price of $6.80 per square foot. The overall adjusted average price per square foot is indicated to be $6.38 per square foot.

In view of the size, location, access and features of the subject site, a value of $6.50 per square foot is well supported by available market evidence. Therefore, the market value of the subject site, in fee, is calculated as follows:

              51,836 square feet @ $6.50 per square foot = $336,934

                                Rounded $335,000


----------                                                                 61

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR

Ground Leased Fee & Leasehold Interests Valuation

Leased Fee Valuation

Having valued the land in fee simple we must now value the leased fee interest in the site created by the long term ground lease which extends through June 30, 2026. The ground lease terms are detailed in the Site Data section and a copy of the ground lease summary is located in the addenda.

Potential Gross Income

The potential gross income of the subject is stipulated by the long term ground lease which encumbers the property and to which the appraisal is made.

The existing lease is a 30 year initial term lease which commenced in January 1984 and extends through December 2014. There are two options to renew the term for a total of 20 additional years. The current rent under the lease is $51,848 per year and it adjusts annually at 5% per year. We have projected the ground lease rent based the most current rent paid in 1996 and have grown it at 5 percent per year for the full initial term of the ground lease.

Expense Analysis


Having determined the potential gross income, we must now estimate the operating expenses associated with the subject property.

Vacancy & Collection Loss

Vacancy and collection loss is an allowance for a reduction in the potential gross income, due to vacant or uncollected payment of rent. Based on the subject's long term ground lease status and the fact that we are valuing the leased fee estate, vacancy and collection loss is considered to be a minimal expense since the lessee has a very strong interest to protect by keeping the subject lease current and in effect. We estimate vacancy and collection loss at 1 percent of gross income.

Operating Expenses

Operating expenses are the annual expenditures borne by the owner of income-producing property necessary to continue the production of the effective gross income.

Under the projected income analysis the lessor is not responsible for any of the operating expenses. The only expense the lessor is responsible for is management. This expense is estimated as follows:

Management. This item is for off-site management expenses. Management is estimated at 2.0 percent based on the ground lease being to a triple net lease with minor management duties and it's long term remaining.


----------                                                                 62

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR

Rate of Return Analysis

The next step in this analysis is the selection of an appropriate yield rate for the ground lease payment. The rate of return utilized in this approach is defined as follows.

Discount Rate - A rate of return commensurate with perceived risk used to convert future payments or receipts into present value. The pretax equity yield rate used to discount the projected cash flows from the ground lease is be based on an analysis of yield rates anticipated by the many investors in the real estate market and other alternative investment markets. These rates are not historical yield rates; rather, they are the rates which reflect the acceptable yield expectations because the yield rate used in the discounted cash flow model is anticipatory.

The discount rate applicable to the subject ground lease and reversion is estimated based on analysis of land yield rates as indicated by sales of the lessors' interests in several properties encumbered with long term ground leases. The yield rate is defined as the sum of the going in overall rate plus the anticipated growth rate. We analyzed overall yield rates achieved by lessors on relatively recent long term ground leases, to which an anticipated growth rate is added, to arrive at an appropriate yield rate indication.

A 56,000 square foot commercial site that is subject to a ground lease and located in Chatsworth sold in September 1990 for $840,000 with $95,400 in annual income indicating a yield rate of 11.36%. Another land leased site located on Foothill Boulevard in Fontana sold in April 1991 for $4,550,000 with an annual income of $567,492 per year indicating a 12.5% yield rate. These indicates a yield rate of between 11.36% and 12.47%.

In May 1992 a car wash site located at 2750 Bristol Street in Costa Mesa that was leased in 1988 was purchased out by the lessee from the lessor based on 9.8% rate of return. In May 1992 a ground lease for a commercial site located in Rancho Cucamonga was leased for 50 years to a large shopping center developer based on a 9.0 percent going in rate with adjustments every five years. In October 1991, the Taco Bell Corporation entered a 20 year ground lease in Fullerton California at a rate of 9.3% of the fair market value of the land with adjustment every five years. These leases indicate going in capitalization rates between 9.0% and 9.8%. Adding in anticipated growth rates between 2 and 3 percent per year results in a yield rate range between 11.0% and 12.8%.

In our opinion the yield rate applicable to ground leases is between 11.0% and 12.5%. for leases with long term remaining and periodic adjustments. Given that the subject rent is based on a percentage of gross revenues, and thus is likely to adjust regularly, as well as it's long term remaining, it is our opinion that the subject's leased fee should be discounted at a yield rate of 11.0%.



----------                                                                 63

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR

Reversion

The reversion of the land is projected to occur at the end of the initial term of the subject ground lease since we can not predict economic and market conditions much beyond that . The future value of the site is calculated by using the current land value estimate of $900,000, previously estimated, and projecting an expected growth rate applicable to the land. Based on historical trends and current investment parameters and expectations, we estimate a growth rate of 3 percent per year. The future value of the land is discounted at the same yield rate previously estimated for the income steam to arrive at a net present value of the reversion. This is added to the sum of the present value of the income stream to arrive at a total present value of the leased fee estate in the subject property. Subtracting the leased fee value estimate from the fee value of the site results in an estimate of the leasehold in the site, subject to the ground lease.

Conclusions

Located on the following pages are the cash flows, which show the calculations and value estimates of the leased fee and leasehold estates. The indicated value of the leased fee estate is $790,000. The leasehold estate, that is the lessee interest in the site under the ground lease, is estimated by subtracting the leased fee value of $790,000 from the fee value of the land, $335,000, which results in a negative leasehold value of ($450,000) which is understandable since the site includes improvements. The estimate of the leased fee value is utilized in the Sales Comparison Approach and the leasehold value is used in the Cost Approach.


----------                                                            64

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                                                 LEASED FEE VALUATION
Lease Commenced:    1/84                         10830 SW Greenburg
Initial Term:       30 + 2-10 yrs                Tigard/Washington Square, OR
Current Rent:       $51,484                      Ainrfleeemh.r I 1996
Growth Rate:        5.0%                         --------------------

Fiscal Year (Dec-Nov)                  1997        1998        1999         2000        2001        2002
========================================================================================================
GROSS INCOME
Annual Rent                         $54,440     $57,162     $60,020      $63,021     $66,172     $69,481
Less Collection Loss Allowance 1.0%     544         572         600          630         662         695
                                    --------------------------------------------------------------------
Effective Gross Income               53,896      56,590      59,420       62,391      65,510      68,786

LessManagementExpense          2.0%   1,078       1,132       1,188        1,248       1,310       1,376
                                    --------------------------------------------------------------------

Net Operating Income                $52,818     $55,459     $58,232      $61,143     $64,200     $67,410

Discount Rate                 11.0%
Discount Factor                      0.9009      0.8116      0.7312       0.6587      0.5935      0.5346
Present Value                       $47,584     $45,011     $42,578      $40,277     $38,100     $36,040

 Total P. V. of Income Stream                  $768,165


Fiscal Year (Dec-Nov)                 2003         2004        2005         2006       2007
===========================================================================================
GROSS INCOMP
Annual Rent                         $72,955     $76,603     $80,433      $84,454     $88,677
Less Collection Loss Allowance 10%      730         766         804          845         887
                                    --------------------------------------------------------
Effective Gross Income               72,225      75,837      79,628       83,610      87,790

LessManagementExpense          2.0%   1,445       1,517       1,593        1,672       1,756
                                    --------------------------------------------------------

Net Operating Income                $70,781     $74,320     $78,036      $81,938     $86,034

Discount Rate                 11.0%
Discount Factor                      0.4817       0.4339     0.3909      0.3522       0.3173
Present Value                       $34,092      $32,249    $30,506     $28,857      $27,297

 Total P. V. of Income Stream

--------------------------------------------------------
REVERSION ANALYSIS
------------------
 Current Value of Site in Fee                  $336,934
                     51,836 Sq. Ft. @ $6.50
 Growth Rate                   3.0%
 Future Value Factor                             3.0748
 Future Value of Reversion                   $1,035,999
 Present Value Factor@        11.0%            0.018955
--------------------------------------------------------
 Present Value of Reversion                     $19,637
                                                -------

 Total Present Value of
 the Leased Fee Estate                         $787,802

 Leased Fee Estate (rounded to) $10,000        $790,000
                                               --------
 Extracted Value of the Leasehold             ($450,000)
                                              ==========


----------                                                            65

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                              LEASED FEE VALUATION
                              ----------------------------
Lease Commenced:              10830 SW Greenburg
Initial Term:                 Tigard/Waahington Square, OR
Current Rate:                 As of December l, 1996
Growth Rate:                  ============================


Fiscal Year (Dec-Nov)                2009     2010      2011       2012       2013        2014       2015
===========================================================================================================
GROSS INCOME
Annual Rent                        $97,766  $102,655  $107,787   $113,177   $118,836    $124,777   $131,016
Less Collection Loss Allowance         978     1,027     1,078      1,132      1,188       1,248      1,310
                                ---------------------------------------------------------------------------
Effective Gross Income              96,789   101,628   106,710    112,045    117,647     123,530    129,706


Less Management Expense              1,936     2,033     2,134      2,241      2,353       2,471      2,594
                                ---------------------------------------------------------------------------

Net Operating Income               $94,853   $99,596  $104,575   $109,804   $115,294    $121,059   $127,112
Discount Rate
Discount Factor                     0.2575    0.2320    0.2090     0.1883     0.1696      0.1528     0.1377
Present Value                      $24,426   $23,106   $21,857    $20,675    $l9,558     $18,501    $17,500


Fiscal Year (Dec-Nov)             2016        2017       2018       2019      2020          2021
==================================================================================================
GROSS INCOME
Annual Rent                     $137,567    $144,446   $151,668   $159,251  $167,214      $175,574
Less Collection Loss Allowance     1,376       1,444      1,517      1,593     1,672         1,756
                                ------------------------------------------------------------------
Effective Gross Income           136,191     143,001    150,l51    157,659   165,542       173,819


Less Management Expense            2,724       2,860      3,003      3,153     3,311         3,476
                                ------------------------------------------------------------------

Net Operating Income            $133,468    $140,141   $147,148   $154,506  $162,231      $170,342
Discount Rate
Discount Factor                   0.1240      0.1117     0.1007     0.0907     0.0817       0.0736
Present Value                    $16,555     $l5,660    $14,813    $14,012    $13,255      $12,539


----------                                                            66

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                              LEASED FEE VALUATION
                              ----------------------------
Lease Commenced:              10830 SW Greenburg
Initial Term:                 Tigard/Waahington Square, OR
Current Rate:                 As of December l, 1996
Growth Rate:                  ============================


Fiscal Year (Dec-Nov)                2022     2023      2024       2025       2026        2027       2028
===========================================================================================================
GROSS INCOME
Annual Rent                       $184,353  $193,578  $203,249   $213,412   $224,082    $235,287   $247,051
Less Collection Loss Allowance       1,844     1,936     2,032      2,134      2,241       2,353      2,471
                                ---------------------------------------------------------------------------
Effective Gross Income             182,510   191,635   201,217    211,278    221,842     232,934    244,580


Less Management Expense              3,650     3,833     4,024      4,226      4,437       4,659      4,892
                                ---------------------------------------------------------------------------

Net Operating Income              $178,859  $187,802  $197,193   $207,052   $217,405    $228,275   $239,689
Discount Rate
Discount Factor                     0.0663    0.0597    0.0538     0.0485     0.0437      0.0394     0.0355
Present Value                      $11,861   $11,220   $10,613    $10,040     $9,497      $8,984     $8,498


Fiscal Year (Dec-Nov)             2029        2030       2031       2032      2033          2034
==================================================================================================
GROSS INCOME
Annual Rent                     $259,403    $272,374   $285,992   $300,292  $315,306      $27,189
Less Collection Loss Allowance     2,594       2,724      2,860      3,003     3,153          276
                                -----------------------------------------------------------------
Effective Gross Income           256,809     269,650    283,l32    297,289   312,153       27,313


Less Management Expense            5,136       5,393      5,663      5,946     6,243          546
                                -----------------------------------------------------------------

Net Operating Income            $251,673    $264,257   $277,240   $291,343  $305,910      $26,767
Discount Rate
Discount Factor                   0.0319      0.0288     0.0259     0.0234    0.0210       0.0190
Present Value                     $8,039      $7,604     $7,193     $6,804    $6,436         $507


----------                                                            67

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                           DIRECT COMPARISON APPROACH

The Direct Comparison Approach attempts to estimate the value of the subject property by comparing sales of similar properties within the market area of the subject. These sales are inspected, verified as to price, terms and conditions of the property at the date of sale, location, and income characteristics of the property. The data are then analyzed and compared to the subject property. The units of comparison considered significant in determining the subject's market value are the sale price per square foot and price per unit. In addition, a Gross Room Multiplier is derived for use as an additional measure of value for this approach. The overall rate is also abstracted from the market data for use in the Income Approach.

A search of the subject's regional market area was conducted to find sales of generally comparable hotel facilities that have occurred in the recent past. A summary of the sales that were considered most relevant for this analysis are summarized on the following page.


----------                                                            68

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                         REGIONAL SUMMARY OF HOTEL SALES


====================================================================================================
                                  Date of    Year   Building      Land    Land/Bldg  No of   Gross
No.   LOCATION                      Sale     Built    Area        Area      Ratio    Units  Area/Rm.
====================================================================================================
1  Comfort Inn                     May-95    1990    30,740      76,405     2.49:1    58      530
   13207 NE 20th Avenue                              Est.
   Vancouver WA


2  Comfort Inn                     Jun-96    1992    34,000      66,646     1.96:1    64      531
   8855 SW Citizens Drive
   Wilsonville OR

3  Ramada Inn                      Oct-94    1978    68,410      16,200     0.24:1   120      570
   2201 Fifth Avenue
   Seattle, WA

4  Travelodge                      Jun-94    1961    30,821      56,912     1.85:1    74      416
   4715 25th Avenue NE
   Seattle, WA

5  West Coast Gateway Hotel        Mar-96    1990    59,074      71,165     1.20:1   145      407
   1841 Pacific Highway South
   Seattle, WA

6  Best Western Hotel              Mar-95    1986    91,618     262,749     2.87:1   147      623
   15901 W. Valley Highway
   Tukwilla WA


=======================================================================================================
                                    Sale          Price/   Price/          Comments
No.   LOCATION                      Price         Sq.Ft.    Unit
=======================================================================================================
1  Comfort Inn                    $2,800.00       $91.09   $48,276    Occupancy rcported at 70 percent
   13207 NE 20th Avenue                                               ADR @ $46 00. No food and beverage
   Vancouver WA                                                       One meeting room, spa, pool, excercise
                                                                      Located near new mall.

2  Comfort Inn                    $2,600,000      $76.47   $40,625    Two-story wood frame motel located
   8855 SW Citizens Drive                                             in suburban location.
   Wilsonville OR

3  Ramada Inn                     $8,400,000     $122.79   $70,000    Four-story wood frame & stucco
   2201 Fifth Avenue                                                  downtown location. Renovated prior
   Seattle, WA                                                        to sale. $70 ADR estimate.

4  Travelodge                     $4,200,000     $136.28   $56,757    Includes retail building (Blockbuster)
   4715 25th Avenue NE                                                ADR est $55.00
   Seattle, WA                                                        Pool, spa

5  West Coast Gateway Hotel       1l,2l8,164     $189.90    $77,367   Sea Tac Airport location
   1841 Pacific Highway South                                         All cash sale.
   Seattle, WA

6  Best Western Hotel             $5,500,000      $60.03    $37,415   Three-story wood frame structure
   15901 W. Valley Highway                                            includes restaurant, spa, excercise
   Tukwilla WA                                                        room and outdoor pool.


    Unadjusted Range       $60.03      to    $189.90 /Sq.Ft.
                          $37,415      to    $77,367 /Unit

                            Mean      $112.76 / Sq Ft    $55,073 / Unit



----------                                                            69

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                                    Sales Map



                               [GRAPHIC OMITTED]



----------                                                            70

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                              COMPARABLE SALE NO. 1


                                [GRAPHIC OMITTED]


ADDRESS:                     Comfort Inn                       GRANTOR:                Ray Patel, et al.
                             13207 NE 20th Avenue              GRANTEE:                Shree Ram LLC
                             Vancouver, WA
DESCRIPTION:                 Two-story wood frame              DOCUMENT #:             Na
                             and stucco limited service        MARKET TIME:            Na
                             hotel                             NUMBER OF UNITS:        58
YEAR BUILT:                  1990                              SALE PRICE:             $2,800,000
LOT SIZE:                    76,405 S.F.                       SALE DATE:              June 5, 1995
CONDITION:                   Average/Good                      TERMS:                  $350,000 down
QUALITY:                     Average                                                   seller wrapped existing $1.45M
                                                                                       1st TD with, due in 10 years

BUILDING AREA:               30,740 S.F.                       GROSS INCOME:           $685,540
LAND:BLDG RATIO:             2.49:1                            NET INCOME:             $288,000
PRICE/S.F.:                  $91.09                            OVERALL RATE            10.29%
PRICE/UNIT:                  $48,276                           GRM:                    4.08
FF&E:                        $140,000

COMMENTS: This property is located at the Vancouver Mall north of Portland Airport in a newly developing area. It is a newer property in good condition but round about access. 1994 ADR reported at $46.00 and Occupancy at 70%.


----------                                                            71

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                              COMPARABLE SALE NO. 2



                               [GRAPHIC OMITTED]


ADDRESS:                     Comfort Inn                       GRANTOR:            Mahalaxmi Inc.
                             8855 SW Citizens Drive            GRANTEE:            Ganesh Enterprises
                             Wilsonville, OR
DESCRIPTION:                 Two-story wood                    DOCUMENT #:         960304444
                             frame limited service             MARKET TIME:        Na
                             hotel
NUMBER OF UNITS:             64
YEAR BUILT:                  1992                              SALE PRICE:         $2,600,000
LOT SIZE:                    66,646 S.F.                       SALE DATE:          June 19, 1996
CONDITION:                   Average/Good                      TERMS:              $800,000 down
QUALITY:                     Average                                               $1,8M 1st Td Commercial
                                                                                   Bank
BUILDING AREA:               34,000 S.F.                       GROSS INCOME:       $804,825
LAND:BLDG. RATIO:            1.96:1                            NET INCOME:         $310,628
PRICE/S.F.:                  $76.47                            OVERALL RATE        11.95%
PRICE/UNIT:                  $40,625                           GRM:                3.23
FF&E:                        $160,000 Est.

COMMENTS: This suburban property is located near Highway 5 and is a newer property with good exposure but less than direct access.


----------                                                            72

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                              COMPARABLE SALE NO. 3



                               [GRAPHIC OMITTED]


ADDRESS:                     Ramada Inn                        GRANTOR:            2200 Fifth Ave. Ltd.
                             2200 5th Avenue                   GRANTEE:            Devin Corporation
                             Seattle, WA
DESCRIPTION:                 Four-story over parking           DOCUMENT #:         9410280992
                             frame and stucco hotel            MARKET TIME:        6 months
                             with restaurant/lounge            UMBER OF UNITS:     120
YEAR BUILT:                  1978                              SALE PRICE:         $8,400,000
LOT SIZE:                    16,200 S.F.                       SALE DATE:          October 28, 1994
CONDITION:                   Average                           TERMS:              $3,000,000 down
QUALITY:                     Average                                               $5,400,000 1st Td Seafirst
                                                                                   Bank
BUILDING AREA:               68,410 S.F.                       GROSS INCOME:       Na
LAND:BLDG RATIO:             0.24:1                            NET INCOME:         Na
PRICE/S.F.:                  $122.79                           OVERALL RATE        Na
PRICE/UNIT:                  $70,000                           GRM:                Na

COMMENTS: This property is located on Fifth Avenue in the Denny Grade area of downtown Seattle. It was renovated prior to the sale with new lobby, HVAC and FF&E. Property leases additional parking nearby. Seller leased back property for 10 years, terms unknown. Central city location, average appeal.


----------                                                            73

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                              COMPARABLE SALE NO. 4



                               [GRAPHIC OMITTED]



ADDRESS:                     Travelodge                        GRANTOR:            Vincent Hanna Fowler Inv.
                             4715-25 25th Avenue NE            GRANTEE:            P.B. Investments Ltd.
                             Seattle, WA
DESCRIPTION:                 One and two-story wood            DOCUMENT #:         9506222113
                             frame and stucco motel            MARKET TIME:        12 month
                             with 6,700 sf retail building
NUMBER OF UNITS:             74
YEAR BUILT:                  1961                              SALE PRICE:         $4,200,000
LOT SIZE:                    56,912 S.F.                       SALE DATE:          June 22, 1994
CONDITION:                   Average                           TERMS:              All cash
QUALITY:                     Average
BUILDING AREA:               30,820 S.F.                       GROSS INCOME:       Na
LAND:BLDG RATIO:             1.85:1                            NET INCOME:         Na
PRICE/S.F.:                  $136.28                           OVERALL RATE        Na
PRICE/UNIT:                  $56,757                           GRM:                Na

COMMENTS: This suburban property is located north of the University of Washington and across from University Village shopping center. The Travelodge has a detached Blockbuster retail store on the site which enhanced the sales price. That store is leased at $9,520 per month triple net with 7 years remaining. Extraction of retail portion value indicates $800,000 based on capitalization of lease income for 7 years plus reversion on the Blockbuster lease. Residual to the Motel is $3,400,000 or $45,945 per unit and $110.32 per square foot.


----------                                                            74

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                              COMPARABLE SALE NO. 5



                               [GRAPHIC OMITTED]


ADDRESS:                     Westcoast Gateway Hotel           GRANTOR:            Gateway Hotel LP
                             18415 S. Pacific Highway          GRANTEE:            Patriot American Hospitality
                             Sea-Tac, WA
DESCRIPTION:                 Six-Story, good quality Class     DOCUMENT #:         7110-407
                             B hotel w/ restaurant, lounge     MKTG.TIME::         N/A
                             Pool and spa amenities.           ROOM CT.:           145
YEAR BUILT:                  1990                              SALE PRICE:         $ 11,218,164
LOT SIZE:                    71,165 SF (1.63 Acre)             SALE DATE:          March, 1996
CONDITION:                   Good                              TERMS:              Cash Equivalent
QUALITY:                     Average-Good                      CLASS:              Limited service, upper tier
BUILDING AREA:               59,074 SF                         GROSS INCOME:       N/A
LAND:BLDG RATIO:             1.20:1                            NET INCOME:         N/A
PRICE/SF:                    $189.90                           OVERALL RATE        N/A
PRICE/UNIT:                  $77,367                           GRM:                N/A

COMMENTS: This property is located adjacent to the Sea-Tac International Airport. It has one of the best proximities of the hotels along Pacific Highway. Constructed of good quality Class B materials. Part of a five property portfolio sale which included 3 Seattle properties, 1 in Wenatchee, and 1 in California. Unable to obtain operating data to extract OAR, or revenue/expense ratios.


----------                                                            75

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                              COMPARABLE SALE NO. 6




                               [GRAPHIC OMITTED]


ADDRESS:                     Best Western Southcenter          GRANTOR:            United States National Bank
                             15901 W. Valley Highway           GRANTEE:            Wen & Liu
                             Tukwilla, WA
DESCRIPTION:                 Three-story and one-story         DOCUMENT #:         95-3311394
                             wood frame structures,            MKTG.TIME::         N/A
                             restaurant, pool & spa            No Of Units:        147
YEAR BUILT:                  1986                              SALE PRICE:         $5,500,000
LOT SIZE:                    262,749 S.F.                      SALE DATE:          March 31, 1995
CONDITION:                   Average                           TERMS:              Cash Equivalent
QUALITY:                     Average
BUILDING AREA:               91,618 S.F.                       GROSS INCOME:       N/A
LAND:BLDG RATIO:             2.87 :1                           NET INCOME:         N/A
PRICE/SF:                    $60.03                            OVERALL RATE        N/A
PRICE/UNIT:                  $37,415                           GRM:                N/A

COMMENTS: This property is regarded as the limited service hotel facility in the Seattle-Tacoma market area. Located near Freeway across the street from newer Embassy Suites and north of Residence Inn Hotel in a suburban location. Unable to obtain operating data to extract OAR, or revenue/expense ratios.


----------                                                            76

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR

To compare the relevant sales to the subject property, consideration has been given to such factors as financing, market conditions, conditions of sale and physical and economic characteristics such as location, quality of the improvements, age and condition of the improvements, overall size and property operation levels.

Property Rights Conveyed

This adjustment considers the differences in legal status (interest) between the subject property and the comparable sales. Specific interests convey different types of rights in a property that affect value. Property rights can be defined as fee simple, leased fee and leasehold interests. All the sales used were fee simple estates and no property rights adjustments are necessary.

Financing Adjustment

Typical income producing property sales transactions involve some combination of mortgage financing and cash (or equity) transfer. Knowledgeable investors are aware that the use of mortgage financing will have an effect on the yield to equity funds. The careful structuring of the mortgage and equity components of a transaction may produce higher returns to the equity position than the overall return to the property (positive leverage). This process can work in the opposite direction when the rate paid for mortgage funds exceeds the overall rate produced by the property (negative leverage). When the terms of the sale are atypical, the result may be a price that is higher or lower than that of a normal market transaction. In this analysis, it is assumed that the subject is expected to sell for cash or with the prevalent institutional financing terms available.

The comparable sales have been reviewed in reference to their financing and typically involved normal or large down payments with the balance typically financed by the seller or major lending institutions at prevailing long term rates. No secondary financing was of any particular advantage and was not considered to affect the sale prices. Based on an analysis of the financing terms of the comparable sales, no adjustments were required and the sales are all cash equivalent.

Conditions of Sale

The comparables were reviewed for their conditions of sale surrounding the transactions. Sale 4 has a retail store on site that is estimated to contribute approximately $800,000 which results in an adjusted price to the hotel property of $3,400,000 or $45,945 per room. Sale 5 sold to the same buyer as part of a 5 property portfolio sale. However, the prices were established for each of the sale properties separately and no adjustment is necessary. The other sales are not considered to require any conditions of sale adjustments since the sales prices were all based on market value with no unusual conditions surrounding the transactions.


----------                                                            77

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR

Market Conditions

The next adjustment to the comparables is to determine any change in value associated with the passage of time. Due to changes in market conditions between the date of sale and the date of valuation, an adjustment must be made to compare the comparable sale to the subject. Changes in the market conditions often result from various causes such as inflation, deflation, changing demand or supply and changes in the general economy. It is noted that the adjustment is not for the passage of time itself, but for the changes in market conditions that have occurred over the time period in question. The best indication of value change over time is the sale and resale of the same property. The sales used occurred between mid 1994 and mid 1996, under similar market conditions as exist for the subject valuation. No market conditions adjustments are warranted.

Locational, Quality, Age and Condition and General Adjustments

The sales used indicate a range between $60.32 to $189.90 per square foot. They range between $37,415 to $77,367 per unit. The sales occurred between June 1994 and June 1996 and are the best available sales comparables for use in comparison to the subject property due to their generally similar physical and economic characteristics.

It is noted here that we reviewed several motel/hotel sales in the local market area which occurred in the past two years and found most to have sold at prices below the low end of the above range. Many of those properties are locally oriented, poorly performing properties which did not represent viable investment alternatives to the subject and thus they were not included in our analysis. We had to broaden our search to a regional market since we considered the subject property to have a regional investment and market appeal. While the sales used are not direct comparables to the subject property, generally being in urban locations and larger market areas, they are the best indicators of the subject's value due to its economic and market characteristics which are more similar to the sales used than to local sales, and due to its regional identity as part of the regional chain with a good reputation and an established guest following.

Since the validity test for all adjustments in the sales comparison approach is what the market reaction to differences will be, we conclude that the market's reaction to one property over another is ultimately reflected in its stabilized operating performance. Market preferences for dozens of amenities and characteristics including neighborhood/location, pool/spa's, exercise rooms, restaurants, shuttle services, continental breakfasts, free movie channels etc. are all expressed in the economic productivity of the going concern. The better the amenity mix the more the property generates. Conversely, if the operations and facilities fail to meet local standards and customer preferences, this will be reflected in a lower economic performance.



----------                                                                 78

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR

Therefore, individual adjustments for property characteristics are not even attempted here. Developing statistical correlation to determine the relative contribution to total property value of various amenities or locational characteristics would become absurdly complex. Instead we focus on the range of values indicated on a per unit basis and on the value indicators that indicate economic productivity and return potential. These are the gross revenue multiplier (GRM) and the overall capitalization rate (OAR).

Gross Revenue Multipliers

We were careful to select our primary comparable sales from within the general region of the subject property where similar economies and social factors impact value. However when we attempted to verify income and operating expense information for the sales referenced herein we were only able to confirm data for two of the six sales profiled here. This is simply too small a sampling to develop reliable GRM and OAR indicators for estimating values through the Sales Comparison Approach. Therefore we have summarized these sales together with four other supplementary sales for which income/expense data and GRM/OAR indicators could be extracted and verified. These sales are summarized on the table on the previous page.

These sales represent a broader cross-section of hotel properties encompassing limited and full service properties, and include some middle and upper tier market operations. The best GRM value indicators for the subject property are indicated by Sale Nos. 1 through 4 which suggest GRM's in the high 3 and low 4 times. We have estimated a GRM of 4.0 is applicable to the subject property which indicates a value of:

                 $1,296,009 x 4.0 GRM   =    $5,184,033

                 Rounded                     $5,185,000

Value Per Unit

Recognizing that these indicators yield somewhat divergent values, we must point out that without a highly detailed, multi-factorial quantitative adjustment process, the sales comparison approach is going to yield the most divergent array of value indicators of the three approaches. Attempting to apply "reasonable" adjustments injects so much subjectivity into the analyses that we conclude the principal benefits of the direct sales comparison approach are diagnostic rather than projective. They may reveal operating, economic and functional anomalies of the subject property but in the end prove marginal at actually predicting value.



----------                                                       79

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                           SUPPLEMENTAL HOTEL SALES

=================================================================================================================================
                              Date of  Year   Building  No of     Gross                     Sale     Price/  Price/
 No.    LOCATION               Sale    Built    Area    Units    Revenue      NOI           Price     Sq. Ft.  Unit   GRM   OAR
=================================================================================================================================
1   Comfort Inn               May-95   1990    30,740    58      $685,540    $288,000     $2,800,000  $91.09 $48,276  4.08 10.29%
    13207 NE 20th Avenue
    Vancouver. WA

2   Capital Inn/Days Inn      Jan-95   1990    29,949    81      $778,745    $373,765     $3,320,000 $110.86 $40,988  4.26 11.26%
    120 College Street
    Lacey WA

3   Quality Inn               Oct-95   1977/86 29,200    73      $685,200    $293,760     $2,625,000  $89.90 $35,959  3.83 11.19%
    1545 NE Burnside
    Gresharn OR

4   Comfort Inn               Jun-96   1992    34,000    64      $804,825    S310,628     $2,600,000  $76.47 $40,625  3.23 11.95%
    8855 5W Citizens Drive
    Wilsonville OR

5  Ameritel Inn               Jun-96   1991    48,966    94    $1,652,218    $823,838     $6,110,000 $124 78 $65,000  3.70 13 48%
   Confidential

6  Bellevue Hilton            Aug-95   1979   122,369   180    $3,945,000  $1,107,000    $12,300,000 $100.52 $68,333  3.12  9.00%
   100 112th Street NE
   Bellevue WA


                                 Mean:                                                                $98.93 $49,863  3.70 11.19%


    Unadjusted Ranges:            $76.47    to    $124.78/Sq.Ft.
                                 $35,959    to    $68,333 /Unit
                                    3.12    to       4.26 GRM
                                   9.00%    to      13.48% OAR

----------                                                       80

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR

The primary sales comparables most similar to the subject in geographic proximity, size, type of operation and age are Sales Nos. 1, 2, 4, and 6. These sales suggest values in the mid 40,000's per unit. However, these properties are priced at a lower daily rate and achieve lower occupancies which require us to be above that range. Sales Nos. 3 and 5 indicate a value range of $70,000 and $77,367 per unit and represent more similar economic characteristics but superior locations. Given the age and overall condition of the subject we conclude that the subject is between the two ranges indicted above. Therefore, we conclude on a value of $70,000 per room or:

                    77 Units @ $70,000 per Unit = $5,390,000

                              Conclude @ $5,400,000

Correlation of Value

The two units of comparison applied indicate a range of value for the subject property between $5,185,000 and $5,400,000. We have selected a value indication at the middle of the two indications, less the ground leased fee interest of $790,000, calculated in the Land Valuation section of this report, to indicate a leasehold interest as follows:

        Indicated Value in Fee                              $5,200,000
        Less Leased Fee Interest                            $   790,000
                                                            -----------
        Indicated Value Leasehold                           $4,410,000

                  Conclude                   $4,410,000
                                             ==========



----------                                                            81

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                                 INCOME APPROACH

The Income Approach is premised upon the principle of anticipation which holds that value is determined by the present worth of the anticipated future benefits. These benefits in the case of an income producing property are the net cash flows, the reversion at the end of the holding period, and the inherent tax benefits afforded an owner of income property.

In this approach, the value is estimated by the capitalization of the expected future net income. Capitalization is the process of converting an income stream into a single capital value. This is the amount that a prudent, typical informed purchaser would pay as of the valuation date for the right to receive the forecast net income over the specific period.

In order to make relatively accurate income and expense projections for the subject property, we have relied on the subject's actual operating history for the past three years, plus the trailing 12 months ended August 1996. We also relied on market conditions, lodging industry reports and our survey of lodging competition in the subject's area. We also analyzed local industry trends from Star Reports as prepared by Smith Travel Research.

As a part of our analysis to develop the potential gross income of the subject, the appraiser has conducted a survey of hotel facilities considered to be competitive with the subject property. The survey focused on hotels which are considered to be primary competition to the subject. These hotels are summarized on the following page.


----------                                                            82

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                          SUMMARY OF COMPETITIVE HOTELS

                                       NO OF               RACK
NO.    LOCATION                        ROOMS               RATE                         COMMENTS
------------------------------------------------------------------------------------------------
1.     Phoenix Inn                     56                  $82             Single King
       9575 SW Locust                                      $97             Double Queen
       Tigard, OR                                          $5 each additional person

This Phoenix Inn is located approximately three blocks north of the subject property. It contains 56 mini-suite rooms, each with a microwave and refrigerator. There is a pool, spa and fitness center. Each guest receives a complimentary continental breakfast. This property is very good condition and was constructed approximately one year ago. Occupancy is estimated at 70-75%, based upon experience of other Phoenix Inns in comparable locations.

2.     Phoenix Inn                     62                  $62             Single King
       14905 SW Bangy Road                                 $67             Double Queen
       Lake Oswego, OR                                     $5 each additional person

This Phoenix Inn is located near the interchange Highway 217 and Interstate 5, approximately two miles east of the subject. This facility was constructed in 1992, and is in good condition. There is no restaurant on site, however several are located around and adjacent to the property. This property contains 62 rooms, pool, spa and fitness center. Guest receive a complimentary continental breakfast. Overall condition, location and quality of this facility is good. Occupancy is estimated at 70-75%, based upon experience of other Phoenix Inns.

3.     Quality Inn                     118                 $59 - $65       Double Queen
       7300 SW Hazelfern Road                              $64             Double Queen Mini-suite
       Tigard, OR                                          $69             Single King Mini-suite

This facility has an outdoor heated pool, indoor spa and fitness center. It is a limited service facility located near the Tualatin/Interstate 5 interchange. Several restaurants are located in close proximity to this property. Overall quality and condition is average. The building was constructed in 1979 and remodeled last year. Guest at this motel receive a complimentary continental breakfast. Occupancy is estimated to be 65% to 70%.


----------                                                            83

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR

4.     Pepper Tree Inn                 73                  $59.95 - $64.95 Single Queen
       10720 SW Allen Blvd.                                $74.95 - $84.95 Double Queen
       Beaverton, OR

The Pepper Tree Inn is located in the northeast quadrant of Highway 217 and SW Allen. The overall quality and condition is average to good. This is a limited service motel which features continental breakfast, outdoor swimming pool and spa. Each room has a microwave oven, refrigerator and coffee maker. This is a 15-year old facility which has been remodeled this year. Occupancy is estimated at 65%, based upon location, quality and amenities.

5.     Subject Shilo Inn               77                  $59 - $79       Single Queen
       10830 SW Greenburg Road                             $65 - $89       Double Queen
       Tigard, OR                                          $69 - $95       Single King
                                                           $79 - $105      King/Kitchenette
                                                           $75 - $99       Triple Queen

The subject is a limited service motel with indoor spa, steam room, sauna and fitness. Overall quality and condition is good. Motel guests receive a complimentary continental breakfast. Access to Highway 217 and Interstate 5 is good, as well as Washington Square Mall, area restaurants and support services. Occupancy has ranged from 62% to 73% over the past four years. The last two years operations indicates occupancy of 73% and 72%.


----------                                                            84

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                              COMPETITIVE MOTEL MAP




                               [GRAPHIC OMITTED]




----------                                                            85

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                             COMPETITIVE MOTEL NO. 1


--------------------------------------------------------------------------------



                               [GRAPHIC OMITTED]



--------------------------------------------------------------------------------



                             COMPETITIVE MOTEL NO. 2

--------------------------------------------------------------------------------



                               [GRAPHIC OMITTED]



--------------------------------------------------------------------------------




----------                                                            86

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                             COMPETITIVE MOTEL NO. 3

--------------------------------------------------------------------------------



                               [GRAPHIC OMITTED]




--------------------------------------------------------------------------------


                             COMPETITIVE MOTEL NO. 4


--------------------------------------------------------------------------------



                               [GRAPHIC OMITTED]



--------------------------------------------------------------------------------



----------                                                       87

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                           COMPETITIVE MARKET OVERVIEW

The subject property is located in a steadily developing area with strong local and regional consumer interest in the southwest Portland metropolitan area. There are several local, regional and national companies located within the general area, including Nike, Intel, General Motors, which create additional commercial service demand for lodging facilities to house visiting business people. Some tourist demand also contributes to the local hotel/motel demand. The proximity of Washington Square, as well as the companies mentioned above, place the subject property in a favorable location due to access from Highway 217 and Interstate 5.

The subject property is a limited service facility with a few competitors located within the general area. The previously mentioned facilities are considered to comprise the majority of the subject competition. In addition to these facilities, there are several full-service hotels in the area, including Embassy Suites, Courtyard and the Greenwood Inn. While these are located in the subject area, they are not considered to be competitive due to their substantially higher room rates, which attract full-service hotel client, as well as convention delegate and business traveler. The subject property provides services and facilities demanded by the business traveler and casual tourist not requiring a full-service hotel.

The following summarizes the competitive facilities in the subject area:

         Property                           Number of Rooms
         --------                           ---------------

         Phoenix Inn - Tigard                          56
         Phoenix Inn - Lake Oswego                     62
         Quality Inn - Tigard                         118
         Pepper Tree Inn - Beaverton                   73
         Subject Shilo Inn - Tigard                    77
                                                     ----
                  Total Rooms:                        386

The Inn at Exit 290 (Best Western) is located near the Quality Inn in Tigard. This is an older facility which is undergoing substantial renovation, anticipated to be completed in the Spring of 1997. Due to its age and condition, this property is not considered to compete. Both this property and the Quality Inn are more geared toward transient guests utilizing Interstate 5.

The subject property represents 20% of the competitive rooms in the subject area. It has maintained its market share, even with the addition of 56 rooms in the immediate area within the last year. Analysis of the area reveals that there is minimal comparable land available for development of more rooms which would compete with the subject. Therefore, based upon the location, management, current room rates and competition, it is estimated that the subject property can easily maintain its current market share, with occupancy ranging from 72% to 73%.



----------                                                       88

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR



                                   SHILO INN
# of Rooms          77             10830 SW Greenburg Rd.        Ground Lease
                                   Washington Square, OR
Building Area   29,952 sf          RECONSTRUCTED HISTORICAL OPERATING DATA

                                          1993                            1994
=====================================================================================================
Occupancy Rate                           70.00%                          69.00%
Average Room Rate                       $55.68                          $58.05
-----------------------------------------------------------------------------------------------------

                                                % Total  Per Room                  % Total  Per Room m
-----------------------------------------------------------------------------------------------------
REVENUES
Room Rentals                         $1,073,276    97.3%  $13.939    $1.007.554       97.2%   $13,085
Restaurant                                    0     0.0%       $0             0        0.0%        $0
Telephone                                22.335     2.0%     $290        20,242        2.0%      $263
Other Incomne                             6,988     0.6%      $91         8,612        0.8%      $112
-----------------------------------------------------------------------------------------------------
Total Revenue                        $1,102,599   100.0%  $14,319    $1.036,408      100.0%   $13,460


EXPENSES
Departmental Expenses
Rooms Department                        200,380    18.2%   $2,602       201,312       19.4%    $2,614
Food & Beverage                          19,320     1.8%     $251        17.062        1.6%      $222
Telephone                                20.654     1.9%     $268        17,882        1.7%      $232

Undistributed Operating Expenses
Administrative & General                 44.737     4.1%     $581        33,124        3.2%      $430
Management                               55,140     5.0%     $716        51,820        5.0%      $673
Marketing                                33.192     3.0%     $431        23,241        2.2%      $302
Utilities                                42,264     3.8%     $549        39,771        3.8%      $517
Property Operations & Maintenance        26,971     2.4%     $350        22,614        2.2%      $294
Capital Expenditures                     15.905     1.4%     $207        56,863        5.5%      $738
Miscellaneous                             2,918     0.3%      $38         2,867        0.3%       $37

Fixed Charges
Property Tax & license                   47,163     4.3%     $613        39,295        3.8%      $510
Insurance                                 5,769     0.5%      $75         5,745        0.6%       $75
Ground Rent                              41,738     3.8%     $542        47,703        4.6%      $620
-----------------------------------------------------------------------------------------------------
Total Expenses                         $556,151    50.4%   $7,223      $559,299       54.0%    $7,264

NET OPERATING INCOME                   $546,448    49.6%   $7,097      $477,109       46.0%    $6,196
-----------------------------------------------------------------------------------------------------



                                                                         Trailing 12
                                              1995                       Months 8/96
====================================================================================
Occupancy Rate                               71.00%                         72.00%
Average Room Rate                           $60.68                         $61.58
------------------------------------------------------------------------------------

                                                    % Total  Per Room            % Total  Per Room
-------------------------------------------------------------------------------------------------
REVENUES
Room Rentals                            $1,194,926    96.6% $15,519   $1,228,791    96.7% $15,958
Restaurant                                       0     0.0%      $0            0     0.0%      $0
Telephone                                   32,740     2.6%    $425       31,324     2.5%    $407
Other Incomne                                9,931     0.8%    $129       10,976     0.9%    $143
-------------------------------------------------------------------------------------------------
Total Revenue                           $1,237,597   100.0% $16,073   $1,271,091   100.0% $16,508


EXPENSES
Departmental Expenses
Rooms Department                           214,463    17.3%  $2,785      235,389    18.5%  $3,057
Food & Beverage                             20,299     1.6%    $264       23.118     1.8%    $300
Telephone                                   22,552     1.8%    $293       20,596     1.6%    $267

Undistributed Operating Expenses
Administrative & General                    53,819     4.3%    $699       43,942     3.5%    $571
Management                                  61,880     5.0%    $804       63,555     5.0%    $825
Marketing                                   45,786     3.7%    $595       44,655     3.5%    $580
Utilities                                   41,781     3.4%    $543       43,105     3.4%    $560
Property Operations & Maintenance           37,790     3.1%    $491       35,956     2.8%    $467
Capital Expenditures                        37,356     3.0%    $485       32,652     2.6%    $424
Miscellaneous                                3,843     0.3%     $50        3,260     0.3%     $42

Fixed Charges
Property Tax & license                      32.540     2.6%    $423       30,108     2.4%    $391
Insurance                                    4,958     0.4%     $64        4.162     0.3%     $54
Ground Rent                                 50,089     4.0%    $651       51,848     4.1%    $673
-------------------------------------------------------------------------------------------------
Total Expenses                            $627,156    50.7%  $8,145     $632,346    49.7%  $8,212

NET OPERATING INCOME                      $610,441    49.3%  $7,928     $638,745    50.3%  $8,295
-------------------------------------------------------------------------------------------------


----------                                                       89

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR

Occupancy and Room Revenue Estimates

The subject's reconstructed historical operating summary, as provided by the Shilo Inn, is located on the previous page. The subject's occupancy was 70 percent in 1993, 69 percent in 1994 and increased to 71 percent in 1995 and 72 percent for the trailing 12 months in 1996. The average daily room rate has increased from $55.68 in 1993 to $61.58 in 1996. We expect the subject property to maintain its operation within this range of the market for the foreseeable future. The Smith Travel Research report located in the addenda indicates that occupancy market wide has increased from 62.9 percent in 1993 to 64.8 percent in 1994 to 67.5 percent in 1995 and is achieving 70.3 percent in the first nine months of 1996. The average daily rates have similarly increased from $55.14 in 1993 to $66.07 in 1996. These figures reflect support for the subject's operations. Based on our analysis of the competitive market area and the subject's operations, it is our opinion that the subject will maintain average occupancy rate of 72 percent per year. An average daily rate of $62 for year one, projected to increase at an annual rate of 3 percent per year.

Other Revenues

Other revenues include telephone income, estimated at 2.50 percent of room revenues and miscellaneous other income from vending machines and similar items, which is estimated at 0.8 percent of room revenues. The subject's history is the best indicator of these revenue.

EXPENSE ANALYSIS

In addition to the subject's actual historical operating data, previously presented, we have reviewed expense data as reported in Trends by PKF Consulting, and Star Travel Research which are both located in the addenda.

Departmental Expenses - Rooms

Room expenses include salaries, wages, payroll taxes and fringe benefits for front desk staff and housekeeping personnel; general hotel expenses (excluding franchise fees); guest room supplies; cleaning supplies; laundry, linen; reservations/booking expenses; travel agent commissions; and numerous other small expense categories. PKF industry standards indicate a range from $3,166 to $3,950 per room. Star Research reports rooms department expenses to range from $3,208 to $4,432. The subject's reconstructed historical data indicates a range from $2,602 to $3,057 per room. The subject is operating at stable and consistent levels which are below industry averages. We have projected $3,000 per room for departmental room expense which is similar to the subject's actual historical performance.


----------                                                            90

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR

Telephone

Telephone expenses include monthly service charges, local and long distance charges billed by the phone company. The subject property utilizes a discount rate long distance provider which bills in six second increments, and offers discounted long distance rates. Although the ratio of phone revenues to expenses are in line with the industry standard at about 2:1, these operations comprise a small percentage of revenue. We have utilized an expense ratio of 70 percent of telephone revenues based on historical data.

UNDISTRIBUTED OPERATING EXPENSES

These expenses reflect the expenses and fixed overhead items which are not attributable to any specific activity or profit center but are required to maintain the going concern operation. These include Administrative and General Expenses; Franchise Fees; Marketing and Guest Entertainment costs; Property Operation and Maintenance Costs; Energy / Utility Costs and miscellaneous other unallocated departmental costs.

Administrative and General

These expense items include: administrative staff salary/wages, payroll taxes and benefits; bookkeeping and accounting; vehicle expenses; credit card commissions; office supplies; printed materials; postage; professional and legal fees; contract security; and owner/manager travel expenses, and bad debt write-offs. PKF reveals that industry standards for administrative and general expenses in the two property categories we compared the subject to ranged from 7.8% to 9.0%. Smith Travel indicates this expense to range from 9.1% to 9.4% for the subject's categories. The subject expended between 3.2% and 4.3% for G&A over the past four years. We conclude that the most subject's actual experience, with some consideration to industry averages, is the best indicator of this expense and have selected 4.0% for our projections.

Management Fees

The subject property is owner operated and the primary compensation paid to the owner managers comes in the form of profit distributions. A portion of the executive management compensation is also accounted for in Administrative salary/wages which are also somewhat below industry averages by several measures. A typical market derived management fee for an operation such as the subject should run at least 3.0%-5.0% according to most reliable sources. PKF industry standards indicate a range for management of 2.8% to 3.1%. Smith Travel indicates 2.8% to 3.8% for management expense in the subject's categories. The subject has a 5 percent internal accounting management fee. We have utilized a management fee of 5.0 percent for our projections which is above industry standards.



----------                                                            91

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR

Franchise and Marketing Expense

Franchise and marketing expense includes charges for regional or national chain affiliations or franchise, expenses for advertising, promotional literature and activities. Historically the subject has expended between 2.2% to 3.7% for advertising and there is no franchise fee since the subject is company owned. PKF industry standards indicate advertising expense to range from 3.7% to 3.9% and franchise fees to range from 0.9% to 1.9%. Smith Travel indicates 3.7% to 6.6% for advertising and 1.7% to 3.5% for franchise fees. Despite the current level of the subject's expenditures, we used the industry standards for our projections, since we look at typical owner requirements rather than Shilo's actual corporate profile. We have utilized a rate of 3.0% for franchise and 5.0% for marketing, for a total of 8%, based on our estimate of the appropriate costs for the subject property to continue to perform at current levels.

Energy / Utility Costs

Expenses in the Energy/Utility category are highly consistent over the previous four years of operation. We note that the Pacific Northwest has the lowest energy costs of any region of the US because of the relative abundance of hydroelectric power. The subject has expended between 3.4 to 3.8 percent in utility expenses in the past four years. PKF industry standards indicate a range from 3.9 to 5.0 percent and Smith Travel indicates a range from 4.8% to 6.3%. We have utilized 3.5 percent for our analysis based on the subject's historical data.

Property Operations and Maintenance

This category includes automotive maintenance; Building expenses; computer equipment and software systems; Copy Machine/Fax machine maintenance; maintenance contracts; grounds maintenance; painting and decorating; swimming pool/spa maintenance contracts; TV repairs; tools and other miscellaneous expenses. The subject has historically spent between 2.2 and 3.1 percent for repairs and maintenance which includes some capital improvements expenses. PKF industry standards indicate a range from 4.5 to 6.2 percent and Smith Travel indicates 4.2% to 5.2% for this item. We have utilized a rate of 3.0 percent based on the subject's most recent historical data and industry standards.

FIXED CHARGES

Property Taxes

According to the county assessor, the subject's current property taxes are $28,277. Taxes are based on six year cycle assessments with annual adjustments by the assessor. A sale does not trigger a reassessment. We expect future assessment increases to be in line with historical increases. Property taxes for the subject property are estimated at $32,000 in our projections to account for personal property taxes.



----------                                                            92

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR

Property Casualty Insurance

Insurance has been consistent during the last four years between 0.3 and 0.6 percent of total revenue which is slightly below the 1.0% to 1.2% level suggested by the industry standard data. A one year premium for fire and extended coverage and liability has been estimated at 0.42 percent. Industry averages are above the actual history of the subject but these are a general indicator overall, highly dependent on location and negotiations.
In the final analysis we relied on the subject's history.

Ground Lease Payment

The subject was leased by G.V. Miller, C.G. Potter, J.E. Boatwright and Robert
M. Schaefer, dba West Coast Service Company to William Brenner and Chi Tsung Pon, et al, on January 31, 1984 for a period of 30 years plus options for two additional 10 year terms that extends the possible leasehold until 2034. The lessees assigned their interest to Mark Hemstreet in November 1984. The current rent is $51,848 per year and is adjusted annually at 5%. We have used $54,440 as the annual rent for fiscal 1997 and grew it at 5% per year for the full period of our analysis.

Replacement Reserves

The short-lived building components and equipment which require replacement and for which a reserve account should be set up consist of roof covering, floor covering, draperies, water heaters, air conditioning systems and other mechanical systems servicing the buildings and other capital expenditures. Since these expenses are bound to occur, we have accounted for this expense item as a percentage of total revenue. Some of the replacement items are included in normal maintenance, supplies and room expense items.

The International Society of Hospitality Consultants released a comprehensive study in 1995 which examined historical industry-wide CapEx expenditures for the 10 year period from 1983 through 1993. The study, funded by 16 high profile national and international hospitality management companies, lenders and hotel operators concluded that the historical convention of reserving only 2%-3% of gross revenues was inadequate for funding the actual capital outlays required to maintain a property in a typically competitive market. They concluded that capital expenditures for limited service properties averaged 3.7%.

They also noted that CapEx expenditures increased significantly as a hotel ages with a spike every 7 to 9 years when major renovations of guest rooms and public areas are required. They pointed out that properties in their survey data built before 1981 averaged CapEx outlays of 9.6% of annual gross revenue. What this clearly reveals is that historical reserves have been grossly underestimated and have caused financial distress for both financiers and operators of hotel properties. The bottom line of the study is that properties over 7 to 8 years old, and certainly those over 10 years old will require reserves of roughly 2.5 times to 3.0 times the traditionally accepted reserve allowance. For upper-tier, limited service properties and lower-tier, full service properties this will equate to a total CapEx reserves of 4%-5% at a minimum, depending on age, method of construction, historical occupancy/use levels and prior CapEx investment.


----------                                                            93

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR

Capitalization Analysis

We have divided reserves charges into two categories: Furniture, Fixtures & Equipment and Improvement Reserves. The furniture, fixtures and equipment used in the operations of the subject property is charged at a rate of 3.0 percent of total revenue based on industry standards and our estimate of the useful life of the subject's FF&E. The improvements reserve for replacement expense is estimated at 2.5 percent of total revenue.

Direct Capitalization: This technique employs the use of an overall rate. This is an annual percentage rate that expresses the relationship between net operating income and the present worth of the property. The term overall rate reflects the fact that the rate incorporates capital appreciation or depreciation along with a return on net income. The overall rate must represent what informed, prudent and rational investors are requiring and obtaining for similar, competitive properties in the current market.

Overall Rate Derivation / Direct Capitalization: The first estimate of value we develop through the Income Approach is developed with the Direct Capitalization Technique, which utilizes the overall capitalization rate. This is an aggregated rate that expresses the relationship between a single year's stabilized net operating income, and the present worth of the property. The term overall capitalization rate, or simply, overall rate (OAR), indicates that the rate encompasses all market derived return requirements including capital appreciation or depreciation, a baseline return on net income, plus any risk related return premiums dictated by the market's perception of the risk elements attendant to ownership and operation. The overall rate should represent the income to value ratio that typically informed, economically motivated, prudent and rational investors would require and obtain, when investing in similar, competitive properties in the current market.

Ideally, the market transactions referenced in the overall rate derivation should be open market sales of regionally competitive hotel properties, with generally similar income streams and expense ratios. The summary contained in the Direct Comparison Approach indicates overall rates derived from only two of the primary market comparable sales. A Supplemental Summary of Hotel Sales has also been produced to show the overall rates indicated in a variety of other hotel sales in a broader survey of the Pacific and Inland Northwest.

The sale of the Bellevue Hilton, which sold in August 1995, indicated an overall rate of 9.00%. This was the lowest OAR and it could be regarded as anomalous, relative to the other market indicators and investors surveys compiled by us. We surmise that the price may have reflected substantial unrealized income potential or operating economies not superficially obvious from the reported data.


----------                                                            94

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR

Capitalization Analysis

The balance of the supplemental sales suggested OAR's ranging from the low 10 to high 11 percent except for Supplemental Sale No. 5, the Ameritel Inn, which reported an OAR of 13.48% Although the price/unit appears to fall within the range of the other surveyed transactions, the OAR of Sale No. 5 appears well above the indicated range for a property of it's age, and apparent quality. We are, therefore, disinclined to emphasize the OAR of this sale as an indicator for the subject

National Investor Surveys compiled from a variety of respected industry sources provide additional insight into investor expectations and underwriting assumptions which may me relevant to the analysis of the subject. For reader convenience we have compiled a survey of the surveys which is presented on the following page. The Korpacz Real Estate Investor Survey, Third Quarter 1996, indicates the average free and clear equity overall rate for hotel properties is
12.75 percent, as compared to 12.53 percent for the previous quarter and 12.79 percent a year ago.

According to the First Quarter 1996, National Investor Survey conducted by CB Commercial, going in cap rates for Class A, Full Service Hotel properties ranged between 8.00% and 12.00% and average 10.30%. Class B, Limited Service Hotels ranged from 9.00% to 13.00% and averaged 11.30%. Our classification of the subject as an upper tier Limited service, or lower tier full service hotel suggests an OAR in the low 11% range.

According to the First Half 1996, Hotel Investment Outlook prepared by Landauer Hospitality Services, going in cap rates for Class A, Full Service Hotel properties ranged between 7.00% and 13.00% and averaged 9.75%. Class B, Limited Service Hotels ranged from 10.00% to 14.00% and averaged 11.55%. Again, our classification of the subject as an upper tier Limited service, or lower tier full service hotel suggests an OAR in the low 11% range.

According to TransActions 1995 Recap, published by Hotel Motel Brokers of America the Mountain Pacific Region had an average overall rate of 12.7 percent for all hotels and ranged between 9.4 and 14.5 percent. These sales totaled 38 hotels with an average 66 units per hotel. They had an average occupancy of 55.2 % and an average daily rate of $42.68. which is lower than the subject's operating levels. Nationally the rates ranged from 9.1% to 14.8%, and averaged 11.80% for all HMBA transactions. We observe that HMBA member brokers were primarily involved in sales of individually owned properties and not the larger institutional, and multi-property transactions included in the survey results compiled by the national consulting firms. We think the HMBA transactions may represent a slightly lower grade of properties than the subject property.


----------                                                                 95

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR

Capitalization Analysis

PKF Consulting, one of the most respected names in the hospitality industry identifies OAR's ranging from 8.00% to 11.30% for Class A properties and an average of 10.88%. Class B properties range from 8.50% to 14.50%, averaging 11.76%. Their results are consistent with the other industry consultants cited.

OAR Conclusion / Indication of Value

In attempting to select an appropriate OAR for the direct capitalization value work up for the subject we have considered the following:

o The subject property is a middle tier, limited-service property defined by its franchise flag and has a high level and quality of operations and other guest amenities relative to its competitive market.

o     The subject property is a 7 to 9 year old hotel which is well maintained.

o The current competitive position of the subject in its market area is fairly strong in its niche as new competition will likely be impeded by development costs and restrictive market conditions for new development.

Based on these factors, our Direct Sales Comparison Analyses and our survey of hospitality industry consultants, and considering it's long term ground leasehold status, we conclude that the appropriate OAR for developing a value estimate for the subject property through the Direct Capitalization Technique is 10.50%. Dividing the projected stabilized Net Operating Income by the selected OAR yields an indication of fee simple value for the going concern operation, as of the current appraisal date in the amount of:

                                   $5,296,636
                                   ==========

Yield Capitalization / Discounted Cash Flow Analysis

A discounted cash flow analysis has been made on the premise that the value of the subject property is represented by the present worth of the anticipated future net income stream. The projected income stream is based on an analysis of the quality, as well as the quantity and duration, of the income expectancy. This income stream is discounted to present value using a discount factor and then added to the present worth of the property reversion. The property reversion is calculated by capitalizing the net income from the property into an indication of value using a capitalization rate extracted from the general market data of similar properties. This value is then discounted to present worth.


----------                                                            96

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR

Yield Capitalization / Discounted Cash Flow Analysis

In this analysis, we utilize a ten-year discounted cash flow projection which represents the underwriting convention of the industry. Although we have not profiled specific survey results we note that the average holding period for hotel investments, according to at least two national consultants ranges from 6 to 10 years. One source referenced a 6.27 year average holding period in 1995 while the other referenced a 7.1 year average holding period. Ten to eleven years, the period covered in our analyses, probably represents the outer limits of what most investors reasonably anticipate as an investment holding period since profit taking (dispositions) and normal business cycles seem to occur in rolling five to seven year intervals.

Revenue and Expense Growth Rate

The survey results are self explanatory. We note that the emerging trend among analysts and underwriters is a very thin but widening margin between income and expense growth rates, with revenues leading. As this margin widens the positive impact on value indications becomes geometric, and we think unreliable. As of the date of this writing, one market watcher suggests that a rate differential of 12 to 15 basis points represents the current market thinking. We think such an assumption may be plausible during the early phases of an industry or national economic recovery when revenue gains do generally exceed expense growth rates by meaningful margins. Our perception is that strong industry performance during the last two plus years will breed new competition placing downward pressure on revenue growth. Nevertheless, industry vendors, subcontractors and county tax assessors, not wanting to miss out on the "good times" should continue with healthy price and assessment increases over the next couple years. We think it prudent, therefore, to project both revenue and expense growth at the same levels over the long haul. The survey results lead us to conclude on annual growth factors of 3.00% for both revenue and expenses.

Terminal Capitalization Rate

Our rate selection is based on the survey results previously presented and our perceptions of the subject property and its competitive position in the local market. The survey results suggest that terminal capitalization rates generally exceed the going in rates by 25 to 100 basis points. Utilizing moderate growth rate assumptions, CapEx reserves, and moderately conservative discount rates (to be discussed next) leads us to select a terminal cap rate 100 basis points above the going in rate, or 11.50%.

Discount Rate Selection

The discount rate we utilized reflects the long term yield expectations of hotel market investors, relative to other alternative investment opportunities in the real estate markets available today. It also reflects current financial market conditions and the perceived risk, quality and duration of the income stream anticipated from each prospective investment. The yield rate used in the Discounted Cash Flow Analysis is anticipatory rather than historical in its reference point. The rate should consider all benefits and risks attendant to the ownership and operation of that particular class of income property, and may also anticipate tax considerations and leveraging


----------                                                                 97

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR

Yield Capitalization / Discounted Cash Flow Analysis

issues that non-realty investments do not. The appropriate rate is that minimum rate that the individual, institutional or real estate investor considers a minimal acceptable return on investment over the particular projection period analyzed. It may be regarded as a hurdle rate, below which, the typical market investor would not find sufficient returns to justify the investment, given the risks and responsibilities attendant to that investment.

We have utilized two means of identifying an appropriate discount rate for the subject property analyses. These are:

o     Survey of investors' acceptable yield rates

o     Capital market returns analysis plus risk rate

The National Investor Surveys previously referenced summarize the return expectations of institutional and individual investors as they have been compiled by five of the hospitality industry's most familiar and respected consultants. Altogether they reveal a typical range of discount rates from 10.0% to 20.0% with a convergent grouping of averages and medians clustered between 14.00% and 15.00%.

Built up Yield Rates can provide another indication of investors' motivations and expectations regarding long term equity returns. These may be developed or "built up" from the bond markets and other long term capital markets. However, the quality and durability of a real estate income stream, and the marketability of real property is generally considered less reliable (predictable) than other capital market investments. Investors may purchase relatively risk free treasury funds and sell them almost immediately when he or she chooses. Investments in real estate require additional risk based yield premiums to compensate for their additional risks and illiquidity. Therefore, one simple technique for estimating the appropriate yield rate for real estate in general, and hotels specifically, is to explore the yield relationships between relatively "risk free" investments and real estate investments.

According to a market yield rate survey conducted by Real Estate Research Corporation, the difference in yield rates between real estate and other selected capital market investments over the last four quarters ranged from 2.4 percent to 5.6 percent. These differences may be regarded as market perceptions the additional risks and illiquidity premiums required of real estate investments in general. Comparing yield rates on investment grade real estate to hotel investments reveals an additional yield rate differential of 1.00% to 3.00% which investors require of management intensive real estate such as hotels. Hotels are actually much more than real estate operations. They are in fact going concern business operations which are real estate intensive. The additional management expertise and risks attendant to such enterprises dictates another level of yield compensation. The following table shows some recently published yields on bonds, which are an indication of long term investor's pre-tax "safe rate" equity yield requirements:


----------                                                            98

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR

Yield Capitalization / Discounted Cash Flow Analysis


                          Yields on Selected Securities

------------------------------- -------------- -------------- ------------------------- ------------------------
            Period                Aaa Bonds      Baa Bonds      Treasury Securities       Treasury Securities
                                                                    (Long Term)               (Five Year)
------------------------------- -------------- -------------- ------------------------- ------------------------
          March 1995                8.12%          8.70%               7.45%                     7.05%
------------------------------- -------------- -------------- ------------------------- ------------------------
        September 1995              7.32%          7.93%               6.55%                     6.00%
------------------------------- -------------- -------------- ------------------------- ------------------------
          April 1996                6.80%          7.47%               6.05%                     5.36%
------------------------------- -------------- -------------- ------------------------- ------------------------
           Average                  7.41%          8.03%               6.68%                     6.14%
------------------------------- -------------- -------------- ------------------------- ------------------------

James Ratkovich & Associates, Inc.Based on the stability of the revenues and potential marketability of the subject as discussed previously, and its long term ground leasehold status, the discount rate could be reflected as follows:

  "Risk Free" Capital Market Return Rate:               8.00% +/-
  Real Estate Risk and Illiquidity Premium:             4.00% +/-
  Hotel-Going Concern Risk based premium:               1.00% +/-
                                                        ---------

  Total Return Expectation-Going Concern Hotels:       13.00% +/-

Based on the National Investor Surveys, the capital market risk based premium rationale, and the specific characteristics of the subject property previously enumerated we conclude the appropriate yield rate (IRR) to be utilized in the 10 year DCF is 13.00%.

Net Reversionary Value

The last component we must consider in the long term discounted DCF analysis is the net reversionary interest in the property. The yield analysis explicitly assumes full capital recovery at the end of the holding period, which is another way of saying the sale or disposition of the property. Calculating a net reversionary value is accomplished through a simple direct capitalization technique utilizing the projected Year 11 NOI, and an appropriate terminal capitalization rate. From the direct capitalization value indication we deduct estimated selling costs, which will include brokers commissions, title costs, legal costs and escrow fees. This net reversionary value is included in the Year 10 cash flow projections and is identified as the NOI + Reversion in the 10 Year DCF spreadsheet on the following page.


----------                                                            99

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR

Yield Capitalization / Discounted Cash Flow Analysis

Discounting the projected operational cash flows plus net reversionary value in Year 10, by the appropriate yield rate produces an indication of Net Present Value (NPV) in the amount of:

                                   $5,115,703
                                   ==========

Correlation of Value Indications

The discounted cash flow schedule is located on the following page which contains the income, expenses, discounting, reversion and direct capitalization. We have given both indication relatively similar weight. The indicated values and conclusion of value, of the leasehold estate, via the Income Approach are summarized below:


             Direct Capitalization - Fiscal 1996 Income - $5,296,147

                   Discounted Cash Flow Analysis - $5,115,703

                               Rounded $5,200,000
                                       ==========


----------                                                            100

James Ratkovich & Associates, Inc.

                                                         SHILO INN
# of Rooms                                        77     10830 SW Greenburg Raod
Growth Rate:                                    3.0%     Washington Square, OR

-------------------------------------------------------------------------------------------------------------------------------
                                             % Total     1            2            3           4            5            6
Fiscal Year (12/1 TO 11/30)                  Revenue    1997         1998         1999        2000         2001         2002
===============================================================================================================================
Room Nights Available                                   28,105       28,105       28,105      28,105       28,105       28,105
Number of Occupied Rooms                                20,236       20,236       20,236      20,236       20,236       20,236
Occupancy Rate                                          72.00%       72.00%       72.00%      72.00%       72.00%       72.00%
Average Room Rate                                       $62.00       $63.86       $65.78      $67.75       $69.78       $71.87
-------------------------------------------------------------------------------------------------------------------------------
REVENUES
  Room Rentals                           96.81%     $1,254,607   $1,292,245   $1,331,013  $1,370,943   $1,412,071   $1,454,434
  Telephone                                2.5%         31,365       32,306       33,275      34,274       35,302       36,361
  Restaurant Revenue                      0.00%              0            0            0           0            0            0
  Other Income                            0.80%         10,037       10,338       10,648      10,968       11,297       11,635
                                        ---------------------------------------------------------------------------------------
Total Revenue                            100.0%     $1,296,009   $1,334,890   $1,374,936  $1,416,184   $1,458,670   $1,502,430

EXPENSES
Departmental Expenses
  Rooms ($/room/year)                    $3,000        231,000      237,930      245,068     252,420      259,993      267,792
  Telephone(% of Departmental Income)     70.0%         21,956       22,614       23,293      23,992       24,711       25,453
                                        ---------------------------------------------------------------------------------------
Total Departmental Expenses               19.5%       $252,956     $260,544     $268,361    $276,411     $284,704     $293,245

Undistributed Operating Expenses
  Administrative & General                 4.0%         51,840       53,396       54,997      56,647       58,347       60,097
  Management                               5.0%         64,800       66,744       68,747      70,809       72,933       75,121
  Furniture, Fixtures
    & Equipment Reserves                   3.0%         38,880       40,047       41,248      42,486       43,760       45,073
  Franchise & Marketing                    8.0%        103,681      106,791      109,995     113,295      116,694      120,194
  Utilities                                3.5%         45,360       46,721       48,123      49,566       51,053       52,585
  Property Operations & Maintenance        3.0%         38,880       40,047       41,248      42,486       43,760       45,073
  Miscellaneous                            2.0%         25,920       26,698       27,499      28,324       29,173       30,049
                                        ---------------------------------------------------------------------------------------
Total Undistributed Expenses              28.5%       $369,363     $350,444     $391,857    $403,613     $415,721     $428,193

Total Expenses Before Fixed Charges       45.0%       $622,318     $640,988     $660,217    $680,024     $700,425     $721,437
Income Before Fixed Charges               52.0%       $673,691     $693,902     $714,719    $736,160     $758,245     $780,992

Fixed Charges
  Property Tax & License                   2.5%         32,000       32,960       33,949      34,967       36,016       37,097
  Insurance                               0.40%          5,184        5,340        5,500       5,665        5,835        6,010
  Ground Lease (Increasing @ 5%/year)      4.2%         54,440       57,162       60,020      63,021       66,172       69,481
  Buildings Reserve for Replacement        2.0%         25,920       26,698       27,499      28,324       29,173       30,049
                                        ---------------------------------------------------------------------------------------
  Total Fixed Charges                      9.1%       $117,544     $122,159     $126,967    $131,977     $137,197     $142,636

NET OPERATING INCOME                      42.9%       $556,147     $571,742     $587,751    $604,184     $621,049     $638,357
Present Value of Income Stream                         492,165      447,758      407,341     370,557      337,080      306,615
  Discounted at                          13.00%
Total Present Value of Income Stream                             $3,334,582

REVERSION ANALYSIS
--------------------------------------
 Eleventh Year Income                       $731,901
 Reversion Capitalized @                      11.50%
 Reversion                                $6,364,352                                              DIRECT CAPITALIZATION
 Less Sales Expense                             5.0%                                         *******************************
 Net Reversion                             6,046,135                                         Net Operating Income   $556,147
 Discount rate                                13.00%                                             (1997)
 Present Value of Reversion                         $1,781,121                               Overall Rate             10.50%
                                                    ----------                                                    ----------
TOTAL PRESENT VALUE                                 $5,115,703                               Indicated Value      $5,296,636

Concluded Value via Income Approach                 $5,200,000          $67,532 /Room
                                                    ==========


----------------------------------------------------------------------------------------------------
                                            7            8            9            10         11
Fiscal Year (12/1 TO 11/30)                2003         2004         2005         2006       2007
====================================================================================================
Room Nights Available                      28,105       28,105       28,105       28,105      28,105
Number of Occupied Rooms                   20,236       20,236       20,236       20,236      20,236
Occupancy Rate                             72.00%       72.00%       72.00%       72.00%      72.00%
Average Room Rate                          $74.03       $76.25       $78.54       $80.90      $83.32
----------------------------------------------------------------------------------------------------
REVENUES
  Room Rentals                          1,498,067   $1,543,009   $1,589,299   $1,636,978  $1,686,087
  Telephone                                37,452       38,575       39,732       40,924      42,152
  Restaurant Revenue                            0            0            0            0           0
  Other Income                             11,985       12,344       12,714       13,096      13,489
                                        ------------------------------------------------------------
Total Revenue                           1,547,503   $1,593,928   $1,641,746   $1,690,998  $1,741,728

EXPENSES
Departmental Expenses
  Rooms ($/room/year)                     275,826      284,101      292,624      301,403     310,445
  Telephone(% of Departmental Income)      26,216       27,003       27,813       28,647      29,507
                                        ------------------------------------------------------------
Total Departmental Expenses              $302,042     $311,104     $320,437     $330,050    $339,951

Undistributed Operating Expenses
  Administrative & General                 61,900       63,757       65,670       67,640      69,669
  Management                               77,375       79,696       82,087       84,550      87,086
  Furniture, Fixtures
    & Equipment Reserves                   46,425       47,818       49,252       50,730      52,252
  Franchise & Marketing                   123,800      127,514      131,340      135,280     139,338
  Utilities                                54,163       55,787       57,461       59,185      60,960
  Property Operations & Maintenance        46,425       47,818       49,252       50,730      52,252
  Miscellaneous                            30,950       31,879       32,835       33,820      34,835
                                        ------------------------------------------------------------
Total Undistributed Expenses             $441,038     $454,269     $467,898     $481,934    $496,392

Total Expenses Before Fixed Charges      $743,081     $765,373     $788,334     $811,984    $836,344
Income Before Fixed Charges              $804,422     $828,555     $853,412     $879,014    $905,384

Fixed Charges
  Property Tax & License                   38,210       39,356       40,537       41,753      43,005
  Insurance                                 6,190        6,376        6,567        6,764       6,967
  Ground Lease (Increasing @ 5%/year)      72,955       76,603       80,433       84,454      88,677
  Buildings Reserve for Replacement        30,950       31,879       32,835       33,820      34,835
                                        ------------------------------------------------------------
  Total Fixed Charges                    $148,305     $154,213     $160,371     $166,791    $173,484

NET OPERATING INCOME                     $656,118     $674,342     $693,040     $712,223    $731,901
Present Value of Income Stream            278,890      253,660      230,703      209,813
  Discounted at
Total Present Value of Income Stream


----------                                                            101
James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                          RECONCILIATION AND CONCLUSION

        Cost Approach                    Not Applicable
        Market Approach                  $4,410,000
        Income Approach                  $5,200,000

The approaches have various degrees of applicability depending on the circumstances. The Cost Approach is usually relied upon when the improvements are new, or nearly new and are fully utilized for their designed intent. The Income Approach indicates the amount at which a prudent investor would pay for the property. The Direct Comparison Approach reflects actual prices paid for similar properties reduced to a unit of comparison.

The variance between the approaches does not invalidate any of them and is expected since each approach reflects the differing attitudes and motivations of the various sectors of the real estate market.

In this analysis, the Cost Approach was not applied. We eliminated the Cost Approach since it is inconsistent with the other value indications. We believe this is due to the negative leasehold the ground lease created which is economically inconsistent with the Cost Approach theory.

The Sales Comparison Approach is based upon the principle of substitution. It is based on the premise that an informed investor will pay no more than the cost to acquire a similar, competitive property with the same utility as the subject. In this analysis, numerous sales of comparable properties were surveyed and analyzed and adjusted to compare to the subject. The strength of this approach is that it is the purest reflection of market intentions with regard to the subject. It's weakness is that it is the most difficult of all approaches to verify and quantify since appraisers rarely have access to complete financial and transactional records for sale comparables. Properly allocating value to real estate, FF&E and other business components and verifying the actual and projected operating revenues and expenses are several of the challenges appraisers face. Developing market supported quantitative and qualitative adjustment factors is also extremely problematic. Therefore, individual interpretations of reported sale data can be somewhat varied which tends to make value indications developed through this approach highly subjective. While data reliability can be rather poor in some instances, this approach is generally utilized by market participants for developing reasonable bracketing of value and key benchmark ratios which are utilized in the primary valuation approach, The Income Approach.


----------                                                            102

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR

The Income Approach is the primary approach utilized in estimating the value of the subject. It has the benefit of generally being the most reliable approach, since operating projections are developed from the detailed records of the owners. It also is the approach given the most weight by knowledgeable market.

Participants who base the bulk of their investment decision making on projected return analyses. Value estimates are developed through detailed economic data including occupancy levels and ADR's through application of direct capitalization rates and discount rates. Numerous well respected consultants and industry leaders perform research and publish data which aids the appraiser in formulating opinions of value. Clearly, the Income Approach is the most reliable and verifiable of the three approaches and is also the de facto standard utilized by all knowledgeable market participants. Therefore, the value conclusions presented herein place the greatest weight on the indications of value developed through the Income Approach.

Based on the foregoing analysis, the opinion has been formed by the appraisers that the market value of the subject hotel property, as a going concern with all furniture fixtures and equipment, subject to the limiting conditions included in this report, as of December 1, 1996, of the Leasehold Estate, was:

                                   $5,200,000

                      (Including Value of FF&E - $192,500)




----------                                                            103

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR


                                  CERTIFICATION

The undersigned appraisers hereby certify that, to the best of their knowledge and belief:

The statements of fact contained in this report are true and correct.

The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

We have no present or prospective interest in the property that is the subject of this report, and have no personal interest or bias with respect to the parties involved.

Our compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report.

Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.

We have made a personal inspection of the property that is the subject of this report, unless specifically stated otherwise.

No one other than the undersigned provided significant professional assistance.

The reported analyses, opinions and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Practice of the Appraisal Institute.

The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

This appraisal assignment was not based on a requested minimum value, a specific value or the approval of a loan.


/s/ M. Hammad

M. Hammad, MAI
Certified General Appraiser
CA No. AG002849
OR No. TNR0314


----------                                                            104

James Ratkovich & Associates, Inc.

10830 SW Greenburg Road, Tigard, OR
-----------------------------------


                           STATEMENT OF QUALIFICATIONS
                                  M HAMMAD, MAI

PROFESSIONAL AFFILIATIONS
    MAI, Member Appraisal Institute #10,868
    GAA, General Accredited Appraiser, National Association of Realtors Member San Fernando Valley Board of Realtors

EXPERT WITNESS
Qualified as expert witness before Los Angeles County and Orange County Superior Courts and US Federal Bankruptcy Court and American Arbitration Association.

EDUCATION
University of California, Los Angeles (UCLA)
BA in Economics - 1977

LICENSES
    Certified General Appraiser, California
    #AG002849, Expires 2/1/97
    Real Estate Broker, State of California

PROFESSIONAL HISTORY

HAMMAD & ASSOCIATES, INC.  Studio City, CA                    1988 to Present
President
    Principal of real estate appraisal and consulting firm in commercial, industrial and income producing residential properties.

MARSHALL & STEVENS, Los Angeles, CA                           1986 to 1988
Director of Real Estate Valuation
    Manager and director of real estate appraisal group specializing in the appraisal of commercial and industrial real estate for large investors, corporations and major financial institutions.

WELLS FARGO REALTY ADVISORS, Marina Del Rey, CA               1985 to 1986
Assistant Vice President
    Appraisal officer specializing in appraisal of major properties for portfolio analysis, proposed joint venture developments and financing.

LAVENTHOL & HORWATH, Los Angeles, CA                          1984 to 1985
Associate Appraiser
    Assisted the National Director of Valuations in developing a new appraisal practice that specialized in hotel and motel valuation, mixed use and commercial real estate appraisal and feasibility analysis.



----------                                                            105
James Ratkovich & Associates, Inc.
----------------------------------

10830 SW Greenburg Road, Tigard, OR
-----------------------------------



                                    ADDENDA


                                                                             106
----------------------------------
James Ratkovich & Associates, Inc.

                              MEMORANDUM OF LEASE

         A Recording Service of
[LOGO] Transamerica Title Ins. Co.
               #26-14735
                02-41-02

      THIS MEMORANDUM OF LEASE, dated this 31st day of January, 1984, is by and between Gerald V. Miller, Clifford G. Potter and Phyllis J. Potter, and Robert
M. Schaefer and Sally Jo Schaefer (hereinafter called the LESSOR), whose address is 10250 S. W. Greenburg Road, Suite 205B, Portland, Oregon 97223 and William F. Brenner and Lorene Brenner and Chi Tsung Pong and Wen Chu Pong. (hereinafter called the LESSEE), whose principal place of business is located at 9602 19th S.E., Everett, WA 98204.

      LESSOR does hereby lease to LESSEE that certain premises with improvements and appurtenant easements, if any, situated in the City of Tigard, described in EXHIBIT A attached hereto and made a part hereof.

      TO HAVE AND TO HOLD for a term commencing as of February 1, 1984, and ending thirty (30) years from February 1, 1984.

      Further LESSOR does hereby grant to LESSEE, the right of option to extend the term of this Lease upon the expiration of the original term for successive periods aggregating twenty (20) years.

      The rentals to be paid by LESSEE and all of the obligations and rights of LESSOR and LESSEE in respect to the above described rental for the original term and the extension thereof are set forth in a certain lease dated January 31, 1984 executed by the parties hereto. This instrument is merely a memorandum of the aforesaid Lease and is subject to all of the terms, conditions and provisions thereof. In the event of any inconsistency between the terms of said lease and this instrument, the terms of said Lease shall prevail as between the parties hereto. This memorandum is binding upon and shall inure to the benefit of the heirs, successors, assigns, and executors and administrators of the parties hereto.

      IN WITNESS WHEREOF, the parties have executed this memorandum as of the day and year first above written.

LESSOR:                                             LESSEE:


/s/ Gerald V. Miller                                /s/ William T. Brenner
-------------------------                           ------------------------
Gerald V. Miller                                    William T. Brenner


/s/ Clifford G. Potter                              /s/ Lorene Brenner
--------------------------                          ------------------------
Clifford G. Potter                                  Lorene Brenner


/s/ Phyllis J. Potter                               /s/ Chi Tsung Pong
--------------------------                          ------------------------
Phyllis J. Potter                                   Chi Tsung Pong


/s/ Robert M. Schaefer                              /s/ Wen Chu Pong
--------------------------                          ------------------------
Robert M. Schaefer


/s/ Sally Jo Schaefer
---------------------------
Sally Jo Schaefer

STATE OF WASHINGTON
County of Clark

      I, the undersigned, a notary public in and for the State of Washington, hereby certify that on this 6th day of [ILLEGIBLE WORD], 1984, personally appeared before me ROBERT M. SCHAEFER, SALLY JO SCHAEFER, H & W, CLIFFORD G. POTTER and PHYLLIS J. POTTER, H & W, and GERALD V. MILLER to me known to be the individuals described in and who executed the foregoing instrument, and acknowledged that they signed and sealed the same as their free and voluntary act and deed, for the uses and purposes therein mentioned.

      Given under my hand and official seal the date and year last above written.


                                                    /s/ Lynda K. Lowe
                                           -------------------------------------
STATE OF OREGON                            Notary Public in and for the state of
County of Washington                         Washington, residing at Washington

      I, the undersigned, a notary public in and for the State of Oregon, hereby certify that on this 31st day of January, personally appeared before me WILLIAM
F. BRENNER and LORENE BRENNER, H. & W., and ______________________ to me known to be the individuals described in and who executed the foregoing instrument, and acknowledged that they signed and sealed the same as their free and voluntary act and deed, for the uses and purposes therein mentioned.

      Given under my hand and official seal the day and year last above written.


                                                    /s/ Irene M. Kamkas
            Return to                      -------------------------------------
               [ILLEGIBLE]                 Notary Public in and for the state of
                                                        [ILLEGIBLE]

Order No.: 1-608826-W

                                   EXHIBIT A

A tract of land in the Northwest one-quarter of Section 35, Township 1 South, Range 1 West of the Willamette Meridian, in the City of Tigard, County of Washington and State of Oregon, described as follows:

BEGINNING at the Southwest corner of the D. L. Graham Donation Land Claim No. 52, Township 1 South, Range 1 West of the Willamette Meridian, in the City of Tigard, County of Washington and State of Oregon, and running thence East along the South line of said Donation Land Claim, 1007.9 feet to an iron pipe; thence North 0(degrees) 28' East 843.9 feet to an iron pipe on the East line of that certain tract of land conveyed to Andrew Wormsborg by deed recorded on Page 9 of Volume 201 of Washington County, Oregon, Deed Records, which point is the true place of beginning of the herein described tract; thence South 85(degrees) 58' West 396.67 feet to a 1-inch iron shaft as reset at station 30+56.2 P.O.S.T. of Washington County Road Plat No. 2043 (S.W. Greenburg Road) survey of April 1967; thence along a curve to the right, with a radius of 686.2 feet and a long chord which bears North 38(degrees) 16' 5" East 48.81 feet to a 3/4 inch iron pipe; thence along the East right-of-way of said C.R. 2043 North 40(degrees) 15' East
225.82 feet to a 3/4 inch iron pipe; thence south 74(degrees) 24' East 228.29 feet to a 1-inch channel iron; thence South 00(degrees) 16' West 121.39 feet to a 1-inch iron pipe, the true point of beginning.

EASEMENT NO. 1

TOGETHER WITH a non-exclusive easement for road and utility purposes as set forth in easement agreement recorded June 28, 1977 in Book 1178, page 69, Washington County Deed Records.

EASEMENT NO. 2

TOGETHER WITH an easement for road and utility purposes as set forth in easement agreement recorded July 20, 1979 with Fee No. 79028579.

STATE OF WASHINGTON

County of [ILLEGIBLE WORD]

      I, the undersigned, a notary public in and for the State of Washington, hereby certify that on this 17th day of February, 1984, personally appeared before me CHI TSUNG PONG and WEN CHU PONG, husband and wife, to me known to be the individuals described in and who executed the foregoing instrument, and acknowledged that they signed and sealed the same as their free and voluntary act and deed, for the uses and purposes therein mentioned.

      Given under my hand and official seal the day and year last above written.


                                                   /s/ [ILLEGIBLE]
                                            ----------------------------------
                                            Notary Public in and for the State
                                          of Washington, residing at [ILLEGIBLE]


                                                                  [SEAL]


STATE OF OREGON         )
                        ) SS
County of Washington    )

I, Donald W. Mason, Director of Assessment and Taxation and Ex-Officio Recorder of Conveyances for said county, do hereby certify that the within instrument of writing was received and recorded in book of records of said county.

                               Donald W. Mason, Director of
                               Assessment and Taxation, Ex-
                               Officio Chief Deputy Clerk

         A Recording Service of
[LOGO] Transamerica Title Ins. Co.
               #26-14735
                02-41-02

                              ASSIGNMENT OF LEASE

ASSIGNORS:    WILLIAM F. BREENER and LORENE BRENNER

ASSIGNEE:     MARK S. HEMSTREET

DATE:         10/11/84

      1. Assignors, as defined above, hereby assign all their right, title and interest in and to the lessee's interest of that certain Ground Lease dated January 31, 1984, between WEST COAST SERVICE COMPANY, a general partnership, and WILLIAM F. BRENNER and LORENE BRENNER, and CHI TSUNG PONG and WEN CHU PONG, lessees, concerning the property as described in Exhibit A, attached hereto and incorporated herein.

      2. Assignors warrant that the leasehold interest being assigned herein is free and clear of liens and encumbrances. Assignors warrant that the Ground Lease, as of the date of this Assignment is not in default and this Assignment shall not constitute default under such lease.

      3. Assignee, as identified above, by acceptance of this Assignment, hereby agrees to assume and by these presents does assume, all of the rights and liabilities of the lessee under the Ground Lease described above.

      The true and actual consideration expressed in terms of dollars for this assignment is $250,000.00.


ASSIGNORS:                                          ASSIGNEE:


/s/ William F. Brenner                              /s/ Mark S. Hemstreet
-----------------------------                       ----------------------------
William F. Brenner                                  Mark s. Hemstreet


/s/ Lorene Brenner
------------------------------
Lorene Brenner


ASSIGNMENT OF LEASE - Page 1.

STATE OF OREGON         )
                        ) ss.
County of Washington    )

      Personally appeared before me this 19th day of October, 1984, the above named Mark S. Hemstreet and acknowledged the foregoing instrument to be his voluntary act and deed.


[SEAL]                                        /s/ Irene M. Kamkas
                                              ------------------------
                                              Notary Public for Oregon
                                              My Commission Expires 8/17/86


STATE OF OREGON         )
                        ) ss.
County of Washington    )

      Personally appeared before me this 19th day of October, 1984, the above named William F. Brenner and acknowledged the foregoing instrument to be his voluntary act and deed.


[SEAL]                                        /s/ Irene M. Kamkas
                                              ------------------------
                                              Notary Public for Oregon
                                              My Commission Expires 8/17/86


STATE OF OREGON         )
                        ) ss.
County of Washington    )

      Personally appeared before me this 19th day of October, 1984, the above named Lorene Brenner and acknowledged the foregoing instrument to be her voluntary act and deed.


[SEAL]                                        /s/ Irene M. Kamkas
                                              ------------------------
                                              Notary Public for Oregon
                                              My Commission Expires 8/17/86


ASSIGNMENT OF LEASE - Page 2.

Order No.: 1-608826-W

                                   EXHIBIT A

A tract of land in the Northwest one-quarter of Section 35, Township 1 South, Range 1 West of the Willamette Meridian, in the City of Tigard, County of Washington and State of Oregon, described as follows:

BEGINNING at the southwest corner of the D. L. Graham Donation Land Claim No. 52, Township 1 South, Range 1 West of the Willamette Meridian, in the City of Tigard, County of Washington and State of Oregon, and running thence East along the South line of said Donation Land Claim, 1007.9 feet to an iron pipe; thence North 0(degrees) 28' East 843.9 feet to an iron pipe on the East line of that certain tract of land conveyed to Andrew Wormsborg by deed recorded on Page 9 of Volume 201 of Washington County, Oregon, Deed Records, which point in the true place of beginning of the herein described tract; thence south 85(degrees) 58' West 396.67 feet to a 1-inch iron shaft as reset at station 30+56.2 P.O.S.T. of Washington County Road Plat No. 2043 (S.W. Greenburg Road) survey of April 1967, thence along a curve to the right, with a radius of 686.2 feet and a long chord which bears North 38(degrees) 16'45" of 48.81 feet to a 3/4 inch iron pipe; thence along the East right-of-way of said C.R. 2043 North 40(degrees) 15' East
225.82 feet to a 3/4 inch iron pipe; thence South 74(degrees) 24' East 228.29 feet to a 1-inch channel iron; thence South 00(degrees) 16' West 121.39 feet to a 1-inch iron pipe, the true point of beginning.

EASEMENT NO. 1

TOGETHER WITH a non-exclusive easement for road and utility purposes as set forth in easement agreement recorded June 28, 1977 in Book 1178, page 69, Washington County Deed Records.

EASEMENT NO. 2

TOGETHER WITH an easement for road and utility purposes as set forth in easement agreement recorded July 20, 1979 with Fee No. 79028579.


                        STATE OF OREGON         )
                                                ) SS
                        County of Washington    )

                              I, Donald W. Mason, Director of Assessment and
                        Taxation and Ex-Officio Recorder of Conveyances for said county, do hereby certify that the within instrument of writing was received and recorded in book of records of said county.

                                     Donald W. Mason, Director of
                                     Assessment and Taxation, Ex-
                                     Officio Chief Deputy Clerk

         A Recording Service of
[LOGO] Transamerica Title Ins. Co.
               #26-14735
                02-41-02

                              ASSIGNMENT OF LEASE

ASSIGNORS:     CHI TSUNG PONG and WEN CHU PONT

ASSIGNEE:      MARK S. HEMSTREET

DATE:          10/19/84

      1. Assignors, as defined above, hereby assign all their right, title and interest in and to the lessee's interest of that certain Ground Lease dated January 31, 1984, between WEST COAST SERVICE COMPANY, a general partnership, lessor; and WILLIAM F. BRENNER and LORENE BRENNER, and CHI TSUNG PONG and WEN CHU PONG, lessees, concerning the property as described in Exhibit A, attached hereto and incorporated herein.

      2. Assignors warrant that the leasehold interest being assigned herein is free and clear of liens and encumbrances arising by or through Assignor. Assignors warrant that the Ground Lease, as of the date of this Assignment is not in default and this Assignment shall not constitute default under such lease.

      3. Assignee, as identified above, by acceptance of this Assignment, hereby agrees to assume and by these presents does assume, all of the rights and liabilities of the lessee under the Ground Lease described above.

      The true and actual consideration expressed in terms of dollars for this assignment is $[ILLEGIBLE].

ASSIGNORS:                                  ASSIGNEE:


/s/ Chi Tsung Pong                          /s/ Mark S. Hemstreet
--------------------------                  -------------------------------
Chi Tsung Pong                              Mark S. Hemstreet


/s/ Wen Chu Pong
--------------------------
Wen Chu Pong


ASSIGNMENT OF LEASE - Page 1.

STATE OF OREGON         )
                        ) ss.
County of [ILLEGIBLE]   )

      Personally appeared before me on this 14th day of November, 1984, the above named Mark S. Hemstreet and acknowledged the foregoing instrument to be his voluntary act and deed.


                                            /s/ [ILLEGIBLE]
                                            -----------------------------
                                            Notary Public for Oregon
                                            My Commission Expires 8/2/85


STATE OF WASHINGTON     )
                        ) ss.
County of Pierce        )

      Personally appeared before me this 19th day of October, 1984, the above named Chi Tsung Pong and acknowledged the foregoing instrument to be his voluntary act and deed.


                                            /s/ [ILLEGIBLE]
                                            -----------------------------
                                            Notary Public for Washington
                                            My Commission Expires Jan. 1, 1988


STATE OF WASHINGTON     )
                        ) ss.
County of Pierce        )

      Personally appeared before me this 19th day of October, 1984, the above named Wen Chu Pong and acknowledged the foregoing instrument to be her voluntary act and deed.


                                            /s/ [ILLEGIBLE]
                                            -----------------------------
                                            Notary Public for Washington
                                            My Commission Expires Jan. 1, 1988


ASSIGNMENT OF LEASE - Page 2.

Order No.: 1-608826-W

                                   EXHIBIT A

A tract of land in the Northwest one-quarter of Section 35, Township 1 South, Range 1 West of the Willamette Meridian, in the City of Tigard, County of Washington and State of Oregon, described as follows:

BEGINNING at the Southwest corner of the D. L. Graham Donation Land Claim No. 52, Township 1 South, Range 1 West of the Willamette Meridian, in the City of Tigard, County of Washington and State of Oregon, and running thence East along the South line of said Donation Land claim, 1007.9 feet to an iron pipe; thence North 0(Degree)28' East 843.9 feet to an iron pipe on the East line of that certain tract of land conveyed to Andrew Wormsborg by deed recorded on Page 9 of Volume 201 of Washington, County, Oregon, Deed Records, which point is the true place of beginning of the herein described tract; thence south 85(Degree)58' West 396.67 feet to a 1-inch iron shaft as reset at station 30+56.2 P.O.S.T. of Washington County Road Plat No. 2043 (S.W. Greenburg Road) survey of April 1967; thence along a curve to the right, with a radius of 686.2 feet and a long chord which bears North 38(Degree)16'45" East 48.81 feet to a 3/4 inch iron pipe; thence along the East right-of-way of said C.R. 2043 North 40(Degree)15' East
225.82 feet to a 3/4 inch iron pipe; thence Sough 74(Degree)24' East 228.29 feet to a 1-inch channel iron; thence South 00(Degree)16' West 121.39 feet to a 1-inch iron pipe, the true point of beginning.

EASEMENT NO. 1

TOGETHER WITH a non-exclusive easement for road and utility purposes as set forth in easement agreement recorded June 28, 1977 in Book 1178, page 69, Washington County Deed Records.

EASEMENT NO. 2

TOGETHER WITH an easement for road and utility purposes as set forth in easement agreement recorded July 20, 1979 with Fee No. 79028579.

                                              STATE OF OREGON       )
                                                                    ) ss.
                                              County of Washington  )

                                                  I, Donald W. Mason,
                                              Director of Assessment and
                                              Taxation and Ex-Officio
                                              Recorder of Conveyances for
                                              said county, do hereby certify
                                              that within instrument of
                                              writing was received and
                                              recorded in book of records of
                                              said county.

                                                    Donald W. Mason, Director of
                                                    Assessment and Taxation, Ex-
                                                    Officio Chief Deputy Clerk

                               ASSIGNMENT OF LEASE

ASSIGNORS:        PROPERTY MANAGEMENT SERVICES, INC. AND
                  PAUL C. CHRISTIANSEN

ASSIGNEE:         MARK S. HEMSTREET

DATE:             October 24, 1984


      1. Assignors, as defined above, hereby assign all their right, title and interest in and to the lessee's interest of that certain Ground Lease dated January 31, 1984, between WEST COAST SERVICE COMPANY, a general partnership, and WILLIAM F. BRENNER and LORENE BRENNER, and CHI TSUNT PONG and WEN CHU PONG, lessees, concerning the property as described in Exhibit A, attached hereto and incorporated herein.

      2. Assignors warrant that the leasehold interest being assigned herein is free and clear of liens and encumbrances arising by or through Assignor. Assignors warrant that the Ground Lease, as of the date of this Assignment is not in default and this Assignment shall not constitute default under such lease.

      3. Assignee, as identified above, by acceptance of this Assignment, hereby agrees to assume and by these presents does assume, all of the rights and liabilities of the lessee under the Ground Lease described above.

      The true and actual consideration expressed in terms of dollars for this assignment is $400,000.00


ASSIGNORS                                      ASSIGNEES:

Property management
   Services, Inc.


By: /s/ [ILLEGIBLE]                             /s/ Mark S. Hemstreet
   --------------------------                  ----------------------
Its: President                                 Mark S. Hemstreet
    -------------------------


/s/ Paul E. Christensen
-----------------------------
Paul E. Christensen
  Individually

Order No.: 1-608826-W

                                   EXHIBIT A

A tract of land in the Northwest one-quarter of Section 35, Township 1 South, Range 1 West of the Willamette Meridian, in the City of Tigard, County of Washington and State of Oregon, described as follows:

BEGINNING at the Southwest corner of the D. L. Graham Donation Land Claim No. 52, Township 1 South, Range 1 West of the Willamette Meridian, in the City of Tigard, County of Washington and State of Oregon, and running thence East along the South line of said Donation Land claim, 1007.9 feet to an iron pipe; thence North 0(Degree)28' East 843.9 feet to an iron pipe on the East line of that certain tract of land conveyed to Andrew Wormsborg by deed recorded on Page 9 of Volume 201 of Washington, County, Oregon, Deed Records, which point is the true place of beginning of the herein described tract; thence south 85(Degree)58' West 396.67 feet to a 1-inch iron shaft as reset at station 30+56.2 P.O.S.T. of Washington County Road Plat No. 2043 (S.W. Greenburg Road) survey of April 1967; thence along a curve to the right, with a radius of 686.2 feet and a long chord which bears North 38(Degree)16'45" East 48.81 feet to a 3/4 inch iron pipe; thence along the East right-of-way of said C.R. 2043 North 40(Degree)15' East
225.82 feet to a 3/4 inch iron pipe; thence Sough 74(Degree)24' East 228.29 feet to a 1-inch channel iron; thence South 00(Degree)16' West 121.39 feet to a 1-inch iron pipe, the true point of beginning.

EASEMENT NO. 1

TOGETHER WITH a non-exclusive easement for road and utility purposes as set forth in easement agreement recorded June 28, 1977 in Book 1178, page 69, Washington County Deed Records.

EASEMENT NO. 2

TOGETHER WITH an easement for road and utility purposes as set forth in easement agreement recorded July 20, 1979 with Fee No. 79028579.

                                              STATE OF OREGON       )
                                                                    ) ss.
                                              County of Washington  )

                                                  I, Donald W. Mason,
                                              Director of Assessment and
                                              Taxation and Ex-Officio
                                              Recorder of Conveyances for
                                              said county, do hereby certify
                                              that within instrument of
                                              writing was received and
                                              recorded in book of records of
                                              said county.

                                                    Donald W. Mason, Director of
                                                    Assessment and Taxation, Ex-
                                                    Officio Chief Deputy Clerk

                         LESSOR'S CONSENT AND AGREEMENT
                           TO ASSIGNMENT OF LEASE AND
                         MORTGAGE OF LEASEHOLD INTEREST

WEST COAST:         West Coast Service Company,
                    a general partnership com-
                    prised of Robert M. Schaefer
                    and Sally Jo Schaefer, husband
                    and wife, Clifford G. Potter
                    and Phyllis J. Potter, husband
                    and wife, and Gerald V. Miller,
                    a single man.

HEMSTREET:          Mark S. Hemstreet

BANK:               United States National Bank of Oregon

                                    RECITALS

      A. West coast is the Lessor of that certain Lease (hereinafter referred to as the Ground Lease) dated January 31, 1984 by and between West Coast as Lessor and William F. Brenner and Lorene Brenner (hereinafter referred to as "Brenner"), husband and wife, and Chi Tsung Pong and Wen Chu Pong, husband and wife, as Lessees. The legal description of the property is attached as Exhibit "A".

      B. Brenner is nearing completion of construction of an eighty (80) unit motel on the property.

      C. Hemstreet desires to purchase the motel and acquire the Lessee's interest in the Ground Lease and in connection therewith needs the consent of West Coast to such assignment. Hemstreet also desires the consent of West Coast to the use by Hemstreet of the Lessee's interest in the Ground Lease as collateral.


PAGE 1 - LESSOR'S CONSENT AND AGREEMENT TO ASSIGNMENT OF LEASE AND MORTGAGE OF
         LEASEHOLD INTEREST.

      THE PARTIES AGREE AS FOLLOWS:

      1. West Coast hereby consents to the assignment of the Lessee's interest in the Ground Lease to Hemstreet. Hemstreet agrees to assume, and by these presents does assume, liability for the obligations of the Lease under the Ground Lease.

      2. West Coast accepts and approves plans for the construction and actual construction of the motel upon the property.

      3. West Coast confirms that as of the date hereof, the Ground Lease is not in default and the rent under such lease is paid current through and including the month of October, 1984.

      4. West Coast hereby consents to the assignment by Hemstreet of all of Hemstreet's right, title and interest in and to the Ground Lease to Bank as partial security for a loan or loans made or to be made to Hemstreet.

            4.1 In the event of any default in the payment of rent under the Ground Lease, West Coast hereby agrees not to terminate the Ground Lease or take any action to evict Hemstreet or any other person, or to enforce any claim with respect thereto without giving Bank at least thirty (30) days prior written notice thereof, and the right to cure such default within such thirty (30) day period.

            4.2 In the event of default by Hemstreet of any other term of the Ground Lease which is curable or preventable by Bank, the Bank shall have sixty (60) days after receipt of notice within which to (a) prevent or cure the default set forth in the notice, if preventable or curable within such period, or (b) commence and thereafter continue with diligence to prevent or cure said default, if not preventable or curable within such period. So long as the Bank


PAGE 2 - LESSOR'S CONSENT AND AGREEMENT TO ASSIGNMENT OF LEASE AND MORTGAGE OF
         LEASEHOLD INTEREST.

      causes the Ground Lease covenants to be performed, West Coast shall not terminate the Ground Lease or accelerate payments due under the Ground Lease.

            4.3 West Coast agrees not to exercise any right it may have to terminate the Ground Lease or accelerate payment due under the Ground Lease by reason of bankruptcy or insolvency of Hemstreet, or by reason of any private or judicial sale of the leasehold interest by the Bank, or for any other reason which cannot be cured by the Bank so long as the Bank causes all curable covenants of the Ground Lease to be kept, including all payments required to be made by Hemstreet.

            4.4 In the event of default by Hemstreet or Hemstreet's assigns under the Ground Lease or under any note or agreement with Bank, Bank may, so long as it cures any default on the Ground Lease, exercise such rights as Bank may have against Hemstreet, including the right to take possession of the premises, foreclose Hemstreet's interest in the Ground Lease and premises as permitted by law, and reassign, sell, and/or subject to written approval of West Coast, which approval shall not be unreasonably withheld.

      5.0 Neither this agreement, the Assignment of the Ground Lease as Security (being executed concurrently between Bank and Hemstreet), nor any action taken under either agreement shall be construed as giving rise to any duty, responsibility or liability on the part of Bank to West Coast.


PAGE 3 - LESSOR'S CONSENT AND AGREEMENT TO ASSIGNMENT OF LEASE AND MORTGAGE OF
         LEASEHOLD INTEREST

      6.0 Provided that Hemstreet is personally liable on such obligation, the consent granted to use the Ground Lease as security, and West Coast's agreement to give the lender sixty (60) days' notice to cure a default, shall likewise apply to any refinance or loan obtained by Hemstreet from any other bank, savings and loan, financial institution or individual; provided always, however, that West Coast shall not be obligated to give notice to any person claiming a security interest in the Lessee's interest in the Ground Lease unless and until West Coast has been provided written notice of such person's interest.

      7.0 Nothing in this agreement shall be construed to allow Hemstreet to further assign his Lessee's interest in the Ground Lease (except as collateral) without the written consent of West Coast. Nothing in this agreement shall be construed to create any personal liability on the part of West Coast, or any of its partners, for any loans obtained by Hemstreet, or any other persons, secured by the Ground Lease. Nothing in this agreement shall be construed as a subordination, or an agreement to subordinate by West Coast of its right, title and interest on the property.

      IN WITNESS WHEREOF, the parties have executed this agreement.

      DATED this 13th day of November, 1984.


                                             /s/ Mark S. Hemstreet
                                            ------------------------
                                               Mark S. Hemstreet

STATE OF OREGON       )
                      ) ss.
County of Washington  )

      Personally appeared before me this 13 day of November, 1984, the above named Mark S. Hemstreet and acknowledged the foregoing instrument to be his voluntary act and deed.

                                            /s/ Irene M. Kanakas
                                            --------------------------------
                                            Notary Public for Oregon
                                            My Commission Expires: 8/17/86


PAGE 4 - LESSOR'S CONSENT AND AGREEMENT TO ASSIGNMENT OF LEASE AND MORTGAGE OF
         LEASEHOLD INTEREST

                                    UNITED STATES NATIONAL BANK
                                    OF OREGON


                                    By: /s/ [SIGNATURE ILLEGIBLE]
                                       --------------------------
                                    Its: /s/ [SIGNATURE ILLEGIBLE]
                                       ---------------------------


STATE OF OREGON      )
                     ) ss.
County of Multnomah  )

      Personally appeared before me this 14th day of November, 1984, as Asst. V. Pres. of United States National Bank of Oregon, being first duly sworn, did say that said instrument was signed on behalf of said corporation by authority of its board of directors and they acknowledged said instrument to be its voluntary act and deed.


                                    /s/ [SIGNATURE ILLEGIBLE]
                                    ---------------------------
                                    Notary Public for Oregon
                                    My Commission Expires: 8/2/85


                                    WEST COAST SERVICE COMPANY


                                    By: /s/ Robert M. Schaefer
                                       --------------------------
                                       Robert M. Schaefer


STATE OF WASHINGTON  )
                     ) ss.
County of Clark      )

      Personally appeared before me this 8th day of November, 1984, the above named Robert M. Schaefer and acknowledged the foregoing instrument to be his voluntary act and deed.

                                    /s/ Katherine J. Helt
                                    ----------------------------
                                    Notary Public for Oregon
                                    My Commission Expires: 11-29-86


PAGE 5 - LESSOR'S CONSENT AND AGREEMENT TO ASSIGNMENT OF LEASE AND MORTGAGE OF
         LEASEHOLD INTEREST

                                    By: /s/ Sally Jo Schaefer
                                       --------------------------
                                       Sally Jo Schaefer


STATE OF WASHINGTON  )
                     ) ss.
County of Clark      )


      Personally appeared before me this 8th day of October, 1984, the above named Sally Jo Schaefer and acknowledged the foregoing instrument to be her voluntary act and deed.


                                    /s/ Katherine J. Helt
                                    ------------------------
                                    Notary Public for Oregon
                                    My Commission Expires: 11-29-86


                                    By: /s/ Clifford G. Potter
                                       ------------------------
                                       Clifford G. Potter


STATE OF WASHINGTON  )
                     ) ss.
County of Clark      )


      Personally appeared before me this 8th day of November, 1984, the above named Clifford G. Potter and acknowledged the foregoing instrument to be his voluntary act and deed.


                                    /s/ Katherine J. Helt
                                    ----------------------------
                                    Notary Public for Oregon
                                    My Commission Expires: 11-29-96


PAGE 6 - LESSOR'S CONSENT AND AGREEMENT TO ASSIGNMENT OF LEASE AND MORTGAGE OF
         LEASEHOLD INTEREST

                                    By: /s/ Phyllis J. Potter
                                       ---------------------------
                                       Phyllis J. Potter


STATE OF WASHINGTON  )
                     ) ss.
County of Clark      )


      Personally appeared before me this 8th day of November, 1984, the above named Phyllis J. Potter and acknowledged the foregoing instrument to be her voluntary act and deed.


                                    /s/ Katherine J. Helt
                                    -------------------------------
                                    Notary Public for Oregon
                                    My Commission Expires: 11-29-86


                                    By: /s/ Gerald V. Miller
                                       ------------------------------
                                       Gerald V. Miller


STATE OF WASHINGTON  )
                     ) ss.
County of Clark      )


      Personally appeared before me this 8th day of November, 1984, the above named Gerald V. Miller and acknowledged the foregoing instrument to be his voluntary act and deed.


                                    /s/ Katherine J. Helt
                                    ---------------------------
                                    Notary Public for Oregon
                                    My Commission Expires: 11-29-86


PAGE 7 - LESSOR'S CONSENT AND AGREEMENT TO ASSIGNMENT OF LEASE AND MORTGAGE OF
         LEASEHOLD INTEREST

Order No.: 1-608826-W

                                   EXHIBIT A

A tract of land in the Northwest one-quarter of Section 35, Township 1 South, Range 1 West of Willamette Meridian, in the City of Tigard, County of Washington and State of Oregon, described as follows:

BEGINNING at the Southwest corner of the D. L. Graham Donation Land Claim No. 52, Township 1 South, Range 1 West of the Willamette Meridian, in the City of Tigard, County of Washington and State of Oregon, and running thence East along the South line of said Donation Land Claim, 1007.9 feet to an iron pipe; thence North 0(Degree)28' East 843.9 feet to an iron pipe on the East line of that certain tract of land conveyed to Andrew Wormsborg by deed recorded on Page 9 of Volume 201 of Washington County, Oregon, Deed Records, which point is the true place of beginning of the herein described tract; thence South 85(Degree)58' West 396.67 feet to a 1-inch iron shaft, as reset at station 30+56.2 P.O.S.T. of Washington County Road Plat No. 2043 (S.W. Greenburg Road) survey of April 1967; thence along a curve to the right, with a radius of 686.2 feet and a long chord which bears North 38(Degree)16'45" East 48.81 feet to a 3/4 inch iron pipe; thence along the East right-of-way of said C.R. 2043 North 40(Degree)15' East
225.82 feet to a 3/4 inch iron pipe; thence South 74(Degree)24' East 228.29 feet to a 1-inch channel iron; thence South 00(Degree)16' West 121.39 feet to a 1-inch iron pipe, the true point of beginning.

EASEMENT NO. 1

TOGETHER WITH a non-exclusive easement for road and utility purposes as set forth in easement agreement recorded June 28, 1977 in Book 1178, page 69, Washington County Deed Records.

EASEMENT NO. 2

TOGETHER WITH an easement for road and utility purposes as set forth in easement agreement recorded July 20, 1979 with Fee no. 79028579.

                                      LEASE


      THIS LEASE, made and entered into this 31st day of January, 1984, by and between WEST COAST SERVICE COMPANY, a general partnership comprised of ROBERT M. SCHAEFER AND SALLY JO SCHAEFER, husband and wife, CLIFFORD G. POTTER and PHYLLIS
J. POTTER, husband and wife, and GERALD V. MILLER, a single man, whose address is Lincoln Center, Suite 205B, 10250 S.W. Greenburg Road, Portland, Oregon, 97223, as Lessor (hereinafter referred to as "Lessor") and WILLIAM F. BRENNER and LORENE BRENNER, husband and wife, whose address is 10895 S.W. Fifth, Beaverton, Oregon 97005, and CHI TSUNG PONG and WEN CHU PONG, husband and wife, whose address is 9602 19th S.E., Everett, WA 98204, as Lessee (hereinafter referred to as "Lessee").

                               W I T N E S S E T H

      1. (a) Premises. Lessor hereby leases to Lessee and Lessee hereby leases of and from Lessor that certain real property situated in Washington County, Oregon, described as the "Leased Premises" on Exhibit "A" attached hereto and incorporated herein by this reference as though set forth at full length, (hereinafter referred to as the "premises"), for the term and at the rental and upon the covenants, conditions and stipulations hereinafter set forth. The Lessee accepts the real property and all of its exceptions including access in accordance with the title insurance report which is attached hereto as Exhibit "B" and incorporated herein by reference. It is further agreed that this lease is based upon the findings of the Tigard Planning Department which were outlined in the Staff Report dated November 28, 1963, a copy of which is attached hereto as Exhibit C, and incorporated herein by reference. Lessee agrees to comply and pay for the requirements of City of Tigard, Oregon.

            (b) Business Purposes. The premises shall be used solely for a motel complex.

      2. Term. The term of this lease shall be for thirty (30) years and five
(5) months commencing on February 1, 1984, with rent for the leased land to commence July 1, 1984.

      3. Option to Renew.

            (a) The Lessee shall have the option to renew this lease for an additional term of ten (10) years upon the same terms and conditions as herein provided, except the rental shall be increased by 5 percent from the prior rental year. At the expiration of each twelve (12) calendar months of the renewed lease term, the base rent shall increase by five percent (5%) of the previous year's rent. The notice of renewal of said lease must be given by Lessee to Lessor at least one hundred and eighty
      (180) days in advance of the end of the original term.

            (b) If the Lessee elects to renew for a second ten (10) year additional term at the end of the original term, he may, at the end of the renewal period of ten (10) years, elect to renew said lease for an additional ten (10) years at the end of the first renewal period with the same terms and conditions as the first renewal period. The notice of renewal of said lease must be given by Lessee to Lessor at least one hundred and eighty (180) days in advance of the end of the renewal term. Rent shall increase five percent (5%) per year each year on a compounded basis.

            (c) In addition, Lessee shall continue to be responsible for the payment of taxes and assessments and all other items and conditions of this agreement on said property and for any sums required to be paid by Lessee under the sales tax laws of the State of Washington.

      4. Rental.

            (a) Lessee shall pay to Lessor a base rent at the rate of Two Thousand Five Hundred and 00/100 Dollars ($2,500.00) per month for the first full twelve (12) calendar months of the lease term. At the expiration of the first twelve (12) calendar months of the lease term and every year thereafter, the base rent shall increase by 5 percent of the previous year's rent.

            (b) All rental payments shall be payable In lawful money of the United States at such place as Lessor may from time to time designate by notice in writing to Lessee.

            (c) Except as provided in subparagraph (a) above, all rental payments shall be paid monthly, in advance, on or before the first day of each calendar month. Rental for any part of a month shall be pro-rated.

      5. Construction of Building and Improvements. Lessee agrees that it will construct on the premises a modern motel, together with usual and necessary appurtenances (hereinafter referred to as the "Improvements"). The building will be constructed so as to contain not less that eighty (80) motel units and the plans and specifications shall be subject to written approval of Lessor, which approval will not be unreasonably withheld. Lessee agrees to construct said improvements in accordance with the following conditions:

            (a) Lessee shall pay all costs and expenses arising out of or in connection with the construction of said improvements, including payment of the debt obtained for construction financing. Lessee further agrees that it will make payments of all such costs and expenses promptly when due and without unjustified delay.

            (b) Lessee shall immediately, upon execution of this lease, begin the preparation of plans and specifications for the improvements, and commence, construct and complete the same without undue interruption or delay. Lessee, however, shall not be in default hereunder by reason of any interruption or delay in the preparation of the plans and specifications or in the commencement, construction or completion of the improvements caused by Acts of God, acts of Lessor, strikes, boycotts or other matters beyond the control of, or not reasonably foreseeable by Lessee.

            (c) Said improvements shall comply in all respects with the laws, ordinances and regulations of governmental bodies and agencies having jurisdiction over the manner and method of construction of said building.

            (d) Lessee shall immediately upon commencing the physical work on said improvements notify Lessor that such work has been commenced.

            (e) Lessee shall cause one (1) complete set of all plans, specifications and other basic engineering drawings and data used in the construction of the improvements to be made available to Lessor as such plans are prepared and made available for the use of Lessee. However, all such plans, specifications and other basic engineering drawings and data shall at all times be and remain the property of Lessee whether or not the improvements for which they are prepared are constructed, and cannot be used by Lessor for any other project or purpose or be made available by Lessor to any third party for any purpose whatsoever without the written consent of Lessee.

            (f) Upon completion of construction, Lessee shall deliver to Lessor copies of all "as built" plans.

      6. Compliance with Tigard Planning Department.

            (a) It Is understood that Lessee agrees to bear all costs and expenses involved in making the land and motel complex comply with the guidelines established in the Staff Report of the Tigard Planning Department attached hereto as Exhibit "C".

            (b) It is also understood that Lessee acknowledges that at some time during the lease and/or renewal term that it may be necessary to dedicate a 10' right of way to the City of Tigard and Lessee agrees that said dedication will have no effect upon the terms and conditions of this lease.

      7. Taxes.

            (a) Lessee shall pay to Lessor, at least thirty (30) days prior to the last day when payment can be made without interest or penalty, all ad valorem real estate taxes levied upon and assessed against the premises (and the building and other improvements to be constructed thereon) which are due and payable during the term of this lease. Taxes assessed covering a fractional year at the commencement or termination of this lease shall be pro-rated between the parties provided that if any such taxes are assessed only for the portion of the year during which Lessee is entitled to possession of the premises, then Lessee shall pay all such taxes for such portion of the year. Lessor shall ensure that all bills which Lessor receives, If any, for ad valorem taxes which are to be paid by Lessee are sent or forwarded to Lessee within sufficient time to permit timely control thereof and/or remittance in the normal course of business.

            (b) Special assessments applicable to the premises shall be paid by Lessee to Lessor at least thirty (30) days prior to the last day when payment can be made without interest or penalty, but only to the extent that such assessments become due and payable in full or in installments during the term of the lease. Those installments which were due and payable before the commencement of the original term of the lease or which are due and payable after the termination of the lease shall be the sole responsibility and expense of the Lessor. For purposes of this section
      (b), except for payments or installments already paid, payment in installments over the longest possible term shall be deemed to have been elected in any instance where a determinable option so to pay exists, or may exist, and Lessee shall bear the expense of only such installments which become due, payable and delinquent during the lease under the installment option. Lessor shall give to Lessee timely notice of, and any opportunity to participate in, all hearings and negotiations regarding special assessments affecting the demised premises. Special assessments due and payable during the calendar years in which this lease commences and terminates shall be pro-rated between the parties.

            (c) Lessee shall have the right in its name or the name of Lessor if required to contest or review by administrative or legal proceedings all or any part of any tax or special assessment which Lessee is required to pay hereunder. Lessor shall cooperate in such reasonable ways as may be necessary to further any such procedure by Lessee.

            (d) Lessee shall pay as the same become due and payable all personal property taxes, special assessments and other charges levied upon or assessed against the fixtures owned by Lessee and located on the premises and which are, or will become, a lien against the premises.

            (e) Lessee shall pay as the same become due and payable all state income taxes on the rent payable under this lease.

      8. Insurance.

            (a) Lessee shall at all times during the term of this lease and any extension hereof, at Lessees own expense, keep in effect and force fire and extended coverage fire insurance in an amount equal to 90 percent of replacement cost.

            (b) Such insurance shall be procured from responsible insurance companies authorized to do business in the State of Oregon.

            (1) In the event that lose results from damage which Lessee is obligated to repair, under the provisions of Article 9 hereof, the proceeds shall be used to pay the cost of such repairs.

            (2) In the event that loss results from total or substantial destruction of the improvements, the Lessee shall rebuild said improvements under the provisions of Article 9 hereof, then such proceeds shall be used for such rebuilding, with any balance remaining being paid to Lessee.

            (3) Lessee agrees to hold Lessor exempt and harmless from any damage or injury to any person, including death resulting therefrom and to any goods, wares, merchandise and other property, real or personal or any person whether on said premises or not, arising from the use of said premises, and Lessee shall, without altering or modifying the foregoing covenants, obtain, pay for and maintain throughout the term of this lease public liability insurance in a company satisfactory to Lessor, naming Lessor and Lessee therein as insureds and providing for comprehensive liability coverage against injury to any one person in an amount of not less that Two Million and 00/100 Dollars ($2,000,000.00), and Lessee shall deliver to Lessor copies of all policies or certificates of insurance companies providing said policies that Lessee is required to keep in force under the provisions of Article B. The amount of the coverage shall be increased every three (3) years using the Insurance Carrier's Appraisals and Recommendations. The provisions of this subparagraph (3) shall not apply to damage, injury or death resulting from the acts or negligence of Lessor.

      9. Destruction. In the event that the improvements or any part thereof are destroyed by fire or other casualty at any time or times during the term of this lease, Lessee shall commence the work of repair or replacement with due diligence and carry the work of repair or replacement through to completion without undue interruption or delay, other than interruptions or delays beyond the control of Lessee. Lessee shall, in making such repairs or replacements, follow the original plans and specifications of said improvements to the extent practicable (subject to requirements of governmental agencies) unless new and different plans and specifications are mutually agreed upon by Lessee and Lessor. Lessee shall be entitled to receive the proceeds of the insurance hereinbefore required under Paragraph 6 hereof, to pay for the cost of such repairs or replacements.

      10. Maintenance. Lessee shall keep the premises and Improvements in good and sanitary order and repair, replacing all broken glass with glass of the same size and quality of that broken, and shall keep the premises, improvements and all things connected therewith, including adjacent sidewalks, in a clean and healthy condition and in good repair, in accordance with the city ordinances or the City of Tigard, State of Oregon, and the direction of the public officers having jurisdiction over the premises, during the term of this lease, at its own expense. On the termination of this lease, in any way, Lessee will yield upon the premises to Lessor in good condition and repair, loss by fire or other casualty and ordinary wear and tear excepted, provided, however, Lessor may elect to require the Lessee to cause all improvements to be removed and all excavations caused by construction to be filled. The Lessor's election shall be made in writing. Lessor shall not, during the term of this lease, be required to make any repairs to the premises and improvements.

      11. Utilities. Lessee shall pay all charges for steam, gas, electricity, lights, water, heat, power, sewer and other services used in and for the premises leased hereunder, and shall indemnify Lessor against any liability on such account.

      12. Condemnation. If any part of the premises shall be taken by any public authority under the power of eminent domain, then the term of this lease shall cease as to the part so taken from the day possession of the part so taken is denied or constructively denied to Lessee. In the event of a partial taking of the premises which does not affect the value of the rental income from the building and/or improvements constructed by Lessee but affects only the land. Lessor shall be entitled to any sums that may be awarded as compensation for the part of the premises so taken. In the event that all of the premises are taken or so much of said premises are taken as to render the use of the remainder thereof impracticable or to affect the value of the rental income from the building and improvements constructed by Lessee, Lessee may, on or before the day Lessee is denied or constructively denied physical possession of the condemned property, elect in writing to cancel the lease agreement. In the event, however, Lessee chooses to remain in possession of the remaining portion of the premises after said date, the rents payable by Lessee to Lessor shall be equitably reduced. Except as hereinbefore provided with respect to the condemnation of a portion of the premises that does not affect the value of or the rental income from the building and improvements, the amount of the condemnation award attributable to the real property (but not the improvements) shall be payable to Lessor and the remainder of the award shall next be paid to Lessee.

      13. Alterations. Lessee shall not, without the written consent of Lessor which shall not be unreasonably withheld, make any alterations or modifications that would substantially affect the architectural integrity of improvements or affect the utility of the improvements for the business purpose set out for which the premises herein are leased.

      14. Assignment. Except as hereinabove provided, Lessee shall have no right to assign this lease or sublet all or any portion of the property without the prior written approval of Lessor.

      15. Financing. It is hereby agreed that Lessee shall have the right to encumber only the motel and not the land for construction purposes provided that the term of any such encumbrances shall not extend beyond the term of this lease. The Lessee shall not encumber the land being leased in any way in its construction or operation under this lease.

      16. Termination. All buildings and improvements and fixtures placed upon the leased premises by the Lessee shall be and remain the property of the Lessee so long as this lease shall remain in effect. Upon termination of this lease, by expiration of time, by agreement or for default of the Lessee, all such buildings and improvements and fixtures (except trade fixtures) shall become the property of the Lessor, its successors and assigns, together with all rights of the Lessee, its successor, and assigns, and occupants of the premises at that time. To make this provision self-executing, Lessee covenants and agrees that upon termination of this lease, title to all the improvements and fixtures (except trade fixtures) shall pass to Lessor, its successors and assigns forthwith and without the necessity of any further conveyance or assignment.

      17. Default. Each of the following shall be deemed a default by Lessee and a breach of this lease:

            (a) A default in the payment of rent herein reserved, or any part thereof, for a period of ten (10) days.

            (b) A default in the performance of any other covenant or condition of this lease on the part of Lessee to be performed, for a period of thirty (30) days after service of notice by Lessor on Lessee.

            In the event of a default by Lessee as specified in subparagraph 15(a) hereof, and after the expiration of ten (10) days from the date of receipt of written notice by Lessor to Lessee during which time Lessee shall have the right to cure such default, Lessor may serve a written notice upon Lessee that Lessor elects to terminate this lease, and this lease shall then expire on the date specified in such notice as if that date had been originally fixed as the expiration date of the term herein demised. In the event of default of Lessee as specified in subparagraph 15(b) hereof, and at any time thereafter until such time as such default is cured, Lessor may serve a written notice upon Lessee that Lessor elects to terminate this lease upon a specified date not less than thirty (30) days after the date of service of such notice, and in the event that such default is not cured prior thereto (or is such additional period of time as may be required in the case of a curable default not susceptible to cure within thirty (30) days, provided Lessee undertakes to cure the same within the thirty (30) days and thereafter diligently prosecutes the same to completion), this lease shall then expire on the date so specified as if that date had been originally fixed as the expiration date of the term herein demised.

            (c) Notwithstanding any termination of this lease, the Lessee shall continue to be liable to Lessor for the damages caused by the breach of the lease.

      18. Remedies.

            (a) In the event of any termination of this lease by reason of any default or breach of Lessee as provided herein, Lessor shall be entitled to recover from Lessee and Lessee shall pay to Lessor as liquidated damages for such breach the following:

            (1) An amount equal to all expenses, if any, including reasonable attorneys' fees, incurred by Lessor in recovering possession of the demised premises, and all reasonable costs and charges for the care of said premises while vacant, which shall be due and payable by the Lessee to Lessor at such time or times as such expenses are incurred by Lessor; and

            (2) An amount equal to the amount of rent reserved under the lease, less the net rent collected by Lessor on reletting the premises, which shall be due and payable by Lessee to Lessor in the several days in which the rent reserved in this lease would have become due and payable.

            (b) In the event of a default by Lessee in the payment of rent or otherwise, Lessor may elect to continue this lease and pursue an action against Lessee to collect such unpaid rent or to otherwise remedy any such default by Lessee.

            (c) All remedies, rights and options accorded herein or otherwise available to the Lessor shall be cumulative, and no one such remedy, right or option shall be exclusive of any other, and the pursuit of any such remedy, right or option shall not be deemed to waive any other or different remedy or relief to which Lessor might otherwise be entitled either at law or in equity.

      19. Successors. This lease and each and all of its terms and provisions shall be binding upon and inure to Lessor and Lessee and each of them, their successors and assigns.

      20. Notices. Any notice to be given by Lessee shall be personally delivered to Lessor, or may be made by certified mail, return receipt requested, at Lincoln Center, Suite 205B, 10250 S.W. Greenburg Road, Portland, Oregon, 97223, or at such address an Lessor shall hereafter designate in writing to the Lessee and any notice to be given by the Lessor shall be personally delivered to Lessee or may be made by certified mail, return receipt requested, to the Lessee at 10895 S.W. Fifth Beaverton, Oregon, 97005, or at such other address as Lessee shall designate in writing to the Lessor. Lessee shall promptly notify the Lessor within five (5) days of its receipt of any notice received from the holder of any security interest therein that specifies any default believed to exist by the said holder of any encumbrance on the building that specifies any default believed to exist by the encumbrance holder and/or its successors and assigns and such notice shall be given as provided herein for other notices.

      21. Waiver. The waiver by Lessor of any breach by the Lessee of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

      22. Short Form Lease. The parties hereto mutually agree that at the time of the execution of this lease they will also execute and acknowledge a short form lease which shall be recorded prior to the date that a loan for the purpose of financing the construction of the improvements hereunder or any other purpose is placed of record.

      23. Entire Undertaking. This lease contains the entire understanding of the parties hereto, and they acknowledge that there is no other written or oral understanding or promise between the parties in respect to the premises, and that no representations except those that may be contained herein have been made.

      24. Paragraph Headings. The paragraph headings in this lease are inserted for convenience and are not intended to indicate completely or accurately the contents of the paragraphs they introduce.

      25. Attorneys' Fees. In the event it is necessary for either party to employ an attorney to enforce the terms of this lease, or to file an action to enforce any terms, conditions or rights under the lease, or to defend any action, then the prevailing party in any such action shall be entitled to recover from the other all reasonable attorneys' fees, costs and expenses as may be fixed by the court, and such attorneys' fees, costs and expenses may be made a part of any award or judgment entered.

      26. Quiet Possession. Lessor warrants that Lessee will enjoy peaceful and quiet possession of the premises.

      IN WITNESS WHEREOF, the parties hereto have set their hands the day and year first above written.


LESSOR:                                   LESSEE:

WEST COAST SERVICE COMPANY

/s/Robert M. Schaefer                     /s/William F. Brenner
---------------------------               ----------------------------
Robert M. Schaefer                        William F. Brenner


/s/Sally Jo Schaefer                      /s/Lorene Brenner
---------------------------               ----------------------------
Sally Jo Schaefer                         Lorene Brenner


/s/Clifford G. Potter                     /s/Chi Tsung Pong
---------------------------               ----------------------------
Clifford G. Potter


/s/Phyllis J. Potter                      /s/Wen Chu Pong
---------------------------               ----------------------------
Phyllis J. Potter


/s/Gerald V. Miller
---------------------------
Gerald V. Miller

STATE OF WASHINGTON            )
                               ) ss.
County of Clark                )

      On this day personally appeared before me ROBERT M. SCHAEFER and SALLY JO SCHAEFER, husband and wife, to me known to be the individuals described in and who executed the within and foregoing instrument, and acknowledged that they signed the same as their free and voluntary act and deed, for the uses and purposes therein mentioned.

      GIVEN under my hand and official seal this 6th day of February, 1984.


                                          [SIGNATURE ILLEGIBLE]
                                          ----------------------------------
                                          Notary Public in and for the State
                                          of Washington, residing at
                                          [ILLEGIBLE]
                                          ----------------------------------


STATE OF WASHINGTON            )
                               ) ss.
County of Clark                )

      On this day personally appeared before me CLIFFORD G. POTTER and PHYLLIS
J. POTTER, husband and wife, to me known to be the individuals described in and who executed the within and foregoing instrument, and acknowledged that they signed the same as their free and voluntary act and deed, for the uses and purposes therein mentioned.

      GIVEN under my hand and official seal this [ILLEGIBLE] day of February, 1984.


                                          [SIGNATURE ILLEGIBLE]
                                          ----------------------------------
                                          Notary Public in and for the State
                                          of Washington, residing at
                                          [ILLEGIBLE]
                                          ----------------------------------


STATE OF WASHINGTON            )
                               ) ss.
County of Clark                )

      On this day personally appeared before me GERALD V. MILLER, a single man, to me known to be the individual described in and who executed the within and foregoing instrument, and acknowledged that he signed the same as his free and voluntary act and deed, for the uses and purposes therein mentioned.

      GIVEN under my hand and official seal this [ILLEGIBLE] day of February, 1984.


                                          [SIGNATURE ILLEGIBLE]
                                          ----------------------------------
                                          Notary Public in and for the State
                                          of Washington, residing at
                                          [ILLEGIBLE]
                                          ----------------------------------


STATE OF OREGON                )
                               ) ss.
County of Washington           )

      On this day personally appeared before me WILLIAM F. BRENNER and LORENE BRENNER, husband and wife, to me known to be the individuals described in and who executed the within and foregoing instrument, and acknowledged that they signed the same as their free and voluntary act and deed, for the uses and purposes therein mentioned.

      GIVEN under my hand and official seal this 31st day of January, 1984.


                                          [SIGNATURE ILLEGIBLE]
                                          ----------------------------------
                                          Notary Public in and for the State
                                          of Oregon, residing at
                                          [ILLEGIBLE]
                                          ----------------------------------
                                          My Commission Expires: 3/17/76


STATE OF WASHINGTON            )
                               ) ss.
County of King                 )

      On this day personally appeared before me Chi Tsung Pong, to me known to be the individual described in and who executed the within and foregoing instrument, and acknowledged that he signed the same as his free and voluntary act and deed, for the uses and purposes therein mentioned.

      GIVEN under my hand and official seal this 17th day of February, 1984.


                                          [SIGNATURE ILLEGIBLE]
                                          ----------------------------------
                                          Notary Public in and for the State
                                          of Washington, residing at
                                          [ILLEGIBLE]
                                          ----------------------------------


STATE OF WASHINGTON            )
                               ) ss.
County of King                 )

      On this day personally appeared before me Wen Chu Pong, to me known to be the individual described in and who executed the within and foregoing instrument, and acknowledged that she signed the same as her free and voluntary act and deed, for the uses and purposes therein mentioned.

      GIVEN under my hand and official seal this 17th day of February, 1984.


                                          [SIGNATURE ILLEGIBLE]
                                          ----------------------------------
                                          Notary Public in and for the State
                                          of Washington, residing at
                                          [ILLEGIBLE]
                                          ----------------------------------



BLAIR, SCHAEFER, HUTCHISON, WYNNE,
      POTTER & HORTON
Attorneys at Law
1014 Franklin Street
Post Office Box 1148
Vancouver, Washington 98666-1148

STATE OF WASHINGTON

County of King

      I, the undersigned, a notary public in and for the State of Washington, hereby certify that on this ____ day of February, 1984, personally appeared before me CHI TSUNG PONG and WEN CHU PONG, husband and wife, to me known to be the individuals described in and who executed the foregoing instrument, and acknowledged that they signed and sealed the same as their free and voluntary act and deed, for the uses and purposes therein mentioned.

Given under my hand and official seal the day and year last above written.


                                          [SIGNATURE ILLEGIBLE]
                                          ----------------------------------
                                          Notary Public in and for the State
                                          of Washington, residing at [ILLEGIBLE]

Order No.: 1-608826-W


                                    EXHIBIT A


A tract of land in the Northwest one-quarter of Section 35, Township 1 South, Range 1 West of the Willamette Meridian, in the City of Tigard, County of Washington and State of Oregon, described as follows:

BEGINNING at the Southwest corner of the D.L. Graham Donation Land Claim No. 52, Township 1 South, Range 1 West of the Willamette Meridian, in the City of Tigard, County of Washington and State of Oregon, and running thence East along the South line of said Donation Land Claim, 1007.9 feet to an iron pipe; thence North 0 degrees 28' East 843.9 feet to an iron pipe on the East line of that certain tract of land conveyed to Andrew Wormsborg by deed recorded on Page 9 of Volume 201 of Washington County, Oregon, Deed Records, which point is the true place of beginning of the herein described tract; thence South 85 degrees 58' West 396.67 feet to a 1-inch iron shaft, as reset at station 30+56.2 P.O.S.T. of Washington County Road Plat No. 2043 (S.W. Greenburg Road) survey of April 1967; thence along a curve to the right, with a radius of 686.2 feet and a long chord which bears North 38 degrees 16'45" East 48.81 feet to a 3/4 inch iron pipe; thence along the East right-of-way of said C.R. 2043 North 40 degrees 15' East
225.82 feet to a 3/4 inch iron pipe; thence South 74 degrees 24' East 228.29 feet to a 1-inch channel iron; thence South 00 degrees 16' West 121.39 feet to a 1-inch iron pipe, the true point of beginning.

EASEMENT NO. 1

TOGETHER WITH a non-exclusive easement for road and utility purposes as set forth in easement agreement recorded June 28, 1977 in Book 1178, page 69, Washington County Deed Records.

EASEMENT NO. 2

TOGETHER WITH an easement for road and utility purposes as set forth in easement agreement recorded July 20, 1929 with Fee No. 79028579.

SHILO INN - WASHINGTON SQUARE, PORTLAND, OREGON
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-95 (actual)



                                    1991                 1992                 1993                1994                1995
REVENUE                           (actual)      %      (actual)      %      (actual)      %     (actual)     %      (actual)     %
  Guest Room                      $941,428    96.6%  $1,018,525    97.1%  $1,073,276    97.3% $1,007,554   97.2%  $1,194,926   96.6%
  Restaurant Rent                        0     0.0%           0     0.0%           0     0.0%          0    0.0%           0    0.0%
  Telephone                         24,542     2.5%      22,335     2.1%      22,545     2.0%     20,242    2.0%      32,740    2.6%
  Meeting/Banquet Room               1,941     0.2%       1,305     0.1%       1,355     0.1%      3,502    0.3%       2,435    0.2%
  Fax                                1,181     0.1%       1,077     0.1%         902     0.1%        697    0.1%       1,030    0.1%
  Valet                              1,384     0.1%       1,848     0.2%       1,618     0.1%        585    0.1%         263    0.0%
  Video                              1,677     0.2%       1,860     0.2%       1,789     0.2%      1,505    0.1%       1,948    0.2%
  Vending Machines                     458     0.0%          96     0.0%           0     0.0%        613    0.1%         960    0.1%
  Guest Laundry/Soap                   404     0.0%         222     0.0%         277     0.0%        495    0.0%       1,065    0.1%
  Miscellaneous                      1,690     0.2%       1,673     0.2%       1,047     0.1%      1,215    0.1%       2,230    0.2%
                                 -----------------   -------------------  ------------------  -----------------   -----------------
  TOTAL REVENUE                    974,705   100.0%   1,048,941   100.0%   1,102,809   100.0%  1,036,408  100.0%   1,237,597  100 0%
                                 -----------------   -------------------  ------------------  -----------------   -----------------
OPERATING EXPENSE

PAYROLL & RELATED EXPENSE
  Managers                          20,712     2.1%      22,754     2.2%      30,852     2.8%     25,518    2.5%      22,882    1.8%
  Front Desk                        31,056     3.2%      30,268     2.9%      26,786     2.4%     28,605    2.8%      25,140    2.0%
  Bookkeeper/Auditor                16,797     1.7%      19,667     1.9%      18,157     1.6%     17,720    1.7%      20,906    1.7%
  Head Housekeeper                  16,552     1.7%      14,999     1.4%      11,969     1.1%      9,984    1.0%      11,989    1.0%
  Housekeeper - Rooms               41,353     4.2%      42,510     4.1%      42,404     3.8%     43,185    4.2%      47,360    3.8%
  Housekeeper - Other                1,692     0.2%       1,852     0.2%       5,005     0.5%      4,936    0.5%       5,617    0.5%
  Laundry                           10,143     1.0%       9,545     0.9%      10,910     1.0%      9,848    1.0%       9,927    0.8%
  Guest Services                     4,345     0.4%       5,308     0.5%       3,009     0.3%        904    0.1%          59    0.0%
  Maintenance                       11,610     1.2%       7,661     0.7%         730     0.1%        362    0.0%         494    0.0%
  Payroll Taxes                     28,563     2.9%      24,632     2.3%      17,410     1.6%     22,583    2.2%      22,536    1.8%
  Health Insurance                   9,816     1.0%       9,762     0.9%      10,514     1.0%     13,879    1.3%      13,061    1.1%
  Uniforms/Cleaning                    194     0.0%         318     0.0%         215     0.0%        119    0.0%         159    0.0%
  Other                              1,665     0.2%         439     0.0%         259     0.0%        557    0.1%         969    0.1%
                                 -----------------   -------------------  ------------------  -----------------   -----------------
  TOTAL PAYROLL                    194,498    20.0%     189,715    18.1%     178,220    16.2%    178,206   17.2%     181,099   14.6%
                                 -----------------   -------------------  ------------------  -----------------   -----------------


                                      For The
                                  12 Months Ended
                                      8-31-96
REVENUE                               (actual)        %

  Guest Room                         $1,228,791     96.7%
  Restaurant Rent                             0      0.0%
  Telephone                              31,324      2.5%
  Meeting/Banquet Room                    3,005      0.2%
  Fax                                     1,123      0.1%
  Valet                                     247      0.0%
  Video                                   2,001      0.2%
  Vending Machines                        1,026      0.1%
  Guest Laundry/Soap                      1,226      0.1%
  Miscellaneous                           2,348      0.2%
                                     -------------------
  TOTAL REVENUE                       1,271,091    100.0%
                                     -------------------
OPERATING EXPENSE

PAYROLL & RELATED EXPENSE
  Managers                               28,328      2.2%
  Front Desk                             28,511      2.2%
  Bookkeeper/Auditor                     22,319      1.8%
  Head Housekeeper                       13,855      1.1%
  Housekeeper - Rooms                    50,369      4.0%
  Housekeeper - Other                     5,269      0.4%
  Laundry                                10,328      0.8%
  Guest Services                          2,287      0.2%
  Maintenance                             6,192      0.5%
  Payroll Taxes                          24,639      1.9%
  Health Insurance                       16,317      1.3%
  Uniforms/Cleaning                         520      0.0%
  Other                                   1,129      0.1%
                                     -------------------
  TOTAL PAYROLL                         210,063     16.5%
                                     -------------------

SHILO INN - WASHINGTON SQUARE, PORTLAND, OREGON                           PAGE 2
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-95 (actual)



                                    1991                 1992                 1993                1994                1995
REVENUE                           (actual)      %      (actual)      %      (actual)      %     (actual)     %      (actual)     %
UTILITIES
  Electricity                       13,313     1.4%      14,431     1.4%      15,154     1.4%     13,781    1.3%      14,348    1.2%
  Gas                                5,311     0.5%       5,510     0.5%       6,438     0.6%      6,323    0.6%       6,516    0.5%
  Telephone                         19,109     2.0%      18,840     1.8%      19,647     1.8%     17,882    1.7%      21,647    1.7%
  Water                              3,975     0.4%       4,516     0.4%       3,855     0.3%      4,450    0.4%       5,337    0.4%
  Garbage                            5,364     0.6%       6,206     0.6%       5,709     0.5%      5,889    0.6%       5,353    0.4%
  Sewer                              8,515     0.9%      10,564     1.0%      11,108     1.0%      9,328    0.9%      10,227    0.8%
                                 -----------------   -------------------  ------------------  -----------------   -----------------
  TOTAL UTILITIES                   55,587     5.7%      60,067     5.7%      61,911     5.6%     57,653    5.6%      63,428    5.1%
                                 -----------------   -------------------  ------------------  -----------------   -----------------

ADVERTISING
  Advertising                            0     0.0%           0     0.0%           0     0.0%          0    0.0%           0    0.0%
  Airport Advertising                    0     0.0%           0     0.0%           0     0.0%          0    0.0%           0    0.0%
  Billboards                           180     0.0%         428     0.0%          40     0.0%         59    0.0%           0    0.0%
  Highway Logos                      3,028     0.3%       2,903     0.3%       3,407     0.3%      3,597    0.3%       3,592    0.3%
  Radio Tradeouts                    4,774     0.5%       6,935     0.7%       5,515     0.5%      5,116    0.5%       8,601    0.7%
  TV Tradeouts                       1,491     0.2%       6,782     0.6%       3,095     0.3%      2,310    0.2%       2,737    0.2%
  Brochures/Postcards                  867     0.1%       1,549     0.1%         852     0.1%        604    0.1%         550    0.0%
  Yellow Pages                       4,663     0.5%      10,288     1.0%      11,946     1.1%      1,246    0.1%       9,561    0.8%
  Newspaper Ads                          0     0.0%         122     0.0%         169     0.0%        527    0.1%       1,682    0.1%
  Magazine Ads                         752     0.1%         332     0.0%       1,253     0.1%        582    0.1%       1,008    0.1%
  Magazine Tradeouts                 1,461     0.1%         538     0.1%         868     0.1%        281    0.0%         325    0.0%
  Property Ads                         451     0.0%          96     0.0%         328     0.0%        359    0.0%         148    0.0%
  Sports Sponsorship                     0     0.0%           0     0.0%         150     0.0%        743    0.1%          75    0.0%
  Displays                               0     0.0%           0     0.0%           0     0.0%          0    0.0%           0    0.0%
  Local Events Promotion               340     0.0%         579     0.1%           0     0.0%          0    0.0%           0    0.0%
  Travel Guides/Directories             97     0.0%           0     0.0%          50     0.0%      1,738    0.2%       2,136    0.2%
  Advertising & Promotion              522     0.1%         960     0.1%         536     0.0%      1,971    0.2%       1,992    0.2%
  Travel Agents                      2,843     0.3%       4,065     0.4%       4,943     0.4%      3,921    0.4%      16,293    1.3%
  Marketing                              0     0.0%           0     0.0%           0     0.0%         69    0.0%         272    0.0%
  Taxi & Limo                          380     0.0%          57     0.0%          40     0.0%        118    0.0%          73    0.0%
                                 -----------------   -------------------  ------------------  -----------------   -----------------
  TOTAL ADVERTISING                 21,849     2.2%      35,634     3.4%      33,192     3.0%     23,241    2.2%      49,045    4.0%
                                 -----------------   -------------------  ------------------  -----------------   -----------------


                                       For The
                                   12 Months Ended
                                       8-31-96
REVENUE                                (actual)        %

UTILITIES
  Electricity                             16,956      1.3%
  Gas                                      6,425      0.5%
  Telephone                               19,811      1.6%
  Water                                    4,884      0.4%
  Garbage                                  5,628      0.4%
  Sewer                                    9,212      0.7%
                                      -------------------
  TOTAL UTILITIES                         62,916      4.9%
                                      -------------------

ADVERTISING
  Advertising                                  0      0.0%
  Airport Advertising                          0      0.0%
  Billboards                                   0      0.0%
  Highway Logos                            3,628      0.3%
  Radio Tradeouts                          6,528      0.5%
  TV Tradeouts                             2,697      0.2%
  Brochures/Postcards                        447      0.0%
  Yellow Pages                            10,131      0.8%
  Newspaper Ads                            1,224      0.1%
  Magazine Ads                               869      0.1%
  Magazine Tradeouts                         121      0.0%
  Property Ads                               174      0.0%
  Sports Sponsorship                         964      0.1%
  Displays                                     0      0.0%
  Local Events Promotion                       0      0.0%
  Travel Guides/Directories                1,239      0.1%
  Advertising & Promotion                  1,846      0.1%
  Travel Agents                           18,166      1.4%
  Marketing                                  169      0.0%
  Taxi & Limo                                 85      0.0%
                                      -------------------
  TOTAL ADVERTISING                       48,288      3.8%
                                      -------------------

SHILO INN - WASHINGTON SQUARE, PORTLAND, OREGON                           PAGE 3
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-95 (actual)



                                    1991                 1992                 1993                1994                1995
REVENUE                           (actual)      %      (actual)      %      (actual)      %     (actual)     %      (actual)     %
SUPPLIES
     Linen                           4,250     0.4%       3,890     0.4%       2,856     0.3%      1,994    0.2%       7,545    0.6%
     Bathroom                        5,769     0.6%       4,739     0.5%       5,593     0.5%      3,697    0.4%       7,094    0.6%
     Cleaning                        5,013     0.5%       5,175     0.5%       6,226     0.6%      8,856    0.9%       7,084    0.6%
     Continental Breakfast          22,633     2.3%      19,759     1.9%      19,320     1.8%     17,062    1.6%      20,299    1.6%
     Office                          3,725     0.4%       2,060     0.2%       2,450     0.2%      1,839    0.2%       2,090    0.2%
     Operating                       6,578     0.7%       7,066     0.7%       6,889     0.6%      6,328    0.6%      16,682    1.3%
     Replacements                    2,542     0.3%       1,916     0.2%       2,151     0.2%     37,214    3.6%       8,475    0.7%
     Guest Amenity                   3,275     0.3%       3,673     0.4%       7,760     0.7%      7,338    0.7%      10,557    0.9%
                                 -----------------   -------------------  ------------------  -----------------   -----------------
         TOTAL SUPPLIES             53,785     5.5%      48,278     4.6%      53,245     4.8%     84,328    8.1%      79,826    6.5%
                                 -----------------   -------------------  ------------------  -----------------   -----------------

REPAIRS & MAINTENANCE
  Carpets, Draperies & Furniture     1,195     0.1%         697     0.1%       1,202     0.1%        496    0.0%       3,895    0.3%
  Landscaping                        9,988     1.0%      14,139     1.3%       7,942     0.7%     10,061    1.0%      22,819    1.8%
  Painting & Wallpaper                 840     0.1%          60     0.0%         251     0.0%          0    0.0%         818    0.1%
  Pool                               1,164     0.1%         784     0.1%       1,634     0.1%        771    0.1%       1,297    0.1%
  Telephone                            102     0.0%           5     0.0%       1,007     0.1%          0    0.0%         905    0.1%
  TV Cable & Satellite               8,606     0.9%      10,523     1.0%       8,286     0.8%      8,670    0.8%       7,583    0.6%
  Pest Control                       1,584     0.2%       1,584     0.2%       1,920     0.2%      1,649    0.2%       1,904    0.2%
  Janitorial                         2,090     0.2%       1,520     0.1%       1,330     0.1%      2,010    0.2%       1,795    0.1%
  Plumbing                             616     0.1%         663     0.1%       2,164     0.2%      2,003    0.2%       2,527    0.2%
  Electrical                         1,060     0.1%       2,635     0.3%       2,949     0.3%        256    0.0%       1,093    0.1%
  Heating Ventilation Cooling            0     0.0%           0     0.0%           0     0.0%          0    0.0%          36    0.0%
  Sign                               1,007     0.1%       3,534     0.3%       1,607     0.1%      2,283    0.2%         510    0.0%
  Elevator Maintenance               1,955     0.2%       2,594     0.2%       2,717     0.2%      2,485    0.2%       3,295    0.3%
  Keys & Locks                         631     0.1%         466     0.0%       1,516     0.1%      1,154    0.1%         759    0.1%
  Laundry/Housekeeping                 981     0.1%         544     0.1%         714     0.1%      2,146    0.2%       2,547    0.2%
  Photo Copier                         290     0.0%         694     0.1%         658     0.1%        301    0.0%         275    0.0%
  Micros Register                    1,659     0.2%       1,744     0.2%         627     0.1%        652    0.1%       1,605    0.1%
  Tools & Supplies                   4,961     0.5%       4,183     0.4%       2,866     0.3%        951    0.1%      14,489    1.2%
  Maintenance and Repairs              595     0.1%       4,567     0.4%       2,946     0.3%      8,637    0.8%       2,982    0.2%
  Contract Labor Repair                  0     0.0%           0     0.0%         665     0.1%        475    0.0%         374    0.0%
                                 -----------------   -------------------  ------------------  -----------------   -----------------
  TOTAL REPAIRS & MAINTENANCE       39,324     4.0%      50,936     4.9%      43,001     3.9%     45,000    4.3%      71,508    5.8%
                                 -----------------   -------------------  ------------------  -----------------   -----------------


                                       For The
                                   12 Months Ended
                                       8-31-96
REVENUE                                (actual)        %

SUPPLIES
     Linen                                 2,710      0.2%
     Bathroom                              6,946      0.5%
     Cleaning                              6,871      0.5%
     Continental Breakfast                23,118      1.8%
     Office                                2,537      0.2%
     Operating                            11,360      0.9%
     Replacements                          5,451      0.4%
     Guest Amenity                        12,674      1.0%
                                      -------------------
         TOTAL SUPPLIES                   71,667      5.6%
                                      -------------------

REPAIRS & MAINTENANCE
  Carpets, Draperies & Furniture           1,698      0.1%
  Landscaping                             20,219      1.6%
  Painting & Wallpaper                       531      0.0%
  Pool                                     1,097      0.1%
  Telephone                                  787      0.1%
  TV Cable & Satellite                     6,328      0.5%
  Pest Control                             1,364      0.1%
  Janitorial                               1,697      0.1%
  Plumbing                                 2,212      0.2%
  Electrical                                 851      0.1%
  Heating Ventilation Cooling                 12      0.0%
  Sign                                       721      0.1%
  Elevator Maintenance                     2,284      0.2%
  Keys & Locks                               731      0.1%
  Laundry/Housekeeping                     3,446      0.3%
  Photo Copier                               364      0.0%
  Micros Register                          2,136      0.2%
  Tools & Supplies                        13,623      1.1%
  Maintenance and Repairs                  3,468      0.3%
  Contract Labor Repair                      128      0.0%
                                      -------------------
  TOTAL REPAIRS & MAINTENANCE             63,697      5.0%
                                      -------------------

SHILO INN - WASHINGTON SQUARE, PORTLAND, OREGON                           PAGE 4
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-95 (actual)



                                    1991                 1992                 1993                1994                1995
REVENUE                           (actual)      %      (actual)      %      (actual)      %     (actual)     %      (actual)     %
OTHER OPERATING EXPENSE
  Sales/Use/Taxes                   (2,317)   -0.2%      (2,764)   -0.3%      (2,710)   -0.2%     (2,577)  -0.2%      (3,445)  -0.3%
  Credit Card Discounts             16,472     1.7%      15,887     1.5%      16,796     1.5%     15,236    1.5%      18,378    1.5%
  Telecheck                          1,386     0.1%       1,110     0.1%       1,488     0.1%      1,318    0.1%         249    0.0%
  Bad Debts                          1,585     0.2%       1,368     0.1%       1,497     0.1%      1,426    0.1%       2,454    0.2%
  Cash Over/Short                      615     0.1%         467     0.0%         788     0.1%     (3,578)  -0.3%       1,224    0.1%
  Administrative Telephone           3,105     0.3%       3,039     0.3%       2,471     0.2%      3,344    0.3%       1,840    0.1%
  Coin-op Laundry Services              92     0.0%         273     0.0%         346     0.0%        268    0.0%         427    0.0%
  Dry Cleaning, Valet                1,454     0.1%       1,616     0.2%       1,180     0.1%        838    0.1%       1,006    0.1%
  Flowers                            1,376     0.1%         437     0.0%          91     0.0%          0    0.0%           0    0.0%
  Video Rentals                      1,171     0.1%         980     0.1%       1,343     0.1%      1,204    0.1%       1,441    0.1%
  Bank Fees                            641     0.1%         808     0.1%         857     0.1%        426    0.0%         911    0.1%
  Equipment Rental                   1,540     0.2%         553     0.1%         755     0.1%        708    0.1%         742    0.1%
  Licenses and Miscellaneous Taxes     852     0.1%         614     0.1%       1,748     0.2%        840    0.1%       1,106    0.1%
  Vehicle Repair & Maintenance         894     0.1%       2,416     0.2%       6,058     0.5%      3,545    0.3%       3,349    0.3%
  Auto & Travel                      1,407     0.1%       1,116     0.1%       1,549     0.1%        664    0.1%       1,303    0.1%
  Business Meals                       246     0.0%         260     0.0%         393     0.0%          0    0.0%         868    0.1%
  Training/Seminars                    742     0.1%         203     0.0%           0     0.0%         53    0.0%          60    0.0%
  Staff Travel Telephone                93     0.0%         112     0.0%          20     0.0%        232    0.0%           8    0.0%
  Miscellaneous - Resale/Services    1,234     0.1%       6,258     0.6%         792     0.1%      1,208    0.1%       2,633    0.2%
  Professional Fees                    525     0.1%         775     0.1%         734     0.1%        659    0.1%         877    0.1%
  Dues & Subscriptions                 835     0.1%         907     0.1%         786     0.1%        500    0.0%         610    0.0%
                                 -----------------   -------------------  ------------------  -----------------   -----------------
   TOTAL OTHER OPERATING
     EXPENSE                        33,948     3.5%      36,435     3.5%      36,982     3.4%     26,314    2.5%      36,041    2.9%
                                 -----------------   -------------------  ------------------  -----------------   -----------------
    TOTAL OPERATING EXPENSE        398,991    40.9%     421,065    40.1%     406,551    36.9%    414,736   40.0%     480,947   38.9%
                                 -----------------   -------------------  ------------------  -----------------   -----------------
    TOTAL OPERATING INCOME         575,714    59.1%     627,876    59.9%     696,258    63.1%    621,672   60.0%     756,650   61.1%
                                 -----------------   -------------------  ------------------  -----------------   -----------------

OTHER EXPENSE
  Insurance                          6,104     0.6%       5,925     0.6%       5,769     0.5%      5,745    0.6%       4,958    0.4%
  Property Tax                      49,122     5.0%      52,734     5.0%      47,163     4.3%     39,295    3.8%      32,540    2.6%
  Land Rent                         38,025     3.9%      43,444     4.1%      41,738     3.8%     47,703    4.6%      50,089    4.0%
  Office Overhead                   48,735     5.0%      52,447     5.0%      55,140     5.0%     51,820    5.0%      61,880    5.0%
                                 -----------------   -------------------  ------------------  -----------------   -----------------
     TOTAL OTHER EXPENSE           141,986    14.6%     154,550    14.7%     149,810    13.6%    144,563   13.9%     149,467   12.1%
                                 -----------------   -------------------  ------------------  -----------------   -----------------
            NET OPERATING INCOME  $433,728    44.5%    $473,326    45.1%    $546,448    49.6%   $477,109   46.0%    $607,183   49.1%
                                 =================   ===================  ==================  =================   =================


                                       For The
                                   12 Months Ended
                                       8-31-96
REVENUE                                (actual)        %

OTHER OPERATING EXPENSE
  Sales/Use/Taxes                         (2,158)    -0.2%
  Credit Card Discounts                   18,444      1.5%
  Telecheck                                  542      0.0%
  Bad Debts                                1,693      0.1%
  Cash Over/Short                            556      0.0%
  Administrative Telephone                 1,112      0.1%
  Coin-op Laundry Services                   568      0.0%
  Dry Cleaning, Valet                        744      0.1%
  Flowers                                      0      0.0%
  Video Rentals                              819      0.1%
  Bank Fees                                  568      0.0%
  Equipment Rental                           546      0.0%
  Licenses and Miscellaneous Taxes           667      0.1%
  Vehicle Repair & Maintenance             2,436      0.2%
  Auto & Travel                              963      0.1%
  Business Meals                             117      0.0%
  Training/Seminars                           46      0.0%
  Staff Travel Telephone                      64      0.0%
  Miscellaneous - Resale/Services          1,258      0.1%
  Professional Fees                          470      0.0%
  Dues & Subscriptions                       221      0.0%
                                      -------------------
    TOTAL OTHER OPERATING
     EXPENSE                              29,676      2.3%
                                      -------------------
     TOTAL OPERATING EXPENSE             486,307     38.3%
                                      -------------------
     TOTAL OPERATING INCOME              784,784     61.7%
                                      -------------------

OTHER EXPENSE
  Insurance                                4,162      0.3%
  Property Tax                            30,108      2.4%
  Land Rent                               51,738      4.1%
  Office Overhead                         63,555      5.0%
                                      -------------------
     TOTAL OTHER EXPENSE                 149,563     11.8%
                                      -------------------
            NET OPERATING INCOME        $635,221     50.0%
                                      ===================

--------------------------------------------------------------------------------
                 -----------------------------------------------
                 RECONSTRUCTED INDUSTRY STANDARDS OPERATING DATA
                 ===============================================
                        TRENDS IN THE HOTEL INDUSTRY 1996
================================================================================

                                     All Limited Service       Average for            Rate Group              Geographic Division
                                                                 Top 25%               Over $50                Mountain/Pacific
------------------------------------------------------------------------------------------------------------------------------------
REVENUES                              % Total  $/Avail. Room  % Total  $/Avail. Room  % Total  $/Avail. Room  % Total  $/Avail. Room
                                      -------  -------------  -------  -------------  -------  -------------  -------  -------------
 Rooms                                  95.5%     $13,057       95.4%     $18,002       95.5%     $16,126       95.1%     $13,000
 Telephone                               2.4%        $331        2.4%        $449        2.4%        $406        2.3%        $313
 Other Income                            2.1%        $280        2.2%        $427        2.1%        $359        2.6%        $355
------------------------------------------------------------------------------------------------------------------------------------
Total Revenue                          100.0%     $13,668      100.0%     $18,878      100.0%     $16,891      100.0%     $13,668

EXPENSES
Departmental Expenses
 Rooms Department                       23.2%      $3,166       20.9%      $3,950       22.0%      $3,721       23.6%      $3,227
 Telephone                               1.5%        $206        1.4%        $256        1.4%        $235        1.4%        $186
Other Departments                        0.6%         $80        0.7%        $139        0.7%        $111        0.5%         $75

Undistributed Operating Expenses
 Administrative & General                9.0%      $1,225        7.8%      $1,463        8.4%      $1,422        8.5%      $1,163
 Franchise Fees                          1.9%        $256        1.4%        $265        1.7%        $292        0.9%        $122
 Marketing                               3.7%        $510        3.7%        $691        4.0%        $669        3.9%        $530
 Property Operations & Maintenance       5.6%        $759        4.5%        $858        4.9%        $835        6.2%        $843
 Energy (Utilties)                       5.0%        $681        3.9%        $744        4.4%        $751        4.6%        $633

Fixed Charges
 Management                              2.8%        $380        3.2%        $597        2.9%        $484        3.1%        $430
 Property Tax & Other Charges            4.0%        $548        4.1%        $773        4.0%        $679        3.5%        $473
 Insurance                               1.1%        $147        1.1%        $203        1.1%        $178        1.2%        $159
------------------------------------------------------------------------------------------------------------------------------------
Total Expenses                          58.4%      $7,958       52.7%      $9,939       55.5%      $9,377       57.4%      $7,841

Net Income Before Reserves              41.6%      $5,710       47.3%      $8,939       44.5%      $7,514       42.6%      $5,827

Percentage Occupancy                    66.9%                   78.1%                   73.5%                   66.8%
Average Daily Rate                     $51.15                  $63.13                  $60.14                  $53.28
------------------------------------------------------------------------------------------------------------------------------------

                              SMITH TRAVEL RESEARCH
                     HOTEL OPERATING STATISTICS 1996 REPORT
================================================================================

LIMITED-SERVICE HIGHLIGHTS

o Limited-service hotels showed strong profitability improvement from 14.6 percent of total revenue in 1994 to 23.0 percent in 1995.

o     Sample Characteristics:

        -   Sample comprised of 1,410 limited-service hotels.

        - Occupancy was slightly lower at 72.7 percent...highest occupancies were in Southeast states.

        - Room Rates increased 1.4 percent to $55.18...highest ADR's were in Middle Atlantic (New York) and Pacific (Hawaii) regions.

        -   RevPAR improved to $40.12.

o Gross operating profit (GOP) (before management fees) improved from 45.2 percent in 1994 to 46.6 percent in 1995...GOP was above 44 percent across all census regions except New England.

o     Higher priced properties generally reported higher GOP and pre-tax income.

o     Total fixed charges (including property taxes and insurance) decreased
      12.5 percent from $3,530 per available room in 1994 to $3,087 in 1995...fixed charges were highest in Mountain and Pacific regions.

o Payroll and related expenses, as a ratio to sales, were higher for West South Central and Pacific region properties...highest labor expense per available room was in Pacific region (Hawaii).

o Expressed as an amount per available room, limited-service profits improved over 12 percent from $3,091 per room in 1994 to $3,474 in 1995 due to GOP enhancements and reduced fixed charges.

o Properties in the Central regions reported the highest pre-tax income ranging from 22.8 percent to 29.4 of total revenue, while properties in New England reported the lowest pre-tax income at 13.0 percent of total revenue.

o Chain-Affiliated properties, with pre-tax income of 23.8 percent, were more profitable than the reporting Independent properties at 10.4 percent.

Limited-Service Hotels--Statements of Operating Income & Expenses - 1995

--------------------------------     -----------------------------------------------------------------------------------------------
                                                                             Geographic Region
--------------------------------     -----------------------------------------------------------------------------------------------
Ratios to Sales                          New     Middle     South   East North  East South  West North  West South
                                       England  Atlantic  Atlantic    Central     Central     Central     Central  Mountain  Pacific
Occupancy                               66.1%     70.8%     75.0%      73.4%       74.7%        72.4%      72.3%      73.3%    68.7%
Average Size of Property (Rooms)         105       112       125        114         114          123        127        124      133
Average Rate                           $52.95    $60.23    $52.66     $53.88      $51.96       $54.46     $53.65     $58.05   $62.93

REVENUE
  Rooms                                 95.1%     95.7%     95.7%      95.9%       96.1%        95.7%      95.3%      95.1%    94.2%
  Food                                    .0        .0        .0         .0          .0           .0         .0         .0       .0
  Beverage                                .0        .0        .0         .0          .0           .0         .0         .0       .0
  Other Food & Beverage                   .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                              2.3       2.3       2.2        2.2         1.8          2.0        1.1        1.6      2.5
  Minor Operated Departments              .6       1.1        .9        1.2          .8          1.1         .5        1.0      1.3
  Rentals & Other Income                 2.0        .9       1.3         .7         1.3          1.3        3.1        2.2      2.1
------------------------------------------------------------------------------------------------------------------------------------
  Total Revenue                        100.0%    100.0%    100.0%     100.0%      100.0%       100.0%     100.0%     100.0%   100.0%

DEPARTMENTAL EXPENSES
  Rooms                                 25.0%     24.9%     25.5%      23.6%       25.7%        27.1%      28.5%      27.2%    28.3%
  Food & Beverage                         .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                             79.4      72.5      96.4       72.7        97.1         86.5       72.2       68.5     59.4
  Other Departmental Expenses             .9        .6        .5         .5          .7           .5         .6         .8      1.1
------------------------------------------------------------------------------------------------------------------------------------
  Total Departmental Expenses           26.5%     26.1%     27.0%      24.7%       27.1%        28.1%      28.6%      27.8%    29.2%
------------------------------------------------------------------------------------------------------------------------------------
  Total Departmental Profit             73.5%     73.9%     73.0%      75.3%       72.9%        71.9%      71.4%      72.2%    70.8%

UNDISTRIBUTED OPERATING EXPENSES
  Administrative & General              12.1%     10.9%     10.0%       9.7%        9.2%         9.4%       8.3%       8.6%     9.4%
  Marketing                              3.7       3.8       4.7        4.6         4.4          5.0        3.5        4.2      4.9
  Franchise Fee                          2.8       2.5       2.0        2.0         2.1          2.0         .9        2.0      1.7
  Energy                                 7.0       6.4       5.7        5.0         4.9          4.6        4.7        4.7      5.0
  Property Operation & Maintenance       5.8       5.2       5.7        5.6         4.8          5.4        3.8        4.6      5.2
------------------------------------------------------------------------------------------------------------------------------------
  Total Undistributed Operating
   Expenses                             31.3%     28.8%     28.1%      26.8%       25.5%        26.4%      21.2%      24.0%    26.0%

  GROSS OPERATING PROFIT                42.2%     45.1%     44.9%      48.5%       47.4%        45.5%      50.2%      48.2%    44.8%

  Management Fees                        2.3%      2.4%      3.2%       2.7%        3.2%         2.5%       3.9%       3.0%     2.8%
------------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE FIXED CHARGES*            39.9%     42.7%     41.7%      45.8%       44.2%        43.0%      46.3%      45.2%    42.0%
  Property Taxes                         4.5%      5.2%      3.1%       4.3%        2.6%         4.4%       3.8%       3.4%     3.2%
  Insurance                               .9        .9       1.0         .9         1.0          1.0        1.1        1.0      1.4
  Reserve For Replacement                 .3       1.1       1.1         .1          .2           .3         .1         .5       .6
------------------------------------------------------------------------------------------------------------------------------------
AMOUNT AVAILABLE FOR DEBT SERVICE
& OTHER FIXED CHARGES                   34.2%     35.5%     36.5%      40.5%       40.4%        37.3%      41.3%      40.3%    36.8%

Total Fixed Charges* (Including
  Property Taxes & Insurance)           26.9%     25.5%     19.3%      19.5%       14.8%        20.2%      18.0%      23.5%    24.9%
------------------------------------------------------------------------------------------------------------------------------------
Pre-Tax Income (Loss)                   13.0%     17.2%     22.4%      26.3%       29.4%        22.8%      28.3%      21.7%    17.1%
====================================================================================================================================
PAYROLL & RELATED EXPENSES
  Rooms                                 17.7%     18.2%     16.9%      15.7%       16.1%        17.7%      19.8%      17.0%    18.7%
  Food                                    .0        .0        .0         .0          .0           .0         .0         .0       .0
  Beverage                                .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                               .0       1.3        .7         .2          .0           .0         .0         .6       .6
  Other Operated Departments              .2        .3        .1         .1          .1           .2         .1         .2       .2
  Administrative & General               4.3       4.3       4.5        4.2         4.0          4.1        4.0        4.4      5.0
  Marketing                              1.7       1.3       1.7        1.6         1.2          1.8        1.9        1.6      1.8
  Property Operations & Maintenance      2.6       2.1       2.5        2.4         2.3          2.3        2.6        2.4      2.6
------------------------------------------------------------------------------------------------------------------------------------
  Total Payroll & Related Expenses      25.6%     25.5%     25.0%      23.4%       23.1%        25.3%      27.5%      24.8%    27.2%

* Total Fixed Charges does not include deductions for Replacements; but does include Depreciation and Amortization, Interest, Rent and Equipment Leases.

Expense ratios to sales for departmental expenses are based on their respective departmental revenues. All other expenses are based on total revenue. Totals may not add due to rounding.

----------------------------------------------   --------------------------------------  ---------------------------
                 Location                                     Price Category                        Size
----------------------------------------------   --------------------------------------  ---------------------------
                                                                                         Under 75  75-125   Over 125
 Urban   Suburban   Airport   Highway   Resort   Upscale   Mid-Price   Economy   Budget    Rooms    Rooms     Rooms
 73.2%     73.6%     74.4%     71.3%     70.8%     76.5%     72.4%      71.9%     69.1%    68.4%    73.1%     73.4%
  150       125       134       109       172       133       123        115       109       57      108       159
$70.88    $58.55    $53.02    $49.40    $61.51    $74.44    $54.25     $47.67    $39.99   $52.05   $51.89    $61.05

 94.2%     95.3%     95.3%     96.1%     92.9%     95.1%     95.0%      96.0%     96.3%    96.2%    95.8%     94.8%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
  2.1       2.3       1.8       1.7       2.0       2.5       1.7        1.8       2.1      2.2      1.9       2.1
  1.4       1.2        .7        .6       1.3       1.6       1.0         .6        .5       .6       .8       1.2
  2.2       1.3       2.2       1.6       3.8        .8       2.3        1.6       1.1       .9      1.4       1.9
--------------------------------------------------------------------------------------------------------------------
100.0%    100.0%    100.0%    100.0%    100.0%    100.0%    100.0%     100.0%    100.0%   100.0%   100.0%    100.0%

 27.3%     25.4%     28.5%     25.9%     28.8%     23.5%     26.9%      26.6%     26.9%    26.2%    25.5%      6.7%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
132.0      68.3      74.3      88.3      86.4      73.8      68.4       91.2      92.9     83.1     83.0      75.2
  1.0        .8        .5        .4       1.4       1.0        .8         .5        .3       .4       .5        .9
--------------------------------------------------------------------------------------------------------------------
 29.5%     26.6%     29.0%     26.8%     29.9%     25.2%     27.5%      27.7%     28.2%    27.5%    26.5%     27.8%
--------------------------------------------------------------------------------------------------------------------
 70.5%     73.4%     71.0%     73.2%     70.1%     74.8%     72.5%      72.3%     71.8%    72.5%    73.5%     72.2%

  9.4%      9.6%      9.4%      9.7%     10.6%      9.2%      9.1%       9.8%     10.9%    13.1%     9.3%      9.1%
  4.7       4.9       4.1       3.8       6.3       5.7       4.2        3.8       3.6      3.7      4.4       4.6
  1.5       2.2       1.7       1.6       1.4       2.1       2.2        1.2       1.9      3.5      1.7       1.7
  4.9       5.2       5.0       5.5       5.3       4.5       4.8        5.4       7.2      6.3      5.2       5.1
  5.2       5.0       4.3       5.6       5.1       4.6       4.2        5.5       7.4      5.2      5.5       4.7
--------------------------------------------------------------------------------------------------------------------
 25.8%     26.8%     24.5%     26.2%     28.7%     26.1%     24.5%      25.8%     30.9%    31.8%    26.1%     25.2%

 44.7%     46.6%     46.5%     47.0%     41.4%     48.7%     48.0%       6.5%      0.9%    40.7%    47.4%     47.0%

  3.3%      3.2%      3.4%      2.7%      3.2%      2.8%      3.8%       2.6%      2.2%     3.4%     2.6%     $3.5%
--------------------------------------------------------------------------------------------------------------------
 41.4%     43.4%     43.1%     44.3%     38.2%     45.9%     44.2%      43.9%     38.7%    37.3%    44.8%     43.5%

  3.9%      3.7%      4.1%      3.6%      2.1%      3.4%      3.4%       3.9%      4.2%     3.7%     3.6%      3.9%
  1.1       1.0       1.0       1.1       1.2       1.0       1.1        1.0       1.1      1.5      1.0       1.0
   .7        .5        .2        .6        .6        .2        .0         .5       1.2      1.5       .5        .4
--------------------------------------------------------------------------------------------------------------------
 35.7%     38.2%     37.8%     39.0%     34.3%     41.3%     39.3%      38.5%     32.2%    30.6%    39.7%     38.2%

 17.6%     22.3%     18.2%     19.8%     20.6%     18.4%     21.7%      19.7%     22.0%    33.3%    18.2%     20.4%
--------------------------------------------------------------------------------------------------------------------
 23.8%     21.1%     24.9%     24.5%     17.6%     27.5%     22.5%      24.2%     16.7%     4.0%    26.6%     23.1%
====================================================================================================================

 17.9%     15.7%     19.7%     18.7%     19.7%     11.9%     18.1%      19.7%     20.8%    18.3%    17.4%     17.2%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
  2.8        .1        .3        .4       5.6        .3        .4        1.2        .0       .0       .3        .9
   .3        .1        .0        .2        .4        .1        .1         .4        .7       .1       .1        .2
  4.0       4.2       4.1       4.6       5.2       3.8       4.0        4.8       4.8      4.9      4.3       4.2
  1.9       1.5       1.9       1.6       3.0       1.5       1.2        2.2       1.7       .3      1.7       2.0
  2.5       2.3       2.4       2.5       2.6       2.1       2.2        2.5       2.8      2.0      2.4       2.5
--------------------------------------------------------------------------------------------------------------------
 25.6%     23.1%     27.2%     26.9%     29.6%     18.8%     24.7%      28.8%     30.0%    24.9%    25.2%     25.2%

                                                                      ----------
                                                                       SPECIAL
                                                                      SUPPLEMENT
                                                                      ----------

================================================================================
TRENDS IN THE HOTEL INDUSTRY
United States Cities 1995 and 1996 Projections
================================================================================

                                         Occupancy                    Average Daily Rate
                                ---------------------------------------------------------------
                                 1994     1995        1996       1994       1995        1996
                                Actual  Estimated   Projected   Actual    Estimated   Projected
                                ---------------------------------------------------------------
South Central Cities
   Austin, TX                    74.4%     76.0%       75.0%    $63.13     $65.50      $68.00
   Baton Rouge, LA               66.4      67.0        67.0      49.78      51.75       54.00
   Birmingham, AL                68.4      68.6        69.0      57.00      59.75       60.75
   Corpus Christi, TX            63.7      67.0        66.0      53.45      55.00       57.00
   Dallas/Fort Worth, TX         68.5      70.0        70.0      72.31      76.00       79.00
   El Paso, TX                   72.8      72.5        73.0      43.76      44.50       46.00
   Houston, TX                   64.3      64.0        65.0      67.32      71.00       74.00
   Jackson, MS                   65.6      65.0        67.0      48.90      49.20       51.00
   Knoxville, TN                 63.4      64.7        65.7      55.38      56.49       57.25
   Little Rock, AR               64.4      61.0        61.5      45.32      48.25       49.00
   Memphis, TN                   70.8      71.0        73.0      63.05      65.95       66.75
   Nashville, TN                 78.0      82.8        84.0      93.32      97.62       99.00
   New Orleans, LA               73.4      73.5        75.0      89.61      92.75       95.00
   Oklahoma City, OK             62.0      66.3        67.5      46.47      49.21       51.00
   San Antonio, TX               71.5      71.0        72.0      69.79      71.75       74.00
   Tulsa, OK                     58.8      59.2        61.0      56.79      58.54       59.00
                               -----------------       ---------------     ------------------
             Subtotal            68.6%     69.3%       70.0%    $69.56     $72.66      $75.28

Mountain and Pacific Cities

   Albuquerque, NM               73.4%     71.3%       73.0%    $63.28     $67.24      $68.00
   Billings, MT                  60.2      60.4        62.0      48.58      49.35       52.00
   Boise, ID                     75.5      75.0        75.0      58.00      62.00       64.00
   Colorado Springs, CO          69.3      69.7        71.2      59.31      62.33       63.75
   Denver, CO                    72.0      74.0        75.0      64.42      69.72       71.00
   Great Falls, MT               60.0      65.2        66.0      48.29      48.02       50.00
   Honolulu, HI                  81.1      80.2        80.5      98.82     105.00      110.00
   Los Angeles, CA               66.3      67.0        68.0      83.05      85.00       88.00
   Orange County, CA             65.5      69.0        70.0      76.50      77.34       80.24
   Phoenix, AZ                   71.4      72.9        73.0      90.13      99.34      100.00
   Portland, OR                  75.0      77.0        75.0      85.00      89.00       92.00
   Sacramento, CA                71.3      70.9        72.0      70.09      74.88       77.00
   Salt Lake City, UT            79.7      78.9        80.0      58.44      62.28       64.75
   San Diego County, CA          67.1      70.0        71.0      77.71      81.00       84.00
   San Francisco, CA             70.1      73.8        75.7     105.92     108.68      112.50
   Santa Fe, NM                  71.2      70.5        71.5     109.21     108.45      109.75
   Scottsdale, AZ                70.9      72.8        73.0     112.76     121.21      123.50
   Seattle, WA                   75.5      77.0        78.0     100.00     104.00      107.00
   Tucson, AZ                    69.2      71.6        72.0      74.25      78.68       79.00

             Subtotal            71.2%     72.5%       73.2%    $84.25     $88.41      $91.19
                               -----------------       ---------------     ------------------
             Total Cities        70.1%     71.3%       72.1%    $83.65     $87.51      $90.64
                               -----------------       ---------------     ------------------
             National Average*   68.9%     70.2%       71.2%    $81.68     $85.24      $88.10

================================================================================

* Average property size: 210 rooms.

================================================================================
TRENDS IN THE HOTEL INDUSTRY

United States First Half 1995 Results

================================================================================

                                                                  Occupancy                          Average Daily Rate
                                                         -----------------------------------------------------------------------
                                                                                 Percent                                Percent
                                                         1995       1994        Variation     1995         1994        Variation
                                                         -----------------------------------------------------------------------

New England and Middle Atlantic States
         Massachusetts                                   68.0%      67.6%           0.6%     $119.02      $112.75         5.6%
         New Hampshire                                   49.4       48.9            1.0        71.24        71.19         0.1
                                                         -----------------------------------------------------------------------
                  Subtotal                               65.0%      64.6%           0.6%     $113.14      $107.65         5.1%

North Central States
         Kansas                                          68.4%      66.8%           2.4%      $65.99       $62.90         4.9%
         Missouri                                        64.9       63.1            2.9        67.47        65.03         3.8
                                                         -----------------------------------------------------------------------
                  Subtotal                               66.3%      64.6%           2.6%      $66.86       $64.15         4.2%

South Atlantic States
         Florida                                         76.2%      72.7%           4.8%      $90.36       $83.47         8.3%
         Georgia                                         69.0       67.0            3.0        67.50        64.25         5.1
         North Carolina                                  65.0       62.3            4.3        63.96        60.12         6.4
         Virginia                                        67.0       65.0            3.1        67.75        65.85         2.9
                                                         -----------------------------------------------------------------------
                  Subtotal                               73.6%      70.5%           4.4%      $83.81       $77.4          7.5%

South Central States
         Alabama                                         66.8%      68.4%          (2.3)%     $51.66       $50.57         2.2%
         Arkansas                                        61.1       63.8           (4.2)       44.39        42.82         3.7
         Louisiana                                       76.5       75.0            2.0        82.97        79.95         3.8
         Mississippi                                     68.5       71.1           (3.7)       52.37        51.86         1.0
         Oklahoma                                        63.3       61.9            2.3        53.39        51.14         4.4
         Tennessee                                       69.7       68.4            1.9        67.11        64.30         4.4
         Texas                                           69.7       69.0            1.0        67.72        63.80         6.1
                                                         -----------------------------------------------------------------------
                  Subtotal                               70.1%      69.4%           1.0%      $68.31       $64.83         5.4%

Mountain and Pacific States
         Arizona                                         78.4%      76.8%           2.1%     $104.29       $96.71         7.8%
         Colorado                                        69.4       68.0            2.1        69.76        65.01         7.3
         Hawaii                                          75.5       76.6           (1.4)      111.28       105.24         5.7
         Montana                                         55.3       55.5           (0.4)       48.58        47.55         2.2
         New Mexico                                      70.7       71.5           (1.1)       70.31        68.41         2.8
         Northern California                             70.8       67.6            4.7        87.51        84.29         3.8
         Oregon                                          64.8       64.1            1.1        73.84        70.98         4.0
         Southern California                             67.4       64.7            4.2        81.75        79.87         2.4
         Utah                                            77.0       76.5            0.7        71.28        67.00         6.4
         Washington                                      67.1       64.6            3.9        76.52        71.92         6.4
         Wyoming                                         54.1       55.6           (2.7)       56.35        54.41         3.6
                                                         -----------------------------------------------------------------------
                  Subtotal                               70.5%      69.1%           2.0%      $88.45       $84.54         4.6%
                                                         -----------------------------------------------------------------------
                  Total States                           70.7%      69.1%           2.3%      $81.62       $77.35         5.5%
                                                         -----------------------------------------------------------------------
                  National Average*                      70.5%      68.9%           2.3%      $85.94       $81.67         5.2%


================================================================================
        * Average property size: 210 rooms.

                                Portland, OR Area
                           JANUARY 1989 SEPTEMBER 1996

SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96

                OCCUPANCY            ROOM RATE             ROOM SUPPLY             ROOM DEMAND              ROOM REVENUE
                ------------------   -------------------   ---------------------   ----------------------   ------------------------
                CURRENT PRIOR %      CURRENT PRIOR  %      CURRENT  PRIOR   %      CURRENT  PRIOR    %      CURRENT   PRIOR     %
YEAR MONTH      YEAR    YEAR  CHNG   YEAR    YEAR   CHNG   YEAR     YEAR    CHNG   YEAR     YEAR     CHNG   YEAR      YEAR      CHNG
---- -----      ----    ----  ----   ----    ----   ----   ----     ----    ----   ----     ----     ----   ----      ----      ----
1990 January    50.8    52.9   -4.0  50.53   48.76   3.6    142073   132463  7.3     72214    70074   3.1    3649066   3416496   6.8
1990 February   57.5    56.5    1.8  52.36   48.45   8.1    129892   123816  4.9     74738    69913   6.9    3913637   3387391  15.5
1990 March      66.4    65.3    1.7  50.11   47.15   6.3    143809   137082  4.9     95515    89516   6.7    4785968   4220680  13.4
1990 April      66.4    64.6    2.8  49.90   49.74    .3    139170   132660  4.9     92443    85675   7.9    4613190   4261117   8.3
1990 May        67.3    68.4   -1.6  51.09   47.33   7.9    143809   137082  4.9     96797    93753   3.2    4945435   4437717  11.4
1990 June       81.4    79.6    2.3  54.30   48.53  11.9    139170   132660  4.9    113352   105578   7.4    6154731   5123233  20.1
1990 July       78.2    79.4   -1.5  53.25   49.46   7.7    143809   137082  4.9    112526   108850   3.4    5992123   5383642  11.3
1990 August     85.0    88.4   -3.8  56.10   51.49   9.0    143809   137082  4.9    122237   121131    .9    6857622   6236997  10.0
1990 September  77.7    75.2    3.3  51.48   48.89   5.3    139170   132660  4.9    108080    99814   8.3    5564442   4879916  14.0
1990 October    65.8    69.9   -5.9  52.67   50.92   3.4    143809   142073  1.2     94603    99281  -4.7    4983009   5055075  -1.4
1990 November   56.3    65.1  -13.5  51.73   51.23   1.0    139770   137490  1.7     78649    89520 -12.1    4068199   4586115 -11.3
1990 December   48.5    49.2   -1.4  52.15   47.89   8.9    144429   142073  1.7     69985    69880    .2    3649618   3346369   9.1
                --------------------------------------------------------------------------------------------------------------------
    TOTAL 1990  66.8    67.9   -1.6  52.32   49.26   6.2   1692719  1624223  4.2   1131139  1102985   2.6   59177040  54334748   8.9

    ROOM SAMPLE PERCENT - 38.7 %           Number of Sample Properties - 12           Number of Census Properties - 49

1991 January    49.9    50.8   -1.8  53.20   50.53   5.3    144429   142073  1.7     72000    72214   -.3    3830518   3649066   5.0
1991 February   57.9    57.5     .7  53.08   52.36   1.4    130452   129892   .4     75561    74738   1.1    4010519   3913637   2.5
1991 March      65.5    66.4   -1.4  50.70   50.11   1.2    144429   143809   .4     94573    95515  -1.0    4795033   4785968    .2
1991 April      74.3    66.4   11.9  52.11   49.90   4.4    139770   139170   .4    103901    92443  12.4    5414310   4613190  17.4
1991 May        68.0    67.3    1.0  51.28   51.09    .4    144429   143809   .4     98208    96797   1.5    5036247   4945435   1.8
1991 June       83.7    81.4    2.8  53.44   54.30  -1.6    139770   139170   .4    117030   113352   3.2    6254128   6154731   1.6
1991 July       81.8    78.2    4.6  55.28   53.25   3.8    145111   143809   .9    118707   112526   5.5    6562617   5992123   9.5
1991 August     89.0    85.0    4.7  56.00   56.10   -.2    145111   143809   .9    129180   122237   5.7    7234533   6857622   5.5
1991 September  74.3    77.7   -4.4  52.40   51.48   1.8    140430   139170   .9    104285   108080  -3.5    5464749   5564442  -1.8
1991 October    60.2    65.8   -8.5  53.92   52.67   2.4    145111   143809   .9     87401    94603  -7.6    4713075   4983009  -5.4
1991 November   54.9    56.3   -2.5  54.64   51.73   5.6    140430   139770   .5     77121    78649  -1.9    4213738   4068199   3.6
1991 December   47.7    48.5   -1.6  51.11   52.15  -2.0    145111   144429   .5     69285    69985  -1.0    3541106   3649618  -3.0
                --------------------------------------------------------------------------------------------------------------------
    TOTAL 1991  67.3    66.8     .7  53.23   52.32   1.7   1704583  1692719   .7   1147252  1131139   1.4   61070573  59177040   3.2

    ROOM SAMPLE PERCENT - 37.0 %           Number of Sample Properties - 13           Number of Census Properties - 50

                                Portland, OR Area
                           JANUARY 1989 SEPTEMBER 1996

SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96

                OCCUPANCY            ROOM RATE             ROOM SUPPLY             ROOM DEMAND              ROOM REVENUE
                ------------------   -------------------   ---------------------   ----------------------   ------------------------
                CURRENT PRIOR %      CURRENT PRIOR  %      CURRENT  PRIOR   %      CURRENT  PRIOR    %      CURRENT   PRIOR     %
YEAR MONTH      YEAR    YEAR  CHNG   YEAR    YEAR   CHNG   YEAR     YEAR    CHNG   YEAR     YEAR     CHNG   YEAR      YEAR      CHNG
---- -----      ----    ----  ----   ----    ----   ----   ----     ----    ----   ----     ----     ----   ----      ----      ----
1992 January    50.1    49.9    .4   52.45   53.20  -1.4    145111   144429   .5     72690    72000   1.0    3812484   3830518    .5
1992 February   52.2    57.9  -9.8   53.33   53.08    .5    131068   130452   .5     68421    75561  -9.4    3648632   4010519  -9.0
1992 March      58.5    65.5 -10.7   51.59   50.70   1.8    145111   144429   .5     84873    94573 -10.3    4378798   4795033  -8.7
1992 April      60.1    74.3 -19.1   52.38   52.11    .5    140430   139770   .5     84348   103901 -18.8    4418492   5414310 -18.4
1992 May        60.9    68.0 -10.4   52.72   51.28   2.8    145111   144429   .5     88365    98208 -10.0    4658948   5036247  -7.5
1992 June       80.4    83.7  -3.9   53.65   53.44    .4    140430   139770   .5    112885   117030  -3.5    6056819   6254128  -3.2
1992 July       79.8    81.8  -2.4   53.65   55.28  -2.9    145111   145111   .0    115778   118707  -2.5    6210966   6562617  -5.4
1992 August     82.9    89.0  -6.9   54.12   56.00  -3.4    145111   145111   .0    120312   129180  -6.9    6511256   7234533 -10.0
1992 September  74.2    74.3   -.1   53.21   52.40   1.5    140430   140430   .0    104151   104285   -.1    5541466   5464749   1.4
1992 October    64.7    60.2   7.5   52.68   53.92  -2.3    147064   145111  1.3     95149    87401   8.9    5012340   4713075   6.3
1992 November   55.7    54.9   1.5   52.44   54.64  -4.0    142320   140430  1.3     79289    77121   2.8    4157992   4213738  -1.3
1992 December   48.1    47.7    .8   51.65   51.11   1.1    147064   145111  1.3     70762    69285   2.1    3655023   3541106   3.2
                --------------------------------------------------------------------------------------------------------------------
    TOTAL 1992  64.0    67.3  -4.9   52.93   53.23   -.6   1714361  1704583   .6   1097023  1147252  -4.4   58063216  61070573  -4.9

    ROOM SAMPLE PERCENT - 33.6 %           Number of Sample Properties - 14           Number of Census Properties - 51

1993 January    47.8    50.1  -4.6   54.62   52.45   4.1    147064   145111  1.3     70333    72690  -3.2    3841727   3812484    .8
1993 February   54.5    52.2   4.4   54.35   53.33   1.9    134652   131068  2.7     73449    68421   7.3    3992123   3648632   9.4
1993 March      61.6    58.5   5.3   54.38   51.59   5.4    149079   145111  2.7     91779    84873   8.1    4990603   4378798  14.0
1993 April      65.2    60.1   8.5   55.15   52.38   5.3    144270   140430  2.7     94047    84348  11.5    5186679   4418492  17.4
1993 May        62.4    60.9   2.5   54.88   52.72   4.1    149079   145111  2.7     93020    88365   5.3    5104996   4658948   9.6
1993 June       71.2    80.4 -11.4   55.81   53.65   4.0    144270   140430  2.7    102712   112885  -9.0    5732547   6056819  -5.4
1993 July       78.2    79.8  -2.0   56.36   53.65   5.1    149079   145111  2.7    116530   115778    .6    6567803   6210966   5.7
1993 August     76.8    82.9  -7.4   57.49   54.12   6.2    149079   145111  2.7    114473   120312  -4.9    6580952   6511256   1.1
1993 September  67.9    74.2  -8.5   55.90   53.21   5.1    144270   140430  2.7     97984   104151  -5.9    5476893   5541466  -1.2
1993 October    60.3    64.7  -6.8   55.12   52.68   4.6    149079   147064  1.4     89843    95149  -5.6    4951881   5012340  -1.2
1993 November   60.5    55.7   8.6   53.26   52.44   1.6    146130   142320  2.7     88349    79289  11.4    4705414   4157992  13.2
1993 December   48.3    48.1    .4   52.40   51.65   1.5    151001   147064  2.7     72896    70762   3.0    3819595   3655023   4.5
                --------------------------------------------------------------------------------------------------------------------
     TOTAL 1993 62.9    64.0  -1.7   55.14   52.93   4.2   1757052  1714361  2.5   1105415  1097023    .8   60951213  58063216   5.0

     ROOM SAMPLE PERCENT - 39.5 %           Number of Sample Properties - 17           Number of Census Properties - 53

                                Portland, OR Area
                           JANUARY 1989 SEPTEMBER 1996

SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96

                OCCUPANCY            ROOM RATE             ROOM SUPPLY             ROOM DEMAND              ROOM REVENUE
                ------------------   -------------------   ---------------------   ----------------------   ------------------------
                CURRENT PRIOR %      CURRENT PRIOR  %      CURRENT  PRIOR   %      CURRENT  PRIOR    %      CURRENT   PRIOR     %
YEAR MONTH      YEAR    YEAR  CHNG   YEAR    YEAR   CHNG   YEAR     YEAR    CHNG   YEAR     YEAR     CHNG   YEAR      YEAR      CHNG
---- -----      ----    ----  ----   ----    ----   ----   ----     ----    ----   ----     ----     ----   ----      ----      ----
1994 January    46.7    47.8  -2.3   53.22   54.62  -2.6    151001   147064  2.7     70505    70333    .2    3752209   3841727  -2.3
1994 February   53.6    54.5  -1.7   54.63   54.35    .5    136388   134652  1.3     73069    73449   -.5    3991980   3992123   -.0
1994 March      59.4    61.6  -3.6   54.63   54.38    .5    151001   149079  1.3     89751    91779  -2.2    4902878   4990603  -1.8
1994 April      62.3    65.2  -4.4   54.88   55.15   -.5    146130   144270  1.3     91074    94047  -3.2    4997915   5186679  -3.6
1994 May        59.6    62.4  -4.5   56.29   54.88   2.6    152272   149079  2.1     90784    93020  -2.4    5109868   5104996    .1
1994 June       74.7    71.2   4.9   59.16   55.81   6.0    147360   144270  2.1    110107   102712   7.2    6513858   5732547  13.6
1994 July       78.2    78.2    .0   59.43   56.36   5.4    152272   149079  2.1    119001   116530   2.1    7072366   6567803   7.7
1994 August     83.3    76.8   8.5   60.86   57.49   5.9    156054   149079  4.7    129943   114473  13.5    7908858   6580952  20.2
1994 September  74.4    67.9   9.6   57.92   55.90   3.6    151020   144270  4.7    112377    97984  14.7    6509137   5476893  18.8
1994 October    68.6    60.3  13.8   56.60   55.12   2.7    156054   149079  4.7    107131    89843  19.2    6063955   4951881  22.5
1994 November   63.2    60.5   4.5   55.58   53.26   4.4    151020   146130  3.3     95501    88349   8.1    5307644   4705414  12.8
1994 December   52.2    48.3   8.1   55.12   52.40   5.2    156054   151001  3.3     81399    72896  11.7    4486618   3819595  17.5
                --------------------------------------------------------------------------------------------------------------------
    TOTAL 1994  64.8    62.9   3.0   56.91   55.14   3.2   1806626  1757052  2.8   1170642  1105415   5.9   66617286  60951213   9.3

    ROOM SAMPLE PERCENT - 39.7 %           Number of Sample Properties - 17           Number of Census Properties . 55

1995 January    52.4    46.7  12.2   58.41   53.22   9.8    156054   151001  3.3     81729    70505  15.9    4773541   3752209  27.2
1995 February   58.6    53.6   9.3   58.78   54.63   7.6    140952   136388  3.3     82531    73069  12.9    4851332   3991980  21.5
1995 March      64.5    59.4   8.6   59.35   54.63   8.6    156054   151001  3.3    100659    89751  12.2    5974289   4902878  21.9
1995 April      62.6    62.3    .5   59.53   54.88   8.5    151020   146130  3.3     94614    91074   3.9    5632778   4997915  12.7
1995 May        66.7    59.6  11.9   60.34   56.29   7.2    156054   152272  2.5    104105    90784  14.7    6281219   5109868  22.9
1995 June       77.6    74.7   3.9   62.06   59.16   4.9    151020   147360  2.5    117266   110107   6.5    7277521   6513858  11.7
1995 July       80.5    78.2   2.9   62.97   59.43   6.0    156054   152272  2.5    125664   119001   5.6    7912989   7072366  11.9
1995 August     85.4    83.3   2.5   64.66   60.86   6.2    156054   156054   .0    133236   129943   2.5    8615120   7908858   8.9
1995 September  74.7    74.4    .4   62.50   57.92   7.9    151020   151020   .0    112842   112377    .4    7053084   6509137   8.4
1995 October    70.0    68.6   2.0   63.33   56.60  11.9    156054   156054   .0    109283   107131   2.0    6920448   6063955  14.1
1995 November   59.9    63.2  -5.2   62.29   55.58  12.1    151020   151020   .0     90491    95501  -5.2    5636675   5307644   6.2
1995 December   56.2    52.2   7.7   61.81   55.12  12.1    156054   156054   .0     87678    81399   7.7    5418973   4486618  20.8
                --------------------------------------------------------------------------------------------------------------------
    TOTAL 1995  67.5    64.8   4.2   61.57   56.91   8.2   1837410  1806626  1.7   1240098  1170642   5.9   76347969  66617286  14.6

    ROOM SAMPLE PERCENT - 41.8 %           Number of Sample Properties - 18           Number of Census Properties - 55

                              Washington East Area
                           JANUARY 1989 SEPTEMBER 1996

SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96

                OCCUPANCY            ROOM RATE             ROOM SUPPLY             ROOM DEMAND              ROOM REVENUE
                ------------------   -------------------   ---------------------   ----------------------   ------------------------
                CURRENT PRIOR %      CURRENT PRIOR  %      CURRENT  PRIOR   %      CURRENT  PRIOR    %      CURRENT   PRIOR     %
YEAR MONTH      YEAR    YEAR  CHNG   YEAR    YEAR   CHNG   YEAR     YEAR    CHNG   YEAR     YEAR     CHNG   YEAR      YEAR      CHNG
---- -----      ----    ----  ----   ----    ----   ----   ----     ----    ----   ----     ----     ----   ----      ----      ----
1996 January    37.7    43.1 -12.5   50.45   47.95   5.2    298220   288889  3.2    112327   124535  -9.8    5667023   5971689  -5.1
1996 February   46.7    49.8  -6.2   50.43   48.48   4.0    269360   262696  2.5    125719   130777  -3.9    6339607   6339614   -.0
1996 March      55.3    61.3  -9.8   49.60   48.93   1.4    299863   290842  3.1    165907   178368  -7.0    8228935   8726711  -5.7
1996 April      57.7    63.6  -9.3   50.39   49.19   2.4    290190   281460  3.1    167376   178998  -6.5    8434454   8805043  -4.2
1996 May        62.3    72.0 -13.5   53.12   51.59   3.0    299863   296577  1.1    186817   213593 -12.5    9924479  11019888  -9.9
1996 June       70.3    76.1  -7.6   54.85   53.82   1.9    290190   287010  1.1    204001   218410  -6.6   11188942  11754390  -4.8
1996 July       68.7    73.7  -6.8   55.61   54.20   2.6    300483   296577  1.3    206452   218456  -5.5   11480981  11839670  -3.0
1996 August     70.4    77.8  -9.5   56.10   54.55   2.8    305133   296577  2.9    214704   230710  -6.9   12044982  12584463  -4.3
1996 September  67.5    75.6 -10.7   53.27   53.68   -.8    297390   288600  3.0    200625   218227  -8.1   10686731  11714000  -8.8
                --------------------------------------------------------------------------------------------------------------------
    TOTAL 1996  59.8    66.1  -9.5   53.03   51.84   2.3   2650692  2589228  2.4   1583928  1712074  -7.5   83996134  88755468  -5.4

    ROOM SAMPLE PERCENT - 34.7 %           Number of Sample Properties - 41           Number of Census Properties - 54

    SOURCE: SMITH TRAVEL RESEARCH - The information contained in this report is based upon independent surveys and research from sources considered reliable but no representation is made as to its completeness or accuracy. This information is in no way to be construed as a recommendation by Smith
                                    Travel Research of any industry standard and is intended solely for the internal purposes of your company and should not be published in any manner unless authorized by Smith
                                    Travel Research.

                                Portland, OR Area
                           JANUARY 1989 SEPTEMBER 1996

SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96

                OCCUPANCY            ROOM RATE             ROOM SUPPLY             ROOM DEMAND              ROOM REVENUE
                ------------------   -------------------   ---------------------   ----------------------   ------------------------
                CURRENT PRIOR %      CURRENT PRIOR  %      CURRENT  PRIOR   %      CURRENT  PRIOR    %      CURRENT   PRIOR     %
YEAR MONTH      YEAR    YEAR  CHNG   YEAR    YEAR   CHNG   YEAR     YEAR    CHNG   YEAR     YEAR     CHNG   YEAR      YEAR      CHNG
---- -----      ----    ----  ----   ----    ----   ----   ----     ----    ----   ----     ----     ----   ----      ----      ----
1996 January    51.4    52.4  -1.9   63.07   58.41   8.0    156054   156054   .0    80262    81729   -1.8    5062444   4773541   6.1
1996 February   63.0    58.6   7.5   61.64   58.78   4.9    140952   140952   .0    88828    82531    7.6    5475382   4851332  12.9
1996 March      68.8    64.5   6.7   62.81   59.35   5.8    156054   156054   .0   107329   100659    6.6    6741775   5974289  12.8
1996 April      66.1    62.6   5.6   64.88   59.53   9.0    154320   151020  2.2   102080    94614    7.9    6623387   5632778  17.6
1996 May        69.1    66.7   3.6   65.91   60.34   9.2    159464   156054  2.2   110120   104105    5.8    7258174   6281219  15.6
1996 June       76.6    77.6  -1.3   66.71   62.06   7.5    154320   151020  2.2   118186   117266     .8    7883960   7277521   8.3
1996 July       81.1    80.5    .7   70.29   62.97  11.6    165664   156054  6.2   134336   125664    6.9    9442163   7912989  19.3
1996 August     85.3    85.4  - .1   68.96   64.66   6.7    165664   156054  6.2   141234   133236    6.0    9740108   8615120  13.1
1996 September  69.5    74.7  -7.0   66.67   62.50   6.7    163440   151020  8.2   113563   112842     .6    7570869   7053084   7.3
                --------------------------------------------------------------------------------------------------------------------
    TOTAL 1996  70.3    69.3   1.4   66.07   61.27   7.8   1415932  1374282  3.0   995938   952646    4.5   65798262  58371873  12.7

    ROOM SAMPLE PERCENT - 37.2 %           Number of Sample Properties - 17           Number of Census Properties - 59

    SOURCE: SMITH TRAVEL RESEARCH - The information contained in this report is based upon independent surveys and research from sources considered reliable but no representation is made as to its completeness or accuracy. This information is in no way to be construed as a recommendation by Smith
                                    Travel Research of any industry standard and is intended solely for the internal purposes of your company and should not be published in any manner unless authorized by Smith
                                    Travel Research.

                         LIST OF PROPERTIES INCLUDED IN

                                Portland, OR Area
                                                                11/07/96 Page: 1


                                                                    Zip
STR CODE  Name of Establishment            City                 ST  Code   Telephone       YEAR
--------  ------------------------------   -------------------  --  -----  --------------  ----
   17602  GREENWOOD INN                    BEAVERTON            OR  97005  (503) 643-7444
   22913  SATELLITE MOTEL                  BEAVERTON            OR  97005  (503) 646-2155  8004
    3353  VAL U MOTOR INN                  BEAVERTON            OR  97005  (503) 646-4131
   10276  RAMADA BEAVERTON                 BEAVERTON            OR  97005  (503) 643-9100
   17603  PEPPER TREE MOTOR INN            BEAVERTON            OR  97005  (503) 641-7477
   29792  EXECUTIVE INN AT THE LAKE        BEAVERTON            OR  97006  (503) 645-2640  8600
   33271  FAIRFIELD INN HILLSBORO          BEAVERTON            OR  97006                  9613
   22896  AMERICAN MOTOR INN               ALOHA                OR  97006  (503) 649-8591
   25749  COURTYARD PORTLAND/BEAVERTON     BEAVERTON            OR  97008  (503) 641-3200  8902
   33051  COMFORT INN CANBY                CANBY                OR  97013  (503) 266-5400  8605
   23115  MONARCH MOTOR HOTEL              CLACKAMAS            OR  97015  (503) 652-1515
   25860  HAMPTON INN PORTLAND             CLACKAMAS            OR  97015  (503) 655-0062  9609
   31855  CLACKAMAS INN                    CLACKAMAS            OR  97015  (503) 650-5340
    3377  BEST WESTERN SUNNYSIDE INN       CLACKAMAS            OR  97015  (503) 652-1500  8000
   22467  DAYS INN PORTLAND/SOUTH          CLACKAMAS            OR  97015  (503) 654-1699
   22964  RED FOX MOTEL                    ESTACADA             OR  97023  (503) 630-4243
   13075  MT HOOD INN                      GOVERNMENT CAMP      OR  97028  (503) 272-3205  9002
   17710  TIMBERLINE LODGE                 TIMBERLINE           OR  97028  (503) 231-5400
   29255  PHOENIX INN                      LAKE OSWEGO          OR  97035  (503) 624-7400  9311
    5303  RESIDENCE INN PORTLAND SOUTH     LAKE OSWEGO          OR  97035  (503) 684-2603  8412
    3376  BEST WESTERN SHERWOOD INN MOTE   LAKE OSWEGO          OR  97035  (503) 620-2980  7200
   26993  CROWNE PLAZA PORTLAND/LAKE OSW   LAKE OSWEGO          OR  97035  (503) 624-8400  8910
   17729  VALU INN                         OREGON CITY          OR  97045  (503) 655-7141
   33190  BEST WESTERN SANDY INN           SANDY                OR  97055  (503) 668-7100  9607
   32848  CENTURY HOTEL                    TUALATIN             OR  97062  (503) 692-3600
   17744  SWEETBRIAR INN                   TUALATIN             OR  97062  (503) 692-5800
   23159  RESORT AT THE MOUNTAIN           WELCHES              OR  97067  (503) 622-3101
    8998  SNOOZ INN                        WILSONVILLE          OR  97070  (503) 682-2333  6800
   29025  COMFORT INN WILSONVILLE          WILSONVILLE          OR  97070  (503) 682-9000  9210
   23453  SUPER 8 PORTLAND/WILSONVILLE     WILSONVILLE          OR  97070  (503) 682-2088  8512
   13102  MOTEL ORLEANS WILSONVILLE        WILSONVILLE          OR  97070  (503) 682-3184  8706
   10279  BURNS WEST MOTEL                 WILSONVILLE          OR  97070  (503) 682-2123
     434  HOLIDAY INN PORTLAND I-5 S       WILSONVILLE          OR  97070  (503) 682-2211
   19114  BEST WESTERN WILLIAMETTE INN     WILSONVILLE          OR  97070  (503) 682-2288  3612
   30131  TRAVELODGE FOREST GROVE          FOREST GROVE         OR  97116  (503) 357-9000  9405
   27755  FOREST GROVE INN                 FOREST GROVE         OR  97116  (503) 357-9700  9011
   17661  DUNES                            HILLSBORO            OR  97123  (503) 648-8991
   17662  PARK DUNES MOTEL                 HILLSBORO            OR  97123  (503) 640 4791

                                                  RESPONSE REPORT                Report #: Res-14
                                                  -----1995------ ---------------1996----------------
STR CODE  Name of Establishment            ROOMS  SEP OCT NOV DEC JAN FEB MAR APR MAY JUN JUL AUG SEP
--------  ------------------------------   -----  --------------- -----------------------------------
   17602  GREENWOOD INN                     253
   22913  SATELLITE MOTEL                    48    X   X   X   X   X   X   X   X   X   X   X       X
    3353  VAL U MOTOR INN                    62
   10276  RAMADA BEAVERTON                  143    X   X   X   X   X   X   X   X   X   X   X   X   X
   17603  PEPPER TREE MOTOR INN              75
   29792  EXECUTIVE INN AT THE LAKE          98
   33271  FAIRFIELD INN HILLSBORO           105
   22896  AMERICAN MOTOR INN                 50
   25749  COURTYARD PORTLAND/BEAVERTON      149    X   X   X   X   X   X   X   X   X   X   X   X   X
   33051  COMFORT INN CANBY                  35                                X   X   X   X   X   X
   23115  MONARCH MOTOR HOTEL               193
   25860  HAMPTON INN PORTLAND              104    X   X   X   X   X                               X
   31855  CLACKAMAS INN                     105
    3377  BEST WESTERN SUNNYSIDE INN        141
   22467  DAYS INN PORTLAND/SOUTH           110    X   X   X   X   X   X   X   X   X   X   X   X   X
   22964  RED FOX MOTEL                      35
   13075  MT HOOD INN                        56
   17710  TIMBERLINE LODGE                   60
   29255  PHOENIX INN                        62
    5303  RESIDENCE INN PORTLAND SOUTH      112    X   X   X   X   X   X   X   X   X   X   X   X   X
    3376  BEST WESTERN SHERWOOD INN MOTE    101    X   X   X   X   X   X   X
   26993  CROWNE PLAZA PORTLAND/LAKE OSW    161    X   X   X   X   X   X   X   X   X   X   X   X   X
   17729  VALU INN                          120
   33190  BEST WESTERN SANDY INN             45
   32848  CENTURY HOTEL                      40
   17744  SWEETBRIAR INN                     98
   23159  RESORT AT THE MOUNTAIN            160    X   X   X   X   X   X
    8998  SNOOZ INN                          57
   29025  COMFORT INN WILSONVILLE            63    X   X   X   X   X   X   X   X   X   X
   23453  SUPER 8 PORTLAND/WILSONVILLE       72
   13102  MOTEL ORLEANS WILSONVILLE          78
   10279  BURNS WEST MOTEL                   74
     434  HOLIDAY INN PORTLAND I-5 S        166    X   X   X   X   X   X   X   X   X   X   X   X   X
   19114  BEST WESTERN WILLIAMETTE INN       63
   30131  TRAVELODGE FOREST GROVE            41    X   X   X   X                       X   X   X   X
   27755  FOREST GROVE INN                   20
   17661  DUNES                              40
   17662  PARK DUNES MOTEL                   60

                         LIST OF PROPERTIES INCLUDED IN

                                Portland, OR Area
                                                                11/07/96 Page: 2


                                                                    Zip
STR CODE  Name of Establishment            City                 ST  Code   Telephone       YEAR
--------  ------------------------------   -------------------  --  -----  --------------  ----
   22998  BEST WESTERN HALLMARK INN        HILLSBORO            OR  97124  (503) 648-3500  8500
   30166  RESIDENCE INN PORTLAND WEST      HILLSBORO            OR  97124  (503) 531-3200  9408
   31730  COURTYARD HILLSBORO              HILLSBORO            OR  97124  (503) 690-1800  9607
   17702  SAFARI MOTOR INN                 MC MINNVILLE         OR  97128  (503) 472-5187
   17701  PAROGON MOTEL                    MC MINNVILLE         OR  97128  (503) 472-9493
   29644  BEST WESTERN VINEYARD INN        MC MINNVILLE         OR  97128  (503) 472-4900  9302
   12676  SHILO INN NEWBERG                NEWBERG              OR  97132  (503) 537-0303
   23061  TOWNE & COUNTRY MOTEL            NEWBERG              OR  97132  (503) 538-2800
   23164  FLYING M RANCH                   YAMHILL              OR  97148  (503) 662-3222
   17749  WAYSIDE MOTOR INN                PORTLAND             OR  97223  (503) 245-6421
   11195  SHILO INN TIGARD/WASHINGION SQ   TIGARD               OR  97223  (503) 620-4320  8400
   26183  EMBASSY SUITES PORTLAND/TIGARD   TIGARD               OR  97223  (503) 644-4000  8701
   31864  PHOENIX INN/WASHINGION SQ        TIGARD               OR  97223  (503) 624-9000
   17748  DAYS INN TIGARD                  TIGARD               OR  97223  (503) 246-8451
   32586  COURTYARD TIGARD                 TIGARD               OR  97224  (503) 684-7900  9604
    5947  MOTEL 6 PORTLAND/TIGARD EAST     TIGARD               OR  97224  (503) 684-0760
    6529  MOTEL 6 PORTLAND                 TIGARD               OR  97224  (503) 620-2066
   23117  QUALITY TIGARD                   TIGARD               OR  97224  (503) 620-3460
    3378  BEST WESTERN CHATEAU 290         TIGARD               OR  97224  (503) 620-2030  7400
   17743  LAMPLIGHTER MOTEL                PORTLAND             OR  97225  (503) 297-2211
   10275  SHILO INN PORTLAND/BEAVERTON     PORTLAND             OR  97225  (503) 297-2551
   23150  ECONO LODGE MILWAUKIE/PORTLAND   MILWAUKIE            OR  97267  (503) 654-2222  9107

                                                  RESPONSE REPORT                Report #: Res-14
                                                  -----1995------ ---------------1996----------------
STR CODE  Name of Establishment            ROOMS  SEP OCT NOV DEC JAN FEB MAR APR MAY JUN JUL AUG SEP
--------  ------------------------------   -----  --------------- -----------------------------------
   22998  BEST WESTERN HALLMARK INN         123
   30166  RESIDENCE INN PORTLAND WEST       122    X   X   X   X   X   X   X   X   X   X   X   X   X
   31730  COURTYARD HILLSBORO               155                                            X
   17702  SAFARI MOTOR INN                   90
   17701  PAROGON MOTEL                      55
   29644  BEST WESTERN VINEYARD INN          65
   12676  SHILO INN NEWBERG                  60
   23061  TOWNE & COUNTRY MOTEL              21
   23164  FLYING M RANCH                     35
   17749  WAYSIDE MOTOR INN                 117
   11195  SHILO INN TIGARD/WASHINGION SQ     77
   26183  EMBASSY SUITES PORTLAND/TIGARD    354    X   X   X   X   X   X   X   X   X   X   X   X   X
   31864  PHOENIX INN/WASHINGION SQ          56
   17748  DAYS INN TIGARD                    51    X   X   X   X   X   X   X   X   X   X   X   X   X
   32586  COURTYARD TIGARD                  110                                X   X   X   X   X   X
    5947  MOTEL 6 PORTLAND/TIGARD EAST       80    X   X   X   X   X   X   X   X   X   X   X   X   X
    6529  MOTEL 6 PORTLAND                  117    X   X   X   X   X   X   X   X   X   X   X   X   X
   23117  QUALITY TIGARD                    122    X   X           X   X   X   X   X   X   X   X   X
    3378  BEST WESTERN CHATEAU 290           68
   17743  LAMPLIGHTER MOTEL                  56
   10275  SHILO INN PORTLAND/BEAVERTON      142
   23150  ECONO LODGE MILWAUKIE/PORTLAND     22    X   X   X   X       X   X   X   X   X   X   X   X
                                           ----
                                           5553    X - Denotes data received by Smith Travel Research.

================================================================================

LIMITED-SERVICE HOTELS
Performance in 1995
================================================================================

Since the proliferation of all the new limited-service chains in the mid-1980s, this hotel segment has been viewed extremely favorably. For hotel guests, new limited-service hotels offered a guest room that was frequently superior to existing full-service hotels at one-half to two-thirds the price. For hotel managers, the properties were simple to operate. For the hotel ownership and financial community, limited-service properties represented high profit margins with a lesser degree of financial risk.

After ten years of being the darling child of the industry, however, it appears that limited-service hotels have not only matured in the marketplace, but are beginning to show some signs of fatigue. For the first time since 1984, the limited-service hotel segment achieved the lowest occupancy of any property type surveyed in Trends in the Hotel Industry.

Realistically, all this means is that the limited-service hotel segment is not enjoying the upside of the industry resurgence to the same degree as the other types of hotels. Limited-service properties still achieved an aggregate occupancy just shy of 70 percent, and their average room rates rose 5.9 percent, second highest of all segments. In addition, an average operating profit margin of 41.8 percent still make these properties the most fiscally efficient.

                             LIMITED-SERVICE HOTELS

                                   Market Mix

    [THE FOLLOWING TABLE WAS DEPICTED AS A PIE CHART IN THE PRINTED MATERIAL]

                              ----------------------
                               Convention      0.4%

                               Conference      1.9%

                               Other           0.5%

                               Business       45.8%

                               Tourists       51.4%
                              ----------------------

However, a degree of caution needs to be raised. The vast majority of new hotel construction (measured in number of properties) is still occurring in this segment. In several suburban markets in the United States, we have seen localized pockets of overdevelopment causing significant declines in market occupancies. This should not be construed as a blanket condemnation of all limited-service hotel development, but it should be a warning to examine the individual merits of each proposed project. Even with low development costs and high profit margins, automatic success is not as sure as it has been in the past. With increasing competition, time has proven that the need to maintain a quality facility and offer good service is crucial in determining the success of a limited-service operation.

================================================================================

================================================================================
                                                  LIMITED-SERVICE HOTELS -- 1995
                                                        Ratios to Total Revenues
                                                                Figure Number 14
================================================================================

                                                                                         Rate Groups
                                                                              ---------------------------------
                                                        All         Average                $35.00
                                                  Limited-Service     for       Under        to          Over
                                                       Hotels       Top 25%*    $35.00     $50.00       $50.00
                                                  -------------------------------------------------------------
Revenues:
   Rooms                                                95.5%        95.4%       94.4%      95.7%        95.5%
   Telephone                                             2.4          2.4         2.6        2.4          2.4
   Other Operated Departments                            0.8          0.9         1.3        0.7          0.8
   Rentals and Other Income                              1.2          1.3         1.6        1.2          1.3
                                                  -------------------------------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%     100.0%       100.0%

Departmental Costs and Expenses:
   Rooms                                                23.2%        20.9%       28.3%      24.3%        22.0%
   Telephone                                             1.5          1.4         2.1        1.6          1.4
   Other Operated Departments                            0.6          0.7         0.6        0.5          0.7
                                                  -------------------------------------------------------------
     Total Costs and Expenses                           25.3%        23.0%       31.0%      26.4%        24.1%
                                                  -------------------------------------------------------------
   Total Operated Departmental Income                   74.7%        77.0%       69.0%      73.6%        75.9%

Undistributed Operating Expenses:**
   Administrative and General                            9.0%         7.8%       11.2%       9.5%         8.4%
   Franchise Fees                                        1.9          1.4         1.7        2.1          1.7
   Marketing and Guest Entertainment                     3.7          3.7         4.5        3.3          4.0
   Property Operation and Maintenance                    5.6          4.5        10.3        6.0          4.9
   Energy Costs                                          5.0          3.9         7.6        5.5          4.4
   Other Unallocated Operated Departments                --           --          --         --           --
                                                  -------------------------------------------------------------
     Total Undistributed Expenses                       25.1%        21.3%       35.3%      26.5%        23.5%
                                                  -------------------------------------------------------------
   Income before Fixed Charges                          49.6%        55.7%       33.7%      47.1 %       52.4%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       2.8%         3.2%        3.1%       2.6%         2.9%
   Property Taxes and Other Municipal Charges            4.0          4.1         3.5        4.0          4.0
   Insurance on Buildings and Contents                   1.1          1.1         1.2        1.1          1.1
                                                  -------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                     7.8%         8.3%        7.8%       7.7%         7.9%
                                                  -------------------------------------------------------------
Income before Other Fixed Charges***                    41.8%        47.3%       25.9%      39.4%        44.5%
                                                  =============================================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%     100.0%       100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                13.3%        11.7%       17.5%      14.2%        12.4%
   Payroll Taxes and Employee Benefits                   3.5          3.4         4.0        3.4          3.5
                                                  -------------------------------------------------------------
     Subtotal                                           16.8%        15.1%       21.5%      17.6%        15.9%
   Laundry, Linen, and Guest Supplies                    1.6          1.2         3.3        1.8          1.3
   Commissions and Reservation Expenses                  1.6          1.6         1.0        1.4          1.7
   Complimentary Food and/or Beverage Expenses           1.7          1.6         0.6        1.8          1.7
   All Other Expenses                                    2.7          2.5         3.6        2.7          2.6
                                                  -------------------------------------------------------------
     Total Rooms Expense                                24.4%        22.0%       30.0%      25.3%        23.2%
                                                  -------------------------------------------------------------
   Rooms Departmental Income                            75.6%        78.0%       70.0%      74.7%        76.8%
                                                  =============================================================
Percentage of Occupancy                                 69.9%        78.1%       64.3%      67.3%        73.5%
Average Daily Rate per Occupied Room                   $51.15       $63.13      $31.31     $44.34       $60.14
Average Size (Rooms)                                     107          111          98        100          116

================================================================================

  * Average for top 25% based on Income per Available Room before Other Fixed Charges.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
LIMITED-SERVICE HOTELS -- 1995
Ratios to Total Revenues
Figure Number 14 (Continued)
================================================================================

                                                                        Geographic Divisions
                                                  -------------------------------------------------------------
                                                    New England                                        Mountain
                                                        and          North      South       South         and
                                                  Middle Atlantic   Central    Atlantic    Central      Pacific
                                                  -------------------------------------------------------------
Revenues:
   Rooms                                                94.3%        95.4%       94.8%      96.9%        95.1%
   Telephone                                             3.0          2.7         2.7        2.0          2.3
   Other Operated Departments                            1.5          0.4         1.2        0.3          0.9
   Rentals and Other Income                              1.2          1.5         1.3        0.7          1.7
                                                  -------------------------------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%     100.0%       100.0%

Departmental Costs and Expenses:
   Rooms                                                26.6%        23.1%       22.6%      22.2%        23.6%
   Telephone                                             1.7          1.5         1.7        1.4          1.4
   Other Operated Departments                            1.3          0.3         0.9        0.3          0.5
                                                  -------------------------------------------------------------
     Total Costs and Expenses                           29.6%        24.9%       25.2%      23.8%        25.5%
                                                  -------------------------------------------------------------
   Total Operated Departmental Income                   70.4%        75.1%       74.8%      76.2%        74.5%

Undistributed Operating Expenses:**
   Administrative and General                           10.2%         8.7%        9.8%       8.4%         8.5%
   Franchise Fees                                        2.9          2.8         2.6        1.2          0.9
   Marketing and Guest Entertainment                     4.5          3.9         4.3        2.8          3.9
   Property Operation and Maintenance                    5.7          5.0         5.6        5.3          6.2
   Energy Costs                                          6.0          4.7         5.4        4.7          4.6
   Other Unallocated Operated Departments                0.1          --          --         --           --
                                                  -------------------------------------------------------------
     Total Undistributed Expenses                       29.4%        25.1%       27.9%      22.3%        24.1%
                                                  -------------------------------------------------------------
   Income before Fixed Charges                          40.9%        50.0%       46.9%      53.8 %       50.4%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       3.5%         4.2%        2.9%       1.4%         3.1%
   Property Taxes and Other Municipal Charges            5.5          4.7         3.6        3.9          3.5
   Insurance on Buildings and Contents                   0.7          0.7         1.1        1.3          1.2
                                                  -------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                     9.6%         9.6%        7.6%       6.6%         7.8%
                                                  -------------------------------------------------------------
Income before Other Fixed Charges***                    31.3%        40.4%       39.3%      47.2%        42.6%
                                                  =============================================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%     100.0%       100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                15.6%        13.6%       12.9%      12.3%        13.8%
   Payroll Taxes and Employee Benefits                   4.7          2.4         3.1        3.8          3.7
                                                  -------------------------------------------------------------
     Subtotal                                           20.3%        16.0%       16.0%      16.1%        17.5%
   Laundry, Linen, and Guest Supplies                    1.6          2.0         1.7        0.9          1.9
   Commissions and Reservation Expenses                  2.1          1.8         1.8        1.0          1.6
   Complimentary Food and/or Beverage Expenses           1.3          2.0         1.7        1.8          1.4
   All Other Expenses                                    3.0          2.4         2.6        3.0          2.4
                                                  -------------------------------------------------------------
     Total Rooms Expense                                28.3%        24.2%       23.8%      22.8%        24.8%
                                                  -------------------------------------------------------------
   Rooms Departmental Income                            71.7%        75.8%       76.2%      77.2%        75.2%
                                                  =============================================================
Percentage of Occupancy                                 69.0%        71.6%       70.9%      71.0%        66.8%
Average Daily Rate per Occupied Room                   $58.94       $49.83      $48.92     $49.93       $53.28
Average Size (Rooms)                                     116           80         123        122           96

================================================================================

 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
                                                  LIMITED-SERVICE HOTELS -- 1995
                                                        Ratios to Total Revenues
                                                    Figure Number 14 (Continued)
================================================================================

                                                      Property Size Classifications
                                                  -------------------------------------
                                                       Under        75 to        Over
                                                        75           150         150
                                                       Rooms        Rooms       Rooms
                                                  -------------------------------------
Revenues:
   Rooms                                                96.0%        95.9%       93.9%
   Telephone                                             2.6          2.3         2.6
   Other Operated Departments                            0.3          0.7         1.7
   Rentals and Other Income                              1.1          1.1         1.9
                                                  -------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%

Departmental Costs and Expenses:
   Rooms                                                22.1%        23.0%       24.5%
   Telephone                                             1.6          1.5         1.6
   Other Operated Departments                            0.2          0.5         1.2
                                                  -------------------------------------
     Total Costs and Expenses                           23.8%        25.0%       27.3%
                                                  -------------------------------------
   Total Operated Departmental Income                   76.2%        75.0%       72.7%

Undistributed Operating Expenses:**
   Administrative and General                            8.3%         9.0%        9.3%
   Franchise Fees                                        2.6          1.7         1.9
   Marketing and Guest Entertainment                     3.7          3.6         4.3
   Property Operation and Maintenance                    5.5          5.5         5.7
   Energy Costs                                          4.6          5.0         5.2
   Other Unallocated Operated Departments                --           --          --
                                                  -------------------------------------
     Total Undistributed Expenses                       24.7%        24.9%       26.5%
                                                  -------------------------------------
   Income before Fixed Charges                          51.5%        50.2%       46.2%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       6.2%         2.2%        2.5%
   Property Taxes and Other Municipal Charges            3.8          4.0         4.1
   Insurance on Buildings and Contents                   0.6          1.1         1.3
                                                  -------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                    10.6%         7.3%        8.0%
                                                  -------------------------------------
Income before Other Fixed Charges***                    40.9%        42.9%       38.2%
                                                  =====================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                13.0%        13.1%       14.3%
   Payroll Taxes and Employee Benefits                   2.1          3.5         4.3
                                                  -------------------------------------
     Subtotal                                           15.1%        16.6%       18.6%
   Laundry, Linen, and Guest Supplies                    2.6          1.4         1.5
   Commissions and Reservation Expenses                  1.6          1.5         1.8
   Complimentary Food and/or Beverage Expenses           1.6          1.8         1.1
   All Other Expenses                                    2.1          2.7         3.1
                                                  -------------------------------------
     Total Rooms Expense                                23.0%        24.0%       26.1%
                                                  -------------------------------------
   Rooms Departmental Income                            77.0%        76.0%       73.9%
                                                  =====================================
Percentage of Occupancy                                 69.0%        70.2%       69.9%
Average Daily Rate per Occupied Room                   $47.93       $50.46      $56.90
Average Size (Rooms)                                      54          118         186

================================================================================

 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

================================================================================
LIMITED-SERVICE HOTELS -- 1995 vs. 1994
Summary -- Dollars per Available Room
Figure Number 15
================================================================================

                                                    All Limited-Service              Average for
                                                           Hotels                      Top 25%*
                                                  -------------------------   ----------------------
                                                                  Compared                 Compared
                                                       1995       with 1994      1995      with 1994
                                                  --------------------------------------------------
Revenues:
   Rooms                                            $ 13,057          6.7%   $ 18,002          7.3%
   Telephone                                             331          4.0         449          4.1
   Other Operated Departments                            110          9.6         178        (12.0)
   Rentals and Other Income                              170         17.4         249         30.1
                                                  --------------------------------------------------
     Total Revenues                                 $ 13,669          6.8%   $ 18,878          7.2%

Departmental Costs and Expenses:
   Rooms                                            $  3,166          4.5%   $  3,950          3.4%
   Telephone                                             206          7.3         256          9.0
   Other Operated Departments                             80         34.5         139         27.9
                                                  --------------------------------------------------
     Total Costs and Expenses                       $  3,452          5.2%   $  4,345          4.4%
                                                  --------------------------------------------------
   Total Operated Departmental Income               $ 10,216          7.3%   $ 14,532          8.1%

Undistributed Operating Expenses:**
   Administrative and General                       $  1,225          8.4%   $  1,463          8.7%
   Franchise Fees                                        256         10.7         265         (4.6)
   Marketing and Guest Entertainment                     510          5.3         691          8.1
   Property Operation and Maintenance                    759          5.8         858          3.4
   Energy Costs                                          681         (3.2)        744         (3.5)
   Other Unallocated Operated Departments                  3          N/C         --           --
                                                  --------------------------------------------------
     Total Undistributed Expenses                   $  3,435          5.1%   $  4,021          4.1%
                                                  --------------------------------------------------
   Income before Fixed Charges                      $  6,782          8.4%   $ 10,511          9.8%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                  $    380        (24.0)%  $    597        (22.6)%
   Property Taxes and Other Municipal Charges            545          2.8         773          4.5
   Insurance on Buildings and Contents                   147         (3.2)        203          6.6
                                                  --------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                $  1,072         (9.3)%  $  1,573         (7.5)%
                                                  --------------------------------------------------
Income before Other Fixed Charges***                $  5,710         12.5%   $  8,938         13.5%
                                                  ==================================================

Rooms Department:
   Rooms Net Revenue                                $ 13,057          6.7%   $ 18,002          7.3%

Departmental Expenses:
   Salaries and Wages including Vacation            $  1,735          2.5%   $  2,107          1.5%
   Payroll Taxes and Employee Benefits                   456         (2.2)        606         (1.1)
                                                  --------------------------------------------------
     Subtotal                                       $  2,191          1.5%   $  2,713          0.9%
   Laundry, Linen, and Guest Supplies                    203        (13.3)        211        (20.1)
   Commissions and Reservation Expenses                  203          8.3         289          0.8
   Complimentary Food and/or Beverage Expenses           219         12.7         287          6.7
   All Other Expenses                                    350         38.1         450         45.0
                                                  --------------------------------------------------
     Total Rooms Expense                            $  3,166          4.5%   $  3,950          3.4%
                                                  --------------------------------------------------
   Rooms Departmental Income                        $  9,891          7.4%   $ 14,052          8.4%
                                                  ==================================================
Percentage of Occupancy                                 69.9%         0.8%       78.1%         0.8%
Average Daily Rate per Occupied Room                $   51.15         5.9%   $   63.13         6.4%
Average Size (Rooms)                                     107         (0.2)%       111          0.1%

================================================================================

N/C - Data not comparable.
  * Average for top 25% based on Income per Available Room before Other Fixed Charges.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
                                         LIMITED-SERVICE HOTELS -- 1995 vs. 1994
                                           Summary -- Dollars per Available Room
                                                    Figure Number 15 (Continued)
================================================================================

                                                                                               Rate Groups
                                                  ---------------------------------------------------------------------------
                                                        Under $35.00           $35.00 to $50.00             Over $50.00
                                                  -------------------------  -----------------------  -----------------------
                                                                  Compared                 Compared                 Compared
                                                       1995       with 1994     1995       with 1994     1995       with 1994
                                                  ---------------------------------------------------------------------------
Revenues:
1  Rooms                                            $  7,353          3.6%   $ 10,895          6.8%   $ 16,126          6.7%
2  Telephone                                             206         (2.2)        277          3.3         406          5.0
3  Other Operated Departments                            105          N/C          79         43.1         142         (7.0)
4  Rentals and Other Income                              123        (10.8)        132         11.1         217         25.1
                                                  ---------------------------------------------------------------------------
5    Total Revenues                                 $  7,788          3.8%   $ 11,384          7.0%   $ 16,891          6.8%

Departmental Costs and Expenses:
6  Rooms                                            $  2,202          8.5%   $  2,766          5.0%   $  3,721          3.8%
7  Telephone                                             166         (1.2)        184          6.6         235          8.8
8  Other Operated Departments                             46         (1.2)         55          N/C         111         30.2
                                                  ---------------------------------------------------------------------------
9    Total Costs and Expenses                       $  2,414          7.5%   $  3,005          5.7%   $  4,067          4.7%
                                                  ---------------------------------------------------------------------------
10 Total Operated Departmental Income               $  5,374          2.2%   $  8,379          7.4%   $ 12,824          7.5%

Undistributed Operating Expenses:**
11 Administrative and General                       $    875          7.9%   $  1,084          7.5%   $  1,422          9.2%
12 Franchise Fees                                        130          3.7         240         19.9         292          4.2
13 Marketing and Guest Entertainment                     351         (0.3)        379          5.4         669          5.6
14 Property Operation and Maintenance                    802         18.1         680          6.1         835          4.1
15 Energy Costs                                          589         (9.3)        626         (3.7)        751         (2.1)
16 Other Unallocated Operated Departments                 --          --            3          N/C           4          N/C
                                                  ---------------------------------------------------------------------------
17   Total Undistributed Expenses                   $  2,748          5.0%   $  3,013          5.3%   $  3,972          4.9%
                                                  ---------------------------------------------------------------------------
18 Income before Fixed Charges                      $  2,626         (0.6)%  $  5,366          8.7%   $  8,851          8.6%

Management Fees, Property Taxes, and Insurance:**
19 Management Fees                                  $    244          2.2%   $    300        (25.6)%  $    484        (24.4)%
20 Property Taxes and Other Municipal Charges            275        (10.2)        457          3.5         675          3.2
21 Insurance on Buildings and Contents                    90        (21.9)        124         (6.4)        178          1.0
                                                  ---------------------------------------------------------------------------
22   Total Management Fees, Property Taxes,
       and Insurance                                $    609         (7.7)%  $    881         (9.8)%  $  1,337         (9.1)%
                                                  ---------------------------------------------------------------------------
23 Income before Other Fixed Charges***             $  2,017          1.7%   $  4,485         13.3%   $  7,514         12.5%
                                                  ===========================================================================

Rooms Department:
24 Rooms Net Revenue                                $  7,353          3.6%   $ 10,895          6.8%   $ 16,126          6.7%

Departmental Expenses:
25 Salaries and Wages including Vacation            $  1,285          4.9%   $  1,548          2.8%   $  1,995          2.0%
26 Payroll Taxes and Employee Benefits                   296          6.6         369         (4.9)        568         (0.9)
                                                  ---------------------------------------------------------------------------
27   Subtotal                                       $  1,581          5.3%   $  1,917          1.2%   $  2,563          1.4%
28 Laundry, Linen, and Guest Supplies                    241         17.1         197         (7.9)        204        (21.5)
29 Commissions and Reservation Expenses                   74         12.5         158         13.5         269          5.2
30 Complimentary Food and/or Beverage Expenses            45         22.6         196         18.5         267          8.3
31 All Other Expenses                                    261         18.8         298         35.3         417         42.2
                                                  ---------------------------------------------------------------------------
32   Total Rooms Expense                            $  2,202          8.5%   $  2,766          5.1%   $  3,720          3.8%
                                                  ---------------------------------------------------------------------------
33 Rooms Departmental Income                        $  5,151          1.6%   $  8,129          7.5%   $ 12,406          7.7%
                                                  ===========================================================================
34 Percentage of Occupancy                              64.3%         2.2%       67.3%         1.1%       73.5%         0.3%
35 Average Daily Rate per Occupied Room             $   31.31         1.3%   $   44.34         5.7%   $   60.14         6.4%
36 Average Size (Rooms)                                   98         (0.6)%       100         (0.2)%       116         (0.2)%

================================================================================

N/C - Data not comparable.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
LIMITED-SERVICE HOTELS -- 1995 vs. 1994
Summary -- Dollars per Available Room
Figure Number 15 (Continued)
================================================================================

                                                         Geographic Divisions
   -----------------------------------------------------------------------------------------------------------------------------
         New England                   North                    South                    South                  Mountain
     and Middle Atlantic              Central                  Atlantic                 Central                and Pacific
   -------------------------  -----------------------  -----------------------  -----------------------  -----------------------
                   Compared                 Compared                 Compared                 Compared                 Compared
        1995       with 1994     1995       with 1994     1995       with 1994     1995       with 1994     1995       with 1994
   -----------------------------------------------------------------------------------------------------------------------------

1    $ 14,851          6.3%   $ 13,018          6.6%   $ 12,651         11.2%   $ 12,943          4.1%   $ 13,000          5.9%
2         465          0.1         369          8.1         355         13.6         270         (1.9)        313          0.1
3         240         34.0          58         36.6         166         33.3          46         (0.2)        122        (21.2)
4         191         16.7         200         20.3         178         15.9          95          5.0         233         24.8
   -----------------------------------------------------------------------------------------------------------------------------
5    $ 15,747          6.6%   $ 13,645          6.9%   $ 13,350         11.5%   $ 13,354          4.0%   $ 13,668          5.8%


6    $  4,191          5.1%   $  3,148          4.8%   $  3,019          6.8%   $  2,958          3.1%   $  3,227          3.8%
7         264         (5.3)        204          1.6         230          8.2         188         15.3         186          8.2
8         209         46.4          42          N/C         118         33.4          38          N/C          75          9.6
   -----------------------------------------------------------------------------------------------------------------------------
9    $  4,664          5.8%   $  3,394          5.1%   $  3,367          7.6%   $  3,185          4.1%   $  3,488          4.2%
   -----------------------------------------------------------------------------------------------------------------------------
10   $ 11,083          6.9%   $ 10,252          7.5%   $  9,984         12.9%   $ 10,169          4.0%   $ 10,180          6.3%


11   $  1,611          8.0%   $  1,187          5.6%   $  1,311         10.7%   $  1,118         10.4%   $  1,163          5.8%
12        463          4.3         384          6.8         353         12.8         160         10.7         122         24.0
13        715        (13.0)        537         10.0         575          4.2         372         13.8         530          7.3
14        894          3.6         679         (0.3)        754          8.2         702          2.7         843         11.7
15        945         (0.2)        645         (1.9)        725          1.2         627         (3.5)        633         (9.7)
16          8        (40.1)        --           --            6          --            4          --          --           --
   -----------------------------------------------------------------------------------------------------------------------------
17   $  4,636          1.2%   $  3,432          3.7%   $  3,724          7.6%   $  2,983          5.9%   $  3,290          4.6%
   -----------------------------------------------------------------------------------------------------------------------------
18   $  6,447         11.5%   $  6,820          9.6%   $  6,260         16.4%   $  7,186          3.2%   $  6,889          7.1%


19   $    544         15.2%   $    569         (3.5)%  $    387         (8.4)%  $    192          N/C    $    430        (20.4)%
20        863         15.3         640          2.6         476          0.3         518          0.3%        473          2.1
21        107        (39.2)         98        (13.6)        146         (6.4)        174         22.2         159         (9.4)
   -----------------------------------------------------------------------------------------------------------------------------
22   $  1,514          8.4%   $  1,307         (1.5)%  $  1,009         (4.1)%  $    884        (23.3)%  $  1,062         (9.9)%
   -----------------------------------------------------------------------------------------------------------------------------
23   $  4,933         12.4%   $  5,513         12.6%   $  5,251         21.3%   $  6,302          8.4%   $  5,828         11.0%
   =============================================================================================================================


24   $ 14,851          6.3%   $ 13,018          6.6%   $ 12,651         11.2%   $ 12,943          4.1%   $ 13,000          5.9%


25   $  2,317          2.8%   $  1,770          5.8%   $  1,637          3.0%   $  1,590          0.6%   $  1,790          2.1%
26        693          6.8         317        (12.3)        397          1.6         488         (3.2)        480         (3.0)
   -----------------------------------------------------------------------------------------------------------------------------
27   $  3,010          3.7%   $  2,087          2.6%   $  2,034          2.7%   $  2,078         (0.4)%  $  2,270          1.0%
28        237         (8.1)        260          2.9         215        (12.2)        120        (38.7)        247         (2.0)
29        306         (4.2)        234          1.0         224         15.9         136          8.3         211         14.2
30        199         48.4         260          8.6         211         24.8         234          4.2         187          8.5
31        440         18.1         307         25.7         334         39.6         389          N/C         311         24.3
   -----------------------------------------------------------------------------------------------------------------------------
32   $  4,192          5.1%   $  3,148          4.8%   $  3,018          6.8%   $  2,957          3.0%   $  3,226          3.8%
   -----------------------------------------------------------------------------------------------------------------------------
33   $ 10,659          6.8%   $  9,870          7.2%   $  9,633         12.6%   $  9,986          4.5%   $  9,774          6.7%
   =============================================================================================================================
27       69.0%         1.3%       71.6%         0.2%       70.9%         3.7%       71.0%        (1.2)%      66.8%         0.6%
28   $   58.94         5.0%   $   49.83         6.4%   $   48.92         7.2%   $   49.93         5.4%   $   53.28         5.3%
29        116         (1.0)%        80          --          123         (0.2)%       122         (0.3)%        96         (0.1)%

================================================================================

                                                                     (Continued)

================================================================================
                                         LIMITED-SERVICE HOTELS -- 1995 vs. 1994
                                           Summary -- Dollars per Available Room
                                                    Figure Number 15 (Continued)
================================================================================

                                                                         Property Size Classifications
                                                  ---------------------------------------------------------------------------
                                                             Under                  75 to 150                   Over
                                                           75 Rooms                   Rooms                  150 Rooms
                                                  -------------------------  -----------------------  -----------------------
                                                                  Compared                 Compared                 Compared
                                                       1995       with 1994     1995       with 1994     1995       with 1994
                                                  ---------------------------------------------------------------------------
Revenues:
   Rooms                                            $ 12,072          5.1%   $ 12,931          6.8%   $ 14,450          7.2%
   Telephone                                             330         10.5         316          3.2         399          2.6
   Other Operated Departments                             38         (7.5)         89          2.7         259         24.9
   Rentals and Other Income                              137         42.5         150         19.3         286          5.8
                                                  ---------------------------------------------------------------------------
     Total Revenues                                 $ 12,577          5.5%   $ 13,486          6.9%   $ 15,394          7.3%

Departmental Costs and Expenses:
   Rooms                                            $  2,779          2.7%   $  3,103          5.1%   $  3,770          3.9%
   Telephone                                             195         (0.2)        199          9.3         246          6.0
   Other Operated Departments                             25         28.6          65          N/C         191         16.2
                                                  ---------------------------------------------------------------------------
     Total Costs and Expenses                       $  2,999          2.7%   $  3,368          5.9%   $  4,206          4.6%
                                                  ---------------------------------------------------------------------------
   Total Operated Departmental Income               $  9,578          6.4%   $ 10,118          7.2%   $ 11,187          8.4%

Undistributed Operating Expenses:**
   Administrative and General                       $  1,038          6.4%   $  1,213          8.8%   $  1,437          8.3%
   Franchise Fees                                        332         10.1         232         14.5         297         (0.2)
   Marketing and Guest Entertainment                     465         (0.7)        485          7.8         656          1.6
   Property Operation and Maintenance                    692          7.3         745          5.6         878          5.5
   Energy Costs                                          576        (10.7)        673         (2.9)        803          0.8
   Other Unallocated Operated Departments                 --          N/C           4          N/C           4          --
                                                  ---------------------------------------------------------------------------
     Total Undistributed Expenses                   $  3,102          2.2%   $  3,352          5.8%   $  4,075          4.5%
                                                  ---------------------------------------------------------------------------
   Income before Fixed Charges                      $  6,476          8.5%   $  6,766          7.8%   $  7,112         10.7%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                  $    775          6.5%   $    299        (33.3)%  $    388        (26.8)%
   Property Taxes and Other Municipal Charges            473          0.1         539          3.0         634          4.0
   Insurance on Buildings and Contents                    81        (40.5)        146         (1.2)        206         14.1
                                                  ---------------------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                $  1,330         (0.6)%  $    984        (12.1)%  $  1,228         (7.0)%
                                                  ---------------------------------------------------------------------------
   Income before Other Fixed Charges***             $  5,146         11.1%   $  5,782         12.2%   $  5,884         15.3%
                                                  ===========================================================================

Rooms Department:
   Rooms Net Revenue                                $ 12,072          5.1%   $ 12,931          6.8%   $ 14,450          7.2%

Departmental Expenses:
   Salaries and Wages including Vacation            $  1,572          3.0%   $  1,691          2.7%   $  2,066          1.6%
   Payroll Taxes and Employee Benefits                   254        (14.3)        458         (2.3)        618          3.4
                                                  ---------------------------------------------------------------------------
     Subtotal $                                     $  1,826          0.2%   $  2,149          1.5%   $  2,684          2.0%
   Laundry, Linen, and Guest Supplies                    320         21.1         176        (20.7)        217        (16.4)
   Commissions and Reservation Expenses                  192         12.2         191         10.9         264         (1.1)
   Complimentary Food and/or Beverage Expenses           194          9.9         237         13.6         163          9.8
   All Other Expenses                                    247         (8.8)        349         49.1         442         37.8
                                                  ---------------------------------------------------------------------------
     Total Rooms Expense                            $  2,779          2.7%   $  3,102          5.0%   $  3,770          3.9%
                                                  ---------------------------------------------------------------------------
   Rooms Departmental Income                        $  9,293          5.8%   $  9,829          7.4%   $ 10,680          8.4%
                                                  ===========================================================================
   Percentage of Occupancy                              69.0%         0.1%       70.2%         0.7%       69.6%         1.8%
   Average Daily Rate per Occupied Room             $   47.93         5.0%   $   50.46         6.2%   $   56.90         5.3%
   Average Size (Rooms)                                   54         (0.1)%       118         (0.2)%       186         (0.2)%

================================================================================

N/C - Data not comparable.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.